As filed with the Securities and Exchange Commission on November 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	23-2077801
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Additional Registrants

(See Table of Additional Registrants on next page)

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARC D. MILLER

President and Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

WARREN J. NIMETZ, ESQ.

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 318-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
ABS LINCS KY, LLC	Virginia	61-1267294
ABS LINCS SC, Inc.	South Carolina	57-0840074
ABS LINCS VA, Inc.	Virginia	54-1782162
Aiken Regional Medical Centers, LLC	South Carolina	23-2791808
Alliance Health Center, Inc.	Mississippi	64-0777521
Alternative Behavioral Services, Inc.	Virginia	54-1757063
Ascend Health Corporation	Delaware	80-0109304
Atlantic Shores Hospital, LLC	Delaware	20-3788069
AZ Holding 4, LLC	Arizona	83-4517050
Beach 77, LP	Delaware	20-3078353
Behavioral Health Management, LLC	Delaware	27-2849780
Behavioral Health Realty, LLC	Delaware	27-2849723
Behavioral Healthcare LLC	Delaware	62-1516830
Benchmark Behavioral Health System, Inc.	Utah	93-0893928
BHC Alhambra Hospital, Inc.	Tennessee	62-1658521
BHC Belmont Pines Hospital, Inc.	Tennessee	62-1658523
BHC Fairfax Hospital, Inc.	Tennessee	62-1658528
BHC Fox Run Hospital, Inc.	Tennessee	62-1658531
BHC Fremont Hospital, Inc.	Tennessee	62-1658532
BHC Health Services of Nevada, Inc.	Nevada	88-0300031
BHC Heritage Oaks Hospital, Inc.	Tennessee	62-1658494
BHC Holdings, Inc.	Delaware	92-0189593
BHC Intermountain Hospital, Inc.	Tennessee	62-1658493
BHC Mesilla Valley Hospital, LLC	Delaware	20-2612295
BHC Montevista Hospital, Inc.	Nevada	88-0299907
BHC Northwest Psychiatric Hospital, LLC	Delaware	20-0085660
BHC Of Indiana, General Partnership	Tennessee	62-1780700
BHC Pinnacle Pointe Hospital, LLC	Tennessee	62-1658502
BHC Properties, LLC	Tennessee	62-1660875
BHC Sierra Vista Hospital, Inc.	Tennessee	62-1658512
BHC Streamwood Hospital, Inc.	Tennessee	62-1658515
Bloomington Meadows, General Partnership	Tennessee	35-1858510
Brentwood Acquisition—Shreveport, Inc.	Delaware	20-0474854
Brentwood Acquisition, Inc.	Tennessee	20-0773985
Brynn Marr Hospital, Inc.	North Carolina	56-1317433
Calvary Center, Inc.	Delaware	20-0380961
Canyon Ridge Hospital, Inc.	California	20-2935031
CAT Realty, LLC	Delaware	45-2538395
CAT Seattle, LLC	Delaware	45-2538281
CCS/Lansing, Inc.	Michigan	62-1681824
Cedar Springs Hospital, Inc.	Delaware	74-3081810
Children’s Comprehensive Services, Inc.	Tennessee	62-1240866
Columbus Hospital Partners, LLC	Tennessee	62-1664739
Coral Shores Behavioral Health, LLC	Delaware	46-3794548
Cumberland Hospital Partners, LLC	Delaware	26-1871761
Cumberland Hospital, LLC	Virginia	02-0567575
Del Amo Hospital, Inc.	California	23-2646424
DHP 2131 K St, LLC	Delaware	45-2919095
Diamond Grove Center, LLC	Delaware	20-4537541

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
District Hospital Partners, L.P.	District of Columbia	23-2896725
DVH Hospital Alliance LLC	Delaware	81-2660258
Emerald Coast Behavioral Hospital, LLC	Delaware	27-0720873
Fannin Management Services, LLC	Texas	32-0456095
First Hospital Corporation of Virginia Beach	Virginia	54-1414205
Forest View Psychiatric Hospital, Inc.	Michigan	23-2285657
Fort Duncan Medical Center, L.P.	Delaware	23-3044530
Fort Lauderdale Hospital, Inc.	Florida	20-1021229
FRN, INC.	Delaware	32-0229751
Frontline Behavioral Health, Inc.	Delaware	72-1539453
Frontline Hospital, LLC	Delaware	72-1539530
Frontline Residential Treatment Center, LLC	Delaware	72-1539254
Garfield Park Hospital, LLC	Illinois	46-0775763
Great Plains Hospital, Inc.	Missouri	43-1328523
Gulf Coast Treatment Center, Inc.	Florida	56-1341134
Gulph Mills Associates, LLC	Pennsylvania	45-5358222
H. C. Corporation	Alabama	63-0870528
H.C. Partnership	Alabama	63-0862148
Harbor Point Behavioral Health Center, Inc.	Virginia	54-1465094
Havenwyck Hospital, Inc.	Michigan	38-2409580
HHC Augusta, Inc.	Georgia	20-3854156
HHC Delaware, Inc.	Delaware	20-3854210
HHC Indiana, Inc.	Indiana	20-0768028
HHC Ohio, Inc.	Ohio	20-1870446
HHC Pennsylvania, LLC	Delaware	20-5353753
HHC Poplar Springs, LLC	Virginia	20-0959684
HHC River Park, Inc.	West Virginia	20-2652863
HHC South Carolina, Inc.	South Carolina	20-3854241
HHC St. Simons, Inc.	Georgia	20-3854107
Hickory Trail Hospital, L.P.	Delaware	20-4976326
Holly Hill Hospital, LLC	Tennessee	62-1692189
Horizon Health Austin, Inc.	Texas	20-8706107
Horizon Health Corporation	Delaware	75-2293354
Horizon Health Hospital Services, LLC	Delaware	20-3798133
Horizon Mental Health Management, LLC	Texas	36-3709746
HSA Hill Crest Corporation	Alabama	95-3900761
Hughes Center, LLC	Virginia	20-8711062
Independence Physician Management, LLC	Delaware	45-5296314
Keys Group Holdings LLC	Delaware	62-1863023
Keystone Continuum, LLC	Tennessee	48-1274107
Keystone Education And Youth Services, LLC	Tennessee	62-1842126
Keystone Marion, LLC	Virginia	74-3108285
Keystone Memphis, LLC	Tennessee	62-1837606
Keystone Newport News, LLC	Virginia	32-0066225
Keystone NPS LLC	California	68-0520286
Keystone Richland Center LLC	Ohio	48-1274207
Keystone WSNC, L.L.C.	North Carolina	20-1943356
Keystone/CCS Partners LLC	Delaware	73-1657607
Kids Behavioral Health of Utah, Inc.	Utah	62-1681825
Kingwood Pines Hospital, LLC	Texas	73-1726285
KMI Acquisition, LLC	Delaware	20-5048153

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
La Amistad Residential Treatment Center, LLC	Florida	58-1791069
Lancaster Hospital Corporation	California	95-3565954
Laurel Oaks Behavioral Health Center, Inc.	Delaware	52-2090040
Lebanon Hospital Partners, LLC	Tennessee	62-1664738
Liberty Point Behavioral Healthcare, LLC	Delaware	20-1989730
Manatee Memorial Hospital, L.P.	Delaware	23-2798290
Mayhill Behavioral Health, LLC	Texas	27-4126263
McAllen Hospitals, L.P.	Delaware	23-3069260
McAllen Medical Center, Inc.	Delaware	23-3069210
Meridell Achievement Center, Inc.	Texas	74-1655289
Merion Building Management, Inc.	Delaware	23-2309517
Michigan Psychiatric Services, Inc.	Michigan	38-2423002
Millwood Hospital, L.P.	Texas	20-1021264
Milwaukee Behavioral Health, LLC	Wisconsin	83-1464210
Neuro Institute of Austin, L.P.	Texas	56-2274069
North Spring Behavioral Healthcare, Inc.	Tennessee	20-1215130
Northern Indiana Partners, LLC	Tennessee	62-1664737
Northwest Texas Healthcare System, Inc.	Texas	23-2238976
Oak Plains Academy Of Tennessee, Inc.	Tennessee	62-1725123
Ocala Behavioral Health, LLC	Delaware	32-0235544
Palm Point Behavioral Health, LLC	Florida	47-1584533
Palmetto Behavioral Health Holdings, LLC	Delaware	22-3600673
Palmetto Behavioral Health System, L.L.C.	South Carolina	57-1101379
Palmetto Lowcountry Behavioral Health, L.L.C.	South Carolina	57-1101380
Park Healthcare Company	Tennessee	62-1166882
Pasteur Healthcare Properties, LLC	Delaware	86-1734170
Pendleton Methodist Hospital, L.L.C.	Delaware	75-3128254
Pennsylvania Clinical Schools, Inc.	Pennsylvania	62-1735966
Premier Behavioral Solutions Of Florida, Inc.	Delaware	65-0816927
Premier Behavioral Solutions, Inc.	Delaware	63-0857352
PSJ Acquisition, LLC	North Dakota	26-4314533
Psychiatric Realty, LLC	Delaware	20-8364925
Psychiatric Solutions Hospitals, LLC	Delaware	62-1658476
Psychiatric Solutions Of Virginia, Inc.	Tennessee	62-1732340
Psychiatric Solutions, Inc.	Delaware	23-2491707
Ramsay Managed Care, LLC	Delaware	72-1249464
Ramsay Youth Services of Georgia, Inc.	Delaware	35-2174803
Ridge Outpatient Counseling, L.L.C.	Kentucky	25-1872645
River Oaks, Inc.	Louisiana	72-0687735
Riveredge Hospital Holdings, Inc.	Delaware	22-3682759
Riverside Medical Clinic Patient Services, L.L.C.	California	33-0848805
Rolling Hills Hospital, LLC	Tennessee	20-5566098
RR Recovery, LLC	Delaware	26-0269878
Salt Lake Behavioral Health, LLC	Delaware	27-1365684
Salt Lake Psychiatric Realty, LLC	Delaware	26-2885163
Samson Properties, LLC	Florida	59-3653863
Schick Shadel Of Florida, LLC	Florida	38-3925621
Shadow Mountain Behavioral Health System, LLC	Delaware	43-2001465
SHC-KPH, LP	Texas	73-1726290
Southeastern Hospital Corporation	Tennessee	62-1606554
SP Behavioral, LLC	Florida	20-5202539

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Sparks Family Hospital, Inc.	Nevada	88-0159958
Springfield Hospital, Inc.	Delaware	26-0388272
Stonington Behavioral Health, Inc.	Delaware	20-0687971
Summit Oaks Hospital, Inc.	New Jersey	20-1021210
Sunstone Behavioral Health, LLC	Tennessee	80-0051894
TBD Acquisition II, LLC	Delaware	82-2306092
TBD Acquisition, LLC	Delaware	20-5048087
TBJ Behavioral Center, LLC	Delaware	20-4865566
Temecula Valley Hospital, Inc.	California	46-1246570
Temple Behavioral Healthcare Hospital, Inc.	Texas	83-2014977
Tennessee Clinical Schools, LLC	Tennessee	62-1715237
Texas Cypress Creek Hospital, L.P.	Texas	62-1864266
Texas Hospital Holdings, Inc.	Delaware	62-1871091
Texas Laurel Ridge Hospital, L.P.	Texas	43-2002326
Texas Oaks Psychiatric Hospital, L.P.	Texas	84-1618661
Texas San Marcos Treatment Center, L.P.	Texas	43-2002231
Texas West Oaks Hospital, L.P.	Texas	62-1864265
The Arbour, Inc.	Massachusetts	23-2238962
The Bridgeway, LLC	Arkansas	23-2238973
The National Deaf Academy, LLC	Florida	59-3653865
Three Rivers Behavioral Health, LLC	South Carolina	571106645
Three Rivers Healthcare Group, LLC	South Carolina	20-3842446
Toledo Holding Co., LLC	Delaware	27-0607591
Turning Point Care Center, LLC	Georgia	58-1534607
Two Rivers Psychiatric Hospital, Inc.	Delaware	23-2279129
UBH of Oregon, LLC	Delaware	26-2343447
UBH of Phoenix Realty, LLC	Delaware	27-0355691
UBH of Phoenix, LLC	Delaware	27-0355566
UHP, LP	Delaware	20-3078922
UHS Capitol Acquisition, LLC	Delaware	88-2396608
UHS Children Services, Inc.	Delaware	20-3577381
UHS Funding, LLC	Delaware	84-2891450
UHS Holding Company, Inc.	Nevada	23-2367472
UHS Kentucky Holdings, L.L.C.	Delaware	20-5396036
UHS Midwest Behavioral Health, LLC	Delaware	83-2409085
UHS of Anchor, L.P.	Delaware	23-3044975
UHS of Benton, LLC	Delaware	20-0930981
UHS of Bowling Green, LLC	Delaware	20-0931121
UHS of Centennial Peaks, L.L.C.	Delaware	26-3973154
UHS of Cornerstone Holdings, Inc.	Delaware	20-3184635
UHS of Cornerstone, Inc.	Delaware	20-3184613
UHS of D.C., Inc.	Delaware	23-2896723
UHS of Delaware, Inc.	Delaware	23-2369986
UHS of Denver, Inc.	Delaware	20-5227927
UHS of Dover, L.L.C.	Delaware	20-5093162
UHS of Doylestown, L.L.C.	Delaware	20-8179692
UHS of Fairmount, Inc.	Delaware	23-3044432
UHS of Fuller, Inc.	Massachusetts	23-2801395
UHS of Georgia Holdings, Inc.	Delaware	23-3044428
UHS of Georgia, Inc.	Delaware	23-3044429
UHS of Greenville, LLC	Delaware	23-3044427

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
UHS of Hampton, Inc	New Jersey	23-2985430
UHS of Hartgrove, Inc.	Illinois	23-2983574
UHS of Lakeside, LLC	Delaware	23-3044425
UHS of Lancaster, LLC	Pennsylvania	81-3333435
UHS of Laurel Heights, L.P.	Delaware	23-3045288
UHS of Madera, Inc.	Delaware	84-3480733
UHS of New Orleans, LLC	Louisiana	72-0802368
UHS of Oklahoma, LLC	Oklahoma	23-3041933
UHS of Parkwood, Inc.	Delaware	23-3044435
UHS of Peachford, L.P.	Delaware	23-3044978
UHS of Pennsylvania, Inc.	Pennsylvania	23-2842434
UHS of Phoenix, LLC	Delaware	46-4207180
UHS of Provo Canyon, Inc.	Delaware	23-3044423
UHS of Puerto Rico, Inc.	Delaware	23-2937744
UHS of Ridge, LLC	Delaware	23-3044431
UHS of River Parishes, Inc.	Louisiana	23-2238966
UHS of Rockford, LLC	Delaware	23-3044421
UHS of Salt Lake City, L.L.C.	Delaware	26-0464201
UHS of Savannah, L.L.C.	Delaware	20-0931196
UHS of Spring Mountain, Inc.	Delaware	20-0930346
UHS of Springwoods, L.L.C.	Delaware	20-5395878
UHS of Summitridge, L.L.C.	Delaware	26-2203865
UHS of Texoma, Inc.	Delaware	20-5908627
UHS of Timberlawn, Inc.	Texas	23-2853139
UHS of Timpanogos, Inc.	Delaware	20-3687800
UHS of Tucson, LLC	Delaware	46-3600310
UHS of Westwood Pembroke, Inc.	Massachusetts	23-3061361
UHS of Wyoming, Inc.	Delaware	20-3367209
UHS Oklahoma City LLC	Oklahoma	20-2901605
UHS Sahara, Inc.	Delaware	20-3955217
UHS Sub III, LLC	Delaware	47-4762288
UHS-Corona, Inc.	Delaware	52-1247839
UHSD, L.L.C.	Nevada	26-1544392
UHSL, L.L.C.	Nevada	26-1544573
United Healthcare of Hardin, Inc.	Tennessee	62-1244469
Universal Health Services Of Palmdale, Inc.	Delaware	23-3101502
Universal Health Services Of Rancho Springs, Inc.	California	23-3059262
University Behavioral Health of El Paso, LLC	Delaware	20-8364461
University Behavioral, LLC	Florida	20-5202458
Valle Vista Hospital Partners, LLC	Tennessee	62-1658516
Valle Vista, LLC	Delaware	62-1740366
Valley Health System LLC	Delaware	23-2937646
Valley Hospital Medical Center, Inc.	Nevada	23-2117855
Wekiva Springs Center, LLC	Delaware	20-4865588
Wellington Regional Medical Center, LLC	Florida	23-2306491
Wellstone Regional Hospital Acquisition, LLC	Indiana	20-3062075
Willow Springs, LLC	Delaware	62-1814471
Windmoor Healthcare Inc.	Florida	23-2922437
Windmoor Healthcare Of Pinellas Park, Inc.	Delaware	59-3480410
Wisconsin Avenue Psychiatric Center, Inc.	Delaware	52-1907007
Zeus Endeavors, LLC	Florida	59-3653864

*	The address for each additional registrant is Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania 19406.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2022

PRELIMINARY PROSPECTUS

Universal Health Services, Inc.

OFFER TO EXCHANGE ITS

1.650% Senior Secured Notes due 2026, 2.650% Senior Secured Notes due 2030

and 2.650% Senior Secured Notes due 2032 and related guarantees that have been registered under the Securities Act of 1933, as amended (the “Securities Act”),

FOR AN EQUAL AMOUNT OF ITS OUTSTANDING

1.650% Senior Secured Notes due 2026, 2.650% Senior Secured Notes due 2030

and 2.650% Senior Secured Notes due 2032, and related guarantees, as applicable,

that were issued and sold in transactions exempt from registration under the Securities Act.

We hereby offer to exchange, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, up to $700,000,000 in aggregate principal amount of our 1.650% Senior Secured Notes due 2026, $800,000,000 in aggregate principal amount of our 2.650% Senior Secured Notes due 2030, and $500,000,000 in aggregate principal amount of our 2.650% Senior Secured Notes due 2032 (collectively, the “Exchange Notes”), and the related guarantees, for an equal amount of our outstanding 1.650% Senior Secured Notes due 2026, 2.650% Senior Secured Notes due 2030 and 2.650% Senior Secured Notes due 2032 (collectively, the “Original Notes”) and related guarantees. The terms of the Exchange Notes and related guarantees are substantially identical to the terms of the Original Notes and related guarantees, except that the Exchange Notes and related guarantees will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Original Notes do not apply to the Exchange Notes. For a description of the principal terms of the Exchange Notes and the related guarantees, see “Description of Notes.”

The exchange offer will expire at 5:00 p.m., New York City time, on                 , unless we extend the offer. At any time prior to the expiration time, you may withdraw your tender of any Original Notes; otherwise, such tender is irrevocable. We will receive no cash proceeds from the exchange offer.

Any Original Notes not tendered and accepted in the exchange offer will remain outstanding. To the extent Original Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Original Notes could be adversely affected. Following consummation of the exchange offer, the Original Notes will continue to be subject to their existing transfer restrictions and we will generally have no further obligations to provide for the registration of the Original Notes under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of 90 days following the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should carefully consider the risk factors beginning on page 11 of this prospectus before participating in the exchange offer.

This prospectus and the letter of transmittal are first being mailed to all holders of the Original Notes on or about                 .

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  .

Unless stated otherwise or the context indicates otherwise, references to “UHS,” the “Company,” “our Company,” “we,” “our,” “ours” and “us” refer to Universal Health Services, Inc. together with its direct and indirect domestic subsidiaries.

This prospectus incorporates important business and financial information about UHS that is not included in or delivered with this prospectus. Documents incorporated by reference are available from UHS without charge upon written or oral request. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

Attn.: Investor Relations

To obtain timely delivery, you must request these documents no later than five business days before the expiration time of the exchange offer, or                 .

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with information different from that contained in this prospectus. We are offering to exchange Exchange Notes for Original Notes only in jurisdictions where such offer is permitted. You should not assume that the information in the incorporated documents or this prospectus is accurate as of any other date other than the date on the front of these documents.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the exchange offer, and, if given or made, such information or representations must not be relied upon as having been authorized by UHS. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstance create an implication that there has been no change in the affairs of our Company since the date of this prospectus.

- i -

- ii -

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current estimates, expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include, among other things, the information concerning our possible future results of operations, business and growth strategies, financing plans, expectations that regulatory developments or other matters will not have a material adverse effect on our business or financial condition, our competitive position and the effects of competition, the projected growth of the industry in which we operate, and the benefits and synergies to be obtained from our completed and any future acquisitions, and statements of our goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or our good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. In evaluating those statements, you should specifically consider the following important factors, along with the risk factors identified under “Risk Factors” and the risk factors incorporated by reference herein, which could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:

•

we are subject to risks associated with public health threats and epidemics, including the health concerns relating to the COVID-19 pandemic. In January 2020, the Centers for Disease Control and Prevention (“CDC”) confirmed the spread of the disease to the United States. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The federal government has declared COVID-19 a national emergency, as many federal and state authorities have implemented aggressive measures to “flatten the curve” of confirmed individuals diagnosed with COVID-19 in an attempt to curtail the spread of the virus and to avoid overwhelming the health care system;

•

the impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material effect on our operations and financial results since that time. The length and extent of the disruptions caused by the COVID-19 pandemic are currently unknown; however, we expect such disruptions to continue into the future. Since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, including potential increases in future COVID-19 patient volumes caused by new variants of the virus, as well as related pressures on staffing and wage rates, we are not able to fully quantify the impact that these factors will have on our future financial results. However, developments related to the COVID-19 pandemic could continue to materially affect our financial performance. Even after the COVID-19 pandemic has subsided, we may continue to experience materially adverse impacts on our financial condition and our results of operations as a result of its macroeconomic impact, and many of our known risks described in the Risk Factors sections of our Annual Report on Form 10-K for the year ended December 31, 2021;

•

the nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. Like others in the healthcare industry, we continue to experience a shortage of nurses and other clinical staff and support personnel at our acute care and behavioral health care hospitals in many geographic areas. In some areas, the labor scarcity is putting a strain on our resources and staff, which has required us to utilize higher-cost temporary labor and pay premiums above standard compensation for essential workers. This staffing shortage has required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, we have been unable to fill all vacant positions and, consequently,

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have been required to limit patient volumes. These factors, which had a material unfavorable impact on our results of operations during the first nine months of 2022, are expected to continue to have an unfavorable material impact on our results of operations for the foreseeable future;

•

the Centers for Medicare and Medicaid Services (“CMS”) issued an Interim Final Rule (“IFR”) effective November 5, 2021 mandating COVID-19 vaccinations for all applicable staff at all Medicare and Medicaid certified facilities. Under the IFR, facilities covered by this regulation must establish a policy ensuring all eligible staff have received the COVID-19 vaccine prior to providing any care, treatment, or other services. All eligible staff must have received the necessary shots to be fully vaccinated. The regulation also provides for exemptions based on recognized medical conditions or religious beliefs, observances, or practices. Under the IFR, facilities must develop a similar process or plan for permitting exemptions in alignment with federal law. If facilities fail to comply with the IFR by the deadlines established, they are subject to potential termination from the Medicare and Medicaid program for non-compliance. We cannot predict at this time the potential viability or impact of any additional vaccination requirements. Implementation of these rules could have an impact on staffing at our facilities for those employees that are not vaccinated in accordance with IFR requirements, and associated loss of revenues and increased costs resulting from staffing issues could have a material adverse effect on our financial results;

•

the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), a stimulus package signed into law on March 27, 2020, authorizes $100 billion in grant funding to hospitals and other healthcare providers to be distributed through the Public Health and Social Services Emergency Fund (the “PHSSEF”). These funds are not required to be repaid provided the recipients attest to and comply with certain terms and conditions, including limitations on balance billing and not using PHSSEF funds to reimburse expenses or losses that other sources are obligated to reimburse. However, since the expenses and losses will be ultimately measured over the life of the COVID-19 pandemic, potential retrospective unfavorable adjustments in future periods, of funds recorded as revenues in prior periods, could occur. The U.S. Department of Health and Human Services (“HHS”) initially distributed $30 billion of this funding based on each provider’s share of total Medicare fee-for-service reimbursement in 2019. Subsequently, HHS determined that CARES Act funding (including the $30 billion already distributed) would be allocated proportional to providers’ share of 2018 net patient revenue. We have received payments from these initial distributions of the PHSSEF as disclosed in documents incorporated by reference herein. HHS has indicated that distributions of the remaining $50 billion will be targeted primarily to hospitals in COVID-19 high impact areas, to rural providers, safety net hospitals and certain Medicaid providers and to reimburse providers for COVID-19 related treatment of uninsured patients. We have received payments from these targeted distributions of the PHSSEF, as disclosed in documents incorporated by reference herein. The CARES Act also makes other forms of financial assistance available to healthcare providers, including through Medicare and Medicaid payment adjustments and an expansion of the Medicare Accelerated and Advance Payment Program, which made available accelerated payments of Medicare funds in order to increase cash flow to providers. On April 26, 2020, CMS announced it was reevaluating and temporarily suspending the Medicare Accelerated and Advance Payment Program in light of the availability of the PHSSEF and the significant funds available through other programs. We have received accelerated payments under this program during 2020, and returned early all of those funds during the first quarter of 2021, as disclosed in documents incorporated by reference herein. The Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), a stimulus package signed into law on April 24, 2020, includes additional emergency appropriations for COVID-19 response, including $75 billion to be distributed to eligible providers through the PHSSEF. A third phase of PHSSEF allocations made $24.5 billion available for providers who previously received, rejected or accepted PHSSEF payments. Applicants that had not yet received PHSSEF payments of 2 percent of patient revenue were to receive a payment that, when combined with prior payments (if any), equals 2 percent of patient care revenue. Providers that have already received payments of approximately 2 percent of annual revenue from patient care were potentially eligible for an additional payment. Recipients will not be required to repay

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the government for PHSSEF funds received, provided they comply with HHS defined terms and conditions. On December 27, 2020, the Consolidated Appropriations Act, 2021 (“CAA”) was signed into law. The CAA appropriated an additional $3 billion to the PHSSEF, codified flexibility for providers to calculate lost revenues, and permitted parent organizations to allocate PHSSEF targeted distributions to subsidiary organizations. The CAA also provides that not less than 85 percent of the unobligated PHSSEF amounts and any future funds recovered from health care providers should be used for additional distributions that consider financial losses and changes in operating expenses in the third or fourth quarters of 2020 and the first quarter of 2021 that are attributable to the coronavirus. The CAA provided additional funding for testing, contact tracing and vaccine administration. Providers receiving payments were required to sign terms and conditions regarding utilization of the payments. Any provider receiving funds in excess of $10,000 in the aggregate will be required to report data elements to HHS detailing utilization of the payments, and we will be required to file such reports. We, and other providers, will report healthcare related expenses attributable to COVID-19 that have not been reimbursed by another source, which may include general and administrative or healthcare related operating expenses. Funds may also be applied to lost revenues, represented as a negative change in year-over-year net patient care operating income. The deadline for using all Provider Relief Fund payments depends on the date of the payment received period; payments received in the first period of April 10, 2020 to June 30, 2020 were to have been expended by June 30, 2021 and payments received in the fourth period of July 1, 2021 to December 31, 2021 must be expended by December 31, 2022. The American Rescue Plan Act of 2021 (“ARPA”), enacted on March 11, 2021, included funding directed at detecting, diagnosing, tracing, and monitoring COVID-19 infections; establishing community vaccination centers and mobile vaccine units; promoting, distributing, and tracking COVID-19 vaccines; and reimbursing rural hospitals and facilities for healthcare-related expenses and lost revenues attributable to COVID-19. ARPA increased the eligibility for, and amount of, premium tax credits to purchase health coverage through Patient Protection and Affordable Care Act, as amended by the Health and Education Reconciliation Act (collectively, the “Legislation”). Further, ARPA set the Medicaid program’s federal medical assistance percentage (“FMAP”) at 100 percent for amounts expended for COVID-19 vaccines and vaccine administration. ARPA also increases the FMAP by 5 percent for eight calendar quarters to incentivize states to expand their Medicaid programs. Finally, ARPA provides subsidies to cover 100 percent of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act through September 30, 2021. There is a high degree of uncertainty surrounding the implementation of the CARES Act, the PPPHCE Act, the CAA and ARPA, and the federal government may consider additional stimulus and relief efforts, but we are unable to predict whether additional stimulus measures will be enacted or their impact. There can be no assurance as to the total amount of financial and other types of assistance we will receive under the CARES Act, the PPPHCE Act, the CAA and the ARPA, and it is difficult to predict the impact of such legislation on our operations or how they will affect operations of our competitors. Moreover, we are unable to assess the extent to which anticipated negative impacts on us arising from the COVID-19 pandemic will be offset by amounts or benefits received or to be received under the CARES Act, the PPPHCE Act, the CAA and the ARPA;

•	our ability to comply with the existing laws and government regulations, and/or changes in laws and government regulations;

•

an increasing number of legislative initiatives have been passed into law that may result in major changes in the health care delivery system on a national or state level. For example, Congress has reduced to $0 the penalty for failing to maintain health coverage that was part of the original Legislation as part of the Tax Cuts and Jobs Act. President Biden has undertaken and is expected to undertake additional executive actions that will strengthen the Legislation and reverse the policies of the prior administration. To date, the Biden administration has issued executive orders implementing a special enrollment period permitting individuals to enroll in health plans outside of the annual open enrollment period and reexamining policies that may undermine the Legislation or the Medicaid program. The Inflation Reduction Act of 2022 (“IRA”) was passed on August 16, 2022, which among

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other things, allows for CMS to negotiate prices for certain single-source drugs reimbursed under Medicare Part B and Part D. The ARPA’s expansion of subsidies to purchase coverage through a Legislation exchange, which the IRA continued through 2025, is anticipated to increase exchange enrollment. The Trump Administration had directed the issuance of final rules (i) enabling the formation of association health plans that would be exempt from certain Legislation requirements such as the provision of essential health benefits, (ii) expanding the availability of short-term, limited duration health insurance, (iii) eliminating cost-sharing reduction payments to insurers that would otherwise offset deductibles and other out-of-pocket expenses for health plan enrollees at or below 250 percent of the federal poverty level, (iv) relaxing requirements for state innovation waivers that could reduce enrollment in the individual and small group markets and lead to additional enrollment in short-term, limited duration insurance and association health plans and (v) incentivizing the use of health reimbursement arrangements by employers to permit employees to purchase health insurance in the individual market. The uncertainty resulting from these Executive Branch policies may have led to reduced Exchange enrollment in 2018, 2019 and 2020. It is also anticipated that these policies, to the extent that they remain as implemented, may create additional cost and reimbursement pressures on hospitals, including ours. In addition, there have been numerous political and legal efforts to expand, repeal, replace or modify the Legislation since its enactment, some of which have been successful, in part, in modifying the Legislation, as well as court challenges to the constitutionality of the Legislation. The U.S. Supreme Court rejected the latest such case on June 17, 2021, when the Court held in California v. Texas that the plaintiffs lacked standing to challenge the Legislation’s requirement to obtain minimum essential health insurance coverage, or the individual mandate. The Court dismissed the case without specifically ruling on the constitutionality of the Legislation. As a result, the Legislation will continue to remain law, in its entirety, likely for the foreseeable future. On September 7, 2022, the Legislation faced its most recent challenge when a Texas Federal District Court judge, in the case of Braidwood Management v. Becerra, ruled that a requirement that certain health plans cover services without cost sharing violates the Appointments Clause of the U.S. Constitution and that the coverage of certain HIV prevention medication violates the Religious Freedom Restoration Act. Any future efforts to challenge, replace or replace the Legislation or expand or substantially amend its provision is unknown. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Sources of Revenue—Sources of Revenue and Health Care Reform” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 for additional disclosure;

•

under the Legislation, hospitals are required to make public a list of their standard charges, and effective January 1, 2019, CMS has required that this disclosure be in machine-readable format and include charges for all hospital items and services and average charges for diagnosis-related groups. On November 27, 2019, CMS published a final rule on “Price Transparency Requirements for Hospitals to Make Standard Charges Public.” This rule took effect on January 1, 2021 and requires all hospitals to also make public their payor-specific negotiated rates, minimum negotiated rates, maximum negotiated rates, and cash for all items and services, including individual items and services and service packages, that could be provided by a hospital to a patient. Failure to comply with these requirements may result in daily monetary penalties. On November 2, 2021, CMS released a final rule amending several hospital price transparency policies and increasing the amount of penalties for noncompliance through the use of a scaling factor based on hospital bed count;

•

as part of the CAA, Congress passed legislation aimed at preventing or limiting patient balance billing in certain circumstances. The CAA addresses surprise medical bills stemming from emergency services, out-of-network ancillary providers at in-network facilities, and air ambulance carriers. The legislation prohibits surprise billing when out-of-network emergency services or out-of-network services at an in-network facility are provided, unless informed consent is received. In these circumstances providers are prohibited from billing the patient for any amounts that exceed in-network cost-sharing requirements. HHS, the Department of Labor and the Department of the Treasury have issued an interim final rules, which begins to implement the legislation. The rules are expected to limit our ability to receive payment for services at usually higher out-of-network rates in certain

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circumstances and prohibit out-of-network payments in other circumstances. On February 28, 2022, a district judge in the Eastern District of Texas invalidated portions of the rule governing aspects of the Independent Dispute Resolution (“IDR”) process. In light of this decision, the government issued a final rule on August 19, 2022 eliminating the rebuttable presumption in favor of the qualifying payment amount (“QPA”) by the IDR entity and providing additional factors the IDR entity should consider when choosing between two competing offers. On September 22, 2022, the Texas Medical Association filed a lawsuit challenging the IDR process provided in the updated final rule and alleging that the final rule unlawfully elevates the QPA above other factors the IDR entity must consider. The American Hospital Association and American Medical Association have announced their intent to join this case as amici supporting the Texas Medical Association;

•

possible unfavorable changes in the levels and terms of reimbursement for our charges by third party payers or government based payers, including Medicare or Medicaid in the United States, and government based payers in the United Kingdom;

•	our ability to enter into managed care provider agreements on acceptable terms and the ability of our competitors to do the same;

•

the outcome of known and unknown litigation, government investigations, false claims act allegations, and liabilities and other claims asserted against us and the effects of adverse publicity relating to such matters;

•

the unfavorable impact on our business of a continued or worsening deterioration in economic, business and credit market conditions, including a continuation or worsening of inflationary pressures on our operating expenses (most particularly labor and supply costs) since our ability, to pass on to payers, the increased costs associated with providing healthcare services to our patients (most particularly Medicare and Medicaid patients) is limited;

•	competition from other healthcare providers (including physician owned facilities) in certain markets;

•	technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for healthcare;

•

our ability to attract and retain qualified personnel, nurses, physicians and other healthcare professionals and the impact on our labor expenses resulting from a shortage of nurses and other healthcare professionals;

•	demographic changes;

•

there is a heightened risk of future cybersecurity threats, including ransomware attacks targeting healthcare providers. If successful, future cyberattacks could have a material adverse effect on our business. Any costs that we incur as a result of a data security incident or breach, including costs to update our security protocols to mitigate such an incident or breach could be significant. Any breach or failure in our operational security systems can result in loss of data or an unauthorized disclosure of or access to sensitive or confidential member or protected personal or health information and could result in significant penalties or fines, litigation, loss of customers, significant damage to our reputation and business, and other losses. Previously, we had experienced a cyberattack in September, 2020 that had an adverse effect on our operating results during the fourth quarter of 2020, before giving effect to partial recovery of the loss through receipt of commercial insurance proceeds and collection of previously reserved patient accounts;

•

the availability of suitable acquisition and divestiture opportunities and our ability to successfully integrate and improve our acquisitions since failure to achieve expected acquisition benefits from certain of our prior or future acquisitions could result in impairment charges for goodwill and purchased intangibles;

•	the impact of severe weather conditions, including the effects of hurricanes and climate change;

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•

we receive revenues from various state and county-based programs, including Medicaid in all the states in which we operate. We receive annual Medicaid revenues of approximately $100 million, or greater, from each of Texas, California, Nevada, Illinois, Pennsylvania, Washington, D.C., Kentucky, Florida and Massachusetts. We also receive Medicaid disproportionate share hospital payments in certain states including Texas and South Carolina. We are therefore particularly sensitive to potential reductions in Medicaid and other state-based revenue programs as well as regulatory, economic, environmental and competitive changes in those states. We can provide no assurance that reductions to revenues earned pursuant to these programs, and the effect of the COVID-19 pandemic on state budgets, particularly in the above-mentioned states, will not have a material adverse effect on our future results of operations;

•	our ability to continue to obtain capital on acceptable terms, including borrowed funds, to fund the future growth of our business;

•	our inpatient acute care and behavioral health care facilities may experience decreasing admission and length of stay trends;

•

our financial statements reflect large amounts due from various commercial and private payers and there can be no assurance that failure of the payers to remit amounts due to us will not have a material adverse effect on our future results of operations;

•

the Budget Control Act of 2011 (the “2011 Act”) imposed annual spending limits for most federal agencies and programs aimed at reducing budget deficits by $917 billion between 2012 and 2021, according to a report released by the Congressional Budget Office. Among its other provisions, the law established a bipartisan Congressional committee, known as the Joint Select Committee on Deficit Reduction (the “Joint Committee”), which was tasked with making recommendations aimed at reducing future federal budget deficits by an additional $1.5 trillion over 10 years. The Joint Committee was unable to reach an agreement by the November 23, 2011 deadline and, as a result, across-the-board cuts to discretionary, national defense and Medicare spending were implemented on March 1, 2013 resulting in Medicare payment reductions of up to 2% per fiscal year with a uniform percentage reduction across all Medicare programs. The Bipartisan Budget Act of 2015, enacted on November 2, 2015, continued the 2% reductions to Medicare reimbursement imposed under the 2011 Act. Recent legislation has suspended payment reductions through December 31, 2021 in exchange for extended cuts through 2030. Subsequent legislation extended the payment reduction suspension through March 31, 2022, with a 1% payment reduction from then until June 30, 2022 and the full 2% payment reduction thereafter. We cannot predict whether Congress will restructure the implemented Medicare payment reductions or what other federal budget deficit reduction initiatives may be proposed by Congress going forward;

•	uninsured and self-pay patients treated at our acute care facilities unfavorably impact our ability to satisfactorily and timely collect our self-pay patient accounts;

•	changes in our business strategies or development plans;

•

in June, 2016, the United Kingdom affirmatively voted in a non-binding referendum in favor of the exit of the United Kingdom (“U.K.”) from the European Union (the “Brexit”) and it was approved by vote of the British legislature. On March 29, 2017, the United Kingdom triggered Article 50 of the Lisbon Treaty, formally starting negotiations regarding its exit from the European Union. On January 31, 2020, the U.K. formally exited the European Union. On December 24, 2020, the United Kingdom and the European Union reached a post-Brexit trade and cooperation agreement that created new business and security requirements and preserved the United Kingdom’s tariff- and quota-free access to the European Union member states. The trade and cooperation agreement was provisionally applied as of January 1, 2021 and entered into force on May 1, 2021, following ratification by the European Union. We do not know to what extent Brexit will ultimately impact the business and regulatory environment in the U.K., the European Union, or other countries. Any of these effects of Brexit, and others we cannot anticipate, could harm our business, financial condition and results of operations;

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•

in 2021, the rate of inflation in the United States began to increase and has since risen to levels not experienced in over 40 years. We are experiencing inflationary pressures, primarily in personnel costs, and we anticipate impacts on other cost areas within the next twelve months. The extent of any future impacts from inflation on our business and our results of operations will be dependent upon how long the elevated inflation levels persist and the extent to which the rate of inflation further increases, if at all, neither of which we are able to predict. If elevated levels of inflation were to persist or if the rate of inflation were to accelerate, our expenses could increase faster than anticipated and we may utilize our capital resources sooner than expected. Further, given the complexities of the reimbursement landscape in which we operate, our payors may be unwilling or unable to increase reimbursement rates to compensate for inflationary impacts. Although we have hedged some of our floating rate indebtedness, the rapid increase in interest rates have increased our interest expense significantly increasing our expenses and reducing our free cash flow. As such, the effects of inflation may adversely impact our results of operations, financial condition and cash flows;

•

we have exposure to fluctuations in foreign currency exchange rates, primarily the pound sterling. We have international subsidiaries that operate in the United Kingdom. We routinely hedge our exposures to foreign currencies with certain financial institutions in an effort to minimize the impact of certain currency exchange rate fluctuations, but these hedges may be inadequate to protect us from currency exchange rate fluctuations. To the extent that these hedges are inadequate, our reported financial results or the way we conduct our business could be adversely affected. Furthermore, if a financial counterparty to our hedges experiences financial difficulties or is otherwise unable to honor the terms of the foreign currency hedge, we may experience material financial losses, and;

•	other factors referenced herein or in our other filings with the Securities and Exchange Commission.

Additional information concerning these and other risk factors is contained in the section titled “Risk Factors” in this prospectus and the documents incorporated herein by reference.

Given these uncertainties, risks and assumptions, as outlined above, you are cautioned not to place undue reliance on such forward-looking statements. Our actual results and financial condition could differ materially from those expressed in, or implied by, the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We assume no obligation to publicly update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

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SUMMARY

This summary contains basic information about us and this exchange offer. It does not contain all of the information that you should consider before deciding whether to participate in the exchange offer. You should carefully read this prospectus and the documents incorporated by reference herein for a more complete understanding of our business. Additionally, you should read the “Risk Factors” section of this prospectus and in documents incorporated by reference into this prospectus before making an investment decision.

Our Company

Our principal business is owning and operating, through our subsidiaries, acute care hospitals and outpatient facilities and behavioral health care facilities. As of September 30, 2022, we owned and/or operated 359 inpatient facilities and 41 outpatient and other facilities including the following located in 39 U.S. states, Washington, D.C., the United Kingdom and Puerto Rico:

Acute care facilities located in the U.S.:

•	28 inpatient acute care hospitals;

•	21 free-standing emergency departments, and;

•	7 outpatient centers and 1 surgical hospital.

Behavioral health care facilities (331 inpatient facilities and 12 outpatient facilities):

Located in the U.S.:

•	185 inpatient behavioral health care facilities, and;

•	10 outpatient behavioral health care facilities.

Located in the U.K.:

•	143 inpatient behavioral health care facilities, and;

•	2 outpatient behavioral health care facilities.

Located in Puerto Rico:

•	3 inpatient behavioral health care facilities.

As a percentage of our consolidated net revenues, net revenues from our acute care hospitals, outpatient facilities and commercial health insurer accounted for 56% of our consolidated net revenues during 2021 and 55% during 2020. Net revenues from our acute care hospitals, outpatient facilities and commercial health insurer accounted for 58% during each of the three-month periods ended September 30, 2022 and 2021, respectively, and 57% and 56% during the nine-month periods ended September 30, 2022 and 2021, respectively.

Net revenues from our behavioral health care facilities and commercial health insurer accounted for 44% of our consolidated net revenues during 2021 and 45% during 2020. Net revenues from our behavioral health care facilities and commercial health insurer accounted for 43% and 42% of our consolidated net revenues during the three-month periods ended September 30, 2022 and 2021, respectively, and 43% and 44% during the nine-month periods ended September 30, 2022 and 2021, respectively.

Our behavioral health care facilities located in the U.K. generated net revenues of approximately $688 million in 2021 and $584 million in 2020. Our behavioral health care facilities located in the U.K. generated net revenues of approximately $167 million and $174 million during the three-month periods ended September 30, 2022 and 2021, respectively, and $516 million and $511 million during the nine-month periods ended September 30, 2022 and 2021, respectively. Total assets at our U.K. behavioral health care facilities were approximately $1.119 billion as of September 30, 2022 and $1.351 billion as of December 31, 2021.

Services provided by our hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or behavioral health services. We provide capital resources as well as a variety of management services to our facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations.

Corporate Information

Our corporate headquarters and principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. Our telephone number is (610) 768-3300. We maintain a website at www.uhs.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. The information on or accessible through our website is not incorporated into or part of this prospectus (except for our SEC reports expressly incorporated by reference herein).

This prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners

Summary of Exchange Offer

On September 21, 2020, UHS issued $800 million in aggregate principal amount of its 2.650% Senior Secured Notes due 2030 (the “2030 Original Notes”) and on August 24, 2021 UHS issued $700 million in aggregate principal amount of its 1.650% Senior Secured Notes due 2026 (the “2026 Original Notes”) and $500 million in aggregate principal amount of its 2.650% Senior Secured Notes due 2032 (the “2032 Original Notes” and together with the 2026 Original Notes and the 2030 Original Notes, the “Original Notes”), each with related guarantees.

In connection with the offering of the 2030 Original Notes, we entered into a registration rights agreement with the initial purchasers of the 2030 Original Notes in which we agreed (i) to use commercially reasonable best efforts to cause an exchange offer registration statement (of which this prospectus is a part) to be filed, and to have such registration statement declared effective promptly, and (ii) to use commercially reasonable best efforts to complete the exchange offer not later than 60 days after such effective date; provided that the 2030 Original Notes will begin accruing default interest if the exchange offer is not completed before March 21, 2023. In connection with the offering of the 2026 Original Notes and the 2032 Original Notes, we entered into a registration rights agreements with the initial purchasers of the 2026 Original Notes and the 2032 Original Notes in which we agreed to (i) to use commercially reasonable best efforts to cause an exchange offer registration statement (of which this prospectus is a part) to be filed, and to have such registration statement declared effective promptly, and (ii) to use commercially reasonable best efforts to complete the exchange offer not later than 60 days after such effective date; provided that the 2026 Original Notes and the 2032 Original Notes will begin accruing default interest if the exchange offer is not completed before February 24, 2024.

The Exchange Notes issued pursuant to this prospectus will be accepted for clearance through The Depository Trust Company (“DTC”) with a new CUSIP and ISIN number and common code for each series of the Exchange Notes. You should read the discussions under the headings “The Exchange Offer” and “Description of the Notes,” respectively, for more information about the exchange offer and Exchange Notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your Original Notes.

The Exchange Offer	UHS is offering to exchange its 1.650% Senior Secured Notes due 2026 (the “2026 Exchange Notes”), 2.650% Senior Secured Notes due 2030 (the “2030 Exchange Notes”), and 2.650% Senior Secured Notes due 2032 (the “2032 Exchange Notes” and, together with the 2026 Exchange Notes and the 2030 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, for an equal amount of its outstanding 2026 Original Notes, 2030 Original Notes and 2032 Original Notes and related guarantees, none of which have been registered under the Securities Act of 1933, as amended. We refer to the Exchange Notes and the Original Notes, collectively, as the “Notes.” Original Notes may only be exchanged in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

As of the date of this prospectus, $700,000,000 in aggregate principal amount of the 2026 Original Notes, $800,000,000 in aggregate principal amount 2030 Original Notes and $500,000,000 in aggregate principal amount of 2032 Original Notes are outstanding.

The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except the Exchange Notes will not be subject to transfer restrictions and holders of the Exchange Notes, with limited exceptions, will have no registration rights. Also, the Exchange Notes will not include provisions contained in the Original Notes that required payment of additional interest in the event we failed to satisfy our registration obligations with respect to the Original Notes.

Original Notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of Original Notes that are not tendered for exchange is likely to be substantially limited. However, no market currently exists for the Exchange Notes and we can offer no assurance that such a market will develop.

UHS will issue Exchange Notes promptly after the expiration of the exchange offer.

The exchange offer is not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , unless we decide to extend the expiration time. Please read “The Exchange Offer—Extensions, Delay in Acceptance, Termination or Amendment” for more information about extending the expiration time.

Withdrawal of Tenders	You may withdraw your tender of Original Notes at any time prior to the expiration time. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any Original Notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may amend or waive. We have the right, in our sole discretion, to terminate or withdraw the exchange offer if any of the conditions described in this prospectus are not satisfied or waived. The exchange offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered.

Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Original Notes	If your Original Notes are held through DTC and you wish to participate in the exchange offer, you may do so through DTC’s automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any Exchange Notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violations of the Securities Act;

•

you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or any guarantor, or if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	you are not engaged in and do not intend to engage in a distribution of the Exchange Notes; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities and that you will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes.

Special Procedures for Beneficial Owner	If you own a beneficial interest in Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the Original Notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Resales	Except as indicated in this prospectus, we believe that the Exchange Notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

•	you are not an affiliate of UHS or any guarantor.

Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties that are not related to us. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the Exchange Notes. If this interpretation is inapplicable, and you transfer any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.

Each broker-dealer that is issued Exchange Notes for its own account in exchange for Original Notes that were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act) to purchasers in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

United States Federal Income Tax Considerations	The exchange of Exchange Notes for Original Notes in the exchange offer will not be a taxable exchange for United States federal income tax purposes. Please see “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. We will pay certain expenses incident to the exchange offer. See “The Exchange Offer—Transfer Taxes.”

Registration Rights	If we fail to complete the exchange offer as required by the registration rights agreements, we may be obligated to pay additional interest to holders of the Original Notes. Please see “The Exchange Offer—Additional Interest” for more information regarding your rights as a holder of the Original Notes.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as exchange agent for the exchange offer. Please direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent. As described in more detail under the caption “The Exchange Offer—Procedures for Tendering,” if you are not tendering under DTC’s automated tender offer program, you should send the letter of transmittal, any notice of guaranteed delivery and any other required documents to the exchange agent as follows:

U.S. Bank Trust Company, National Association

For Information or to Confirm by Telephone:

(800) 934-6802

By Mail: U.S. Bank National Association Global Corporate Trust 111 Fillmore Ave E Mail Station EP-MN-WS2N St. Paul, MN 55107 Attention: Specialized Finance Group	If by Hand or Overnight Mail: U.S. Bank National Association Global Corporate Trust 111 Fillmore Ave E St. Paul, MN 55107 Attention: Specialized Finance Group

The Exchange Notes

The form and terms of the Exchange Notes to be issued in the exchange offer are substantially identical to the form and terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer, will not contain terms providing for additional interest if we fail to perform our registration obligations with respect to the Original Notes and, with limited exceptions, will not be entitled to registration rights. The following summarizes the material terms of the Exchange Notes, which will evidence the same debt as the Original Notes, and both the Original Notes and the Exchange Notes are governed by the same indentures.

Issuer	Universal Health Services, Inc.

Securities	Up to $700,000,000 in aggregate principal amount of 1.650% Senior Secured Notes due 2026.

Up to $800,000,000 in aggregate principal amount of 2.650% Senior Secured Notes due 2030.

Up to $500,000,000 in aggregate principal amount of 2.650% Senior Secured Notes due 2032.

Maturity	The 2026 Exchange Notes will mature on September 1, 2026, the 2030 Exchange Notes will mature on October 15, 2030 and the 2032 Exchange Notes will mature on January 15, 2032.

Interest Payment Dates	Each series of Exchange Notes will have the same interest payment dates as the corresponding series of Original Notes for which they are being offered in exchange. With respect to each series of Exchange Notes, interest will accrue from the date of original issuance or, if interest has already been paid on the corresponding Original Notes exchanged therefor, the date it was most recently paid on such Original Notes.

Interest on the 2026 Exchange Notes will be payable on March 1 and September 1 of each year. Interest on the 2030 Exchange Notes will be payable on April 15 and October 15 of each year. Interest on the 2032 Exchange Notes will be payable on January 15 and July 15 of each year.

Optional Redemption	We may redeem some or all of the 2026 Exchange Notes at any time prior to August 1, 2026, some or all of the 2030 Exchange Notes at any time prior to July 15, 2030, and some or all of the 2032 Exchange Notes at any time prior to October 15, 2031, in each case at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest (as described under “The Exchange Offer—Additional Interest”), plus a “make whole” premium. Each of the 2026 Exchange Notes, 2030 Exchange Notes and 2032 Exchange Notes may be redeemed on or after the applicable date specified in the preceding sentence at a redemption price equal to 100% of the principal amount of such Notes of such series plus accrued and unpaid interest and additional interest, if any, to such redemption date.

Ranking	The Exchange Notes and the related guarantees will be our and the subsidiary guarantors’ senior secured obligations and will:

•	rank senior in right of payment to any of our and the subsidiary guarantors’ future subordinated indebtedness;

•	rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness;

•	rank equally with our obligations under our senior secured credit facility to the extent of the value of the collateral;

•	rank effectively senior to our and the subsidiary guarantors’ existing and future unsecured debt to the extent of the value of the assets securing the Notes and the note guarantees;

•	effectively rank equal to all future debt that shares in the first-priority liens that secure the Notes; and

•	be structurally subordinated to obligations of our non-guarantor subsidiaries.

See “Risk Factors—Risks Related to the Notes—The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the Notes.”

Note Guarantees	The Exchange Notes will be guaranteed on a senior secured basis by all of our existing and future direct and indirect subsidiaries that guarantee our senior secured credit facility or our other first lien obligations or any junior lien obligations (the “Guarantees”). Under certain circumstances, the subsidiary guarantors may be released from their Guarantees without the consent of the holders of the Exchange Notes, including if the Exchange Notes then have investment grade ratings, no default has occurred and is continuing, the guarantees of other first lien and any junior lien obligations have been released and liens on the collateral securing all first lien obligations and any junior lien obligations have been released. Any Guarantee will also be released if that subsidiary guarantor’s guarantees of the senior credit facility, other first lien obligations and any junior lien obligations are released.

Collateral	The Exchange Notes and the Guarantees will be secured by first-priority liens, subject to permitted liens, on certain of our assets and certain assets of those subsidiary guarantors that have pledged those assets to secure certain of our other indebtedness or indebtedness of those subsidiary guarantors (the “secured guarantors”) now owned or acquired in the future by us and our secured guarantors (other than our real property, accounts receivable sold pursuant to our accounts receivable securitization program and certain other excluded assets). Our obligations with respect to the Exchange Notes, the obligations of the subsidiary guarantors under the Guarantees and the performance of all our and our subsidiary guarantors’ other obligations under the indentures governing the Exchange Notes will be secured equally and ratably with our and our secured guarantors’ obligations under our senior secured credit facility by a perfected first-priority security interest, subject to permitted liens, in the collateral owned by us and our secured guarantors, whether now owned or hereafter acquired. However, the liens on the collateral securing the Exchange Notes and the Guarantees of the secured guarantors will be released if (i)(x) the Exchange Notes then have investment grade ratings, (y) no default has occurred and is continuing and (z) the liens on the collateral securing all first lien obligations (including the senior secured credit facility) and any junior lien obligations have been released or (ii) the collateral under the senior secured credit facility, any other first lien obligations and any junior lien obligations has been released or no longer required to be pledged.

The Exchange Notes and the Guarantees will not be secured by the assets of non-guarantor subsidiaries. For a more detailed discussion, see “Description of the Notes—Security General.”

No appraisal of the value of the collateral has been made in connection with this offering, and the value of the collateral in the event of liquidation may be materially different from the book value.

Some of our assets are excluded from the collateral, as described in “Description of the Notes—Certain Limitations on the Collateral.”

Change of Control	If, upon the occurrence of certain kinds of changes of control, the Exchange Notes will not have investment grade ratings, holders of the Notes of each series will have the right to cause us to repurchase the Notes of such series at 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indentures governing the Exchange Notes will contain covenants that, among other things, limit our ability and the ability of our subsidiaries to:

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	create mortgages on certain of our principal properties to secure debt; and

•	engage in certain sale and lease-back transactions.

Listing	The Issuer does not intend to apply for the Exchange Notes to be listed on any securities exchange or to arrange for the Exchange Notes to be quoted on any quotation system.

Denominations	The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Absence of Public Market for the Notes	A liquid market for the Exchange Notes may not be available if you wish to sell your Exchange Notes.

There may be cease to be a market for the Original Notes and the Exchange Notes. If an active public trading market for the Original Notes and the Exchange Notes ceases to exist, the market price and liquidity of the Exchange Notes may be adversely affected.

Trustee	The Trustee for the Exchange Notes will be U.S. Bank Trust Company, National Association.

Governing Law	The Exchange Notes, the indentures governing the Exchange Notes and the Guarantees will be governed by the laws of the State of New York.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein and, in particular, you should carefully evaluate the specific factors under “Risk Factors” beginning on page 11 of this prospectus and those risk factors incorporated by reference herein.

RISK FACTORS

Prior to making a decision to participate in the exchange offer, you should carefully consider the risks described below, as well as the risks and other information contained or incorporated by reference in this prospectus, including the “Risk Factors” in Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 24, 2022. If any of the risks described in this prospectus, or the risks described in any documents incorporated by reference in this prospectus, actually occur, our business, prospects, financial condition or operating results could be harmed. In such case, the trading price of the Notes could decline, and you may lose all or part of your investment.

Risks Related to the Exchange Offer

Your Original Notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue Exchange Notes pursuant to the exchange offer only after a timely receipt of your Original Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Original Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Original Notes, letter of transmittal and other required documents by the expiration time of the exchange offer, we will not accept your Original Notes for exchange. We are generally under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we may not accept your Original Notes for exchange.

If you do not exchange your Original Notes, your Original Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding Original Notes.

We did not register the Original Notes and do not intend to do so following the exchange offer. Original Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. Because we anticipate that most holders of the Original Notes will elect to exchange their Original Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, we anticipate that the liquidity of the market for any Original Notes remaining after the completion of this exchange offer may be substantially limited. If you do not exchange your Original Notes, you will lose your right, except in limited circumstances, to have your Original Notes registered under the federal securities laws. As a result, if you hold Original Notes after the exchange offer, you may be unable to sell your Original Notes and the value of the Original Notes may decline. We have no obligation, except in limited circumstances, and do not currently intend, to file an additional registration statement to cover the resale of Original Notes that did not tender in the exchange offer or to re-offer to exchange the Exchange Notes for Original Notes following the expiration of the exchange offer.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Exchange Notes. In these cases, if you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to the Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the Notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the Notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement that governs our senior secured credit facility, as described in “Description of Other Indebtedness” (the “credit agreement”) restricts our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See “Description of Other Indebtedness.”

In addition, we conduct our operations through our subsidiaries, certain of which are not, or in the future may not be, guarantors of the Notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the Notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the Notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the Notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the agreements governing certain of our other existing indebtedness limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the Notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the Notes could declare all outstanding principal and interest to be due and payable, the lenders under our credit agreement could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the Notes offered hereby.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although our credit agreement contains restrictions on the incurrence of additional indebtedness and our credit agreement and the Notes contain restrictions on our ability to incur liens to secure additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, if we incur any additional indebtedness secured by liens that rank equally with the Notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of September 30, 2022, our credit agreement provided for unused commitments of $1.007 billion. In addition, the credit agreement allows us to request additional amounts such that the pro forma consolidated secured leverage ratio is not more than 3.75 to 1.00, and amounts borrowed under any such commitments would be secured on a first-priority lien basis by the same collateral securing our credit agreement and the Notes. We also had $20 million of capacity as of September 30, 2022 pursuant to the terms of our accounts receivable securitization program. If new debt is added to our current anticipated debt levels, the related risks that we and the subsidiary guarantors now face could intensify. See “Description of Other Indebtedness” and “Description of the Notes.”

The terms of our credit agreement and the indentures governing the Notes restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

Our credit agreement contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions or repurchase or redeem capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

In addition, the restrictive covenants in the credit agreement require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests may be affected by events beyond our control, and we may be unable to meet them. You should read the discussions under the headings “Description of Other Indebtedness” and “Description of the Notes—Certain Covenants” for further information about these covenants.

A breach of the covenants under our credit agreement or under the indentures governing the Notes could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our credit agreement would permit the lenders to terminate all commitments to extend further credit under the credit agreement. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our strategy. In addition, our financial results, our substantial indebtedness and our credit ratings could adversely affect the availability and terms of our financing.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our credit agreement are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all revolving loans are fully drawn, each quarter point change in interest rates would result in a $3 million change in annual interest expense on our indebtedness under our revolving credit facility.

Even though the holders of the Notes will benefit from a first-priority lien on the collateral that secures our credit agreement, the representative of the lenders under the credit agreement will initially control actions with respect to that collateral.

Under the security agreement that relates to the collateral in which the lenders under the credit agreement and the holders of the Notes, any actions that may be taken with respect to such collateral (including the ability to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, such collateral) will be at the direction of the authorized representative of the lenders under the credit agreement until the earlier of (1) our obligations under the credit agreement are discharged (which discharge does not include certain refinancings or replacements of the credit agreement) and (2) 90 days after the occurrence of an event of default under the indentures governing the Notes or other applicable agreements for a series of first priority lien obligations. Under the circumstances described in clause (2) of the preceding sentence, the authorized representative of the holders of the indebtedness that represents the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than the credit agreement) and has complied with the applicable notice provisions gains the right to take actions with respect to the collateral.

Even if the authorized representative of the Notes gains the right to direct the collateral agent in the circumstances described in clause (2) above, the authorized representative must stop doing so (and those powers with respect to the collateral would revert to the authorized representative of the lenders under the credit agreement) if the lenders’ authorized representative has commenced and is diligently pursuing any enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether our company or the applicable guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding.

In addition, the credit agreement and the indentures governing the Notes permit us to issue additional series of Notes that also have a first-priority lien on the same collateral. As explained above, any time that the representative of the lenders under the credit agreement does not have the right to take actions with respect to the collateral, that right passes to the authorized representative of the holders of the next largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral. If we issue additional first lien debt in the future in a greater principal amount than the aggregate principal amount of the Notes, then the authorized representative for those additional Notes would be earlier in line to exercise rights than the applicable authorized representative for the Notes offered hereby.

The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the Notes.

The Notes will be guaranteed by each of our existing and subsequently acquired or organized restricted subsidiaries that guarantee the credit agreement, any other first lien obligations or any junior lien obligations or, if no such indebtedness is outstanding, by any such restricted subsidiaries that guarantee certain of our indebtedness or indebtedness of another guarantor in excess of $50 million. Our subsidiaries that do not guarantee the Notes, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Notes and Guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the credit agreement, subject to some limitations, and the indentures governing the Notes permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

For the year ended December 31, 2021, our subsidiaries in the United Kingdom, which are non-guarantor subsidiaries, represented approximately 5% of our net revenues, and together with our remaining non-guarantor subsidiaries represented less than 19% of our net revenues. As of September 30, 2022, subsidiaries in the United Kingdom, which are non-guarantor subsidiaries, represented approximately 3% of our total assets excluding intercompany assets, and together with our remaining non-guarantor subsidiaries represented less than 20% of our total assets excluding intercompany assets. As of September 30, 2022, our non-guarantor subsidiaries had less than $23 million of long-term debt.

The Guarantees may be automatically released upon the occurrence of certain events.

Our subsidiaries that provide, or will provide, Guarantees will be automatically released upon the occurrence of certain events, including the following:

•

if the Notes have an investment grade rating from both Moody’s and S&P, no default has occurred and is continuing, and the liens on the collateral securing all first lien obligations (including the credit agreement) and any junior lien obligations have been released; provided that the guarantees are also released under all other first lien obligations and junior lien obligations;

•	the designation of that subsidiary guarantor as an unrestricted subsidiary;

•

the release or discharge of the Guarantee by such subsidiary guarantor, any other first lien obligations and any junior lien obligations (and if the subsidiary guarantor has become a guarantor under any “additional indebtedness” (as defined in “Description of the Notes”), the release or discharge of the guarantee by such subsidiary guarantor of such additional indebtedness), including any other guarantee that resulted in the creation of such guarantee, except (i) a discharge or release by or as a result of payment under such guarantee or (ii) by reason on the termination of our senior credit facility; or

•	the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any Guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the Notes. See “Description of the Notes—Guarantees.”

There may not be sufficient collateral to pay all or any of the Notes.

No appraisal of the value of the collateral has been made in connection with the exchange offer, and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the collateral securing the Notes may not produce proceeds in an amount sufficient to pay any amounts due on the Notes.

The fair market value of the collateral securing the Notes is subject to fluctuations based on factors that include, among others, the markets for the collateral, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the Notes.

The collateral securing the Notes also secures obligations under the credit agreement and may, subject to the terms of the credit agreement and the indentures governing the Notes, be pledged to secure other first lien and junior lien obligations. The amount of any such additional indebtedness secured by the collateral may be substantial. In the event of a bankruptcy of us or any of the secured guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Notes and other indebtedness secured by a first priority lien exceed the fair market value of the collateral securing the Notes. In any bankruptcy proceeding with respect to us or any of the secured guarantors, the bankruptcy trustee, the debtor-in-possession or competing creditors may assert that the fair market value of the collateral with respect to the Notes and other indebtedness secured by a first priority lien on the date of the bankruptcy filing was less than the then-current principal amount of the Notes and other indebtedness secured by a first priority lien. Upon a finding by the bankruptcy court that the Notes are undercollateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of the Notes and other indebtedness secured by a first priority lien would be limited to the value of the collateral.

Certain assets will be excluded from the collateral.

Certain assets are excluded from the collateral securing the Notes, as described under “—Certain Limitations on the Collateral” in the “Description of the Notes,” including the following:

•	any interest in fee-owned real property of UHS and the subsidiary guarantors;

•

any voting stock of any foreign subsidiaries in excess of 65% of the voting stock of those foreign subsidiaries, and any assets of foreign subsidiaries, unless any such foreign subsidiary is required to become a guarantor under the indentures governing the Notes;

•	any deposit accounts (as defined in the New York Uniform Commercial Code);

•

receivables sold pursuant to our accounts receivable securitization program or other receivables financing facilities up to a maximum purchase price or loan of the greater of $600.0 million and 50% of the sum of (x) our accounts receivable, as set forth on our most recent balance sheet from time to time plus (y) the allowance for doubtful accounts with respect to such accounts receivable as set forth in the footnotes to our financial statements; and

•

items as to which a security interest cannot be granted without violating contract rights or applicable law and certain licenses in which a security interest cannot be created without breach of such license or applicable law.

In addition, in the future, we may elect, in our discretion, to provide unsecured guarantees of the Notes from certain other restricted subsidiaries that are not secured guarantors. If were elect to add unsecured guarantees, any assets held by those unsecured guarantors would not be included in the collateral securing the Notes.

If an event of default occurs and the Notes are accelerated, the Notes will rank equally with the holders of other unsubordinated and unsecured indebtedness with respect to those excluded assets. To the extent the claims of note holders exceed the value of the assets securing the Notes and other liabilities, claims related to the excluded assets will rank equally with the claims of the holders of any other unsecured indebtedness and other indebtedness secured by a first priority lien.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The trustee and the collateral agent have no obligation to monitor, and we may fail to inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in that after-acquired collateral. The collateral agent for the Notes also has no obligation to monitor the perfection of any security interest in favor of the Notes against third parties. This failure may result in the loss of the security interest in any additional property or rights that constitute collateral or the priority of the security interest in favor of the Notes against third parties.

There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and Guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the Notes will be released automatically, including:

•	a sale, transfer or other disposal of the collateral in a transaction not prohibited under the indentures governing the Notes;

•	with respect to collateral held by one or more secured guarantors, upon the release of those secured guarantors from their Guarantees;

•	to the extent that such collateral is released or no longer required to be pledged pursuant to the terms of the credit agreement, any other first lien obligations and any junior lien obligations;

•	with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby; and

•

following any date that the Notes have an investment grade rating from both Moody’s and S&P, no default has occurred and is continuing, and the liens on the collateral securing all first lien obligations (including the credit agreement) and any junior lien obligations have been released.

If we were to receive investment grade corporate ratings from both rating agencies and the other conditions to release of the collateral under the credit agreement are met, or if we were to amend the credit agreement in the future to otherwise permit the release of the collateral, the collateral securing the Notes and the Guarantees will be released. In that case, you would have an unsecured claim under the Notes. We cannot assure you whether this will occur, nor can we predict whether any subsequent downgrade by one or both of the rating agencies may occur.

If the other conditions described in the last bullet point above are met, the collateral will be automatically released, and we and the secured guarantors will not be required to pledge the collateral for the benefit of the noteholders if the rating of the Notes by either rating agency is later downgraded below investment grade, even though we would be required to pledge the collateral for the benefit of the lenders under the credit agreement.

If such a circumstance were to occur, the Notes would be subordinated to the borrowings under the credit agreement, and any other first lien obligations and junior lien obligations under which the lien on the collateral is not released, to the extent of the value of that collateral.

The indentures governing the Notes also permit us to designate one or more of our restricted subsidiaries that is a subsidiary guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be released under the indentures governing the Notes but not necessarily under our credit agreement. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

We will in most cases have control over the collateral.

The security documents generally allow us and the secured guarantors to remain in possession of, to retain exclusive control over, to freely operate, and to collect, invest and dispose of any income from, the collateral. These rights may adversely affect the value of the collateral at any time.

In the event of our bankruptcy, the ability of the holders of the Notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the Notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect that, among other things, stays:

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the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Thus, upon the commencement of a bankruptcy case, secured creditors are prohibited from repossessing their collateral from a debtor, or from disposing of that collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use, sell or lease collateral in the ordinary course of its business even though the debtor is in default under the applicable debt instruments. Upon request from a secured creditor, the bankruptcy court will prohibit or condition the use, sale or lease of collateral as is necessary to provide “adequate protection” of the secured creditor’s interest in the collateral. The meaning of the term “adequate protection” may vary according to the circumstances but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines any diminution in the value of the collateral occurs as a result of the debtor’s use, sale or lease of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether payments under the Notes would be made following commencement of and during a bankruptcy case, whether or when the trustee or collateral agent under the indenture could foreclose upon or sell the collateral or whether or to what extent holders of Notes would be compensated for any delay in payment or loss of value as a result of the use, sale or lease of their collateral through the requirement of “adequate protection.” A creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. The U.S. bankruptcy court has broad discretionary powers in determining whether to grant a creditor relief from the stay.

Any future pledge of collateral in favor of the holders of Notes might be voidable in bankruptcy.

Any future pledge of collateral in favor of the holders of Notes, including pursuant to the security documents delivered after the date of the indentures governing the Notes, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, under the bankruptcy code, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of Notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced with 90 days following the pledge, or, in certain circumstances, a longer period.

The value of the collateral securing the Notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the Notes will only be entitled to post-petition interest under the bankruptcy code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the Notes that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the bankruptcy code. No appraisal of the fair market value of the collateral has been prepared in connection with this offering, and the value of the holders’ interest in the collateral may not equal or exceed the principal amount of the Notes.

We may be required to, but not be able to, repurchase the Notes upon a change of control.

Pursuant to the terms of the indentures governing the Notes, if the Notes do not have investment grade ratings from one or both of Moody’s and S&P, then we will be required to offer to repurchase the Notes if we enter into an agreement to undertake a transaction that would result in a specified kind of change of control, we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the credit agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the Notes and repayment of borrowings under our credit agreement would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the Notes in that circumstance, we will be in default under the indentures governing the Notes. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law. In order to avoid the obligations to repurchase the Notes and events of default and potential breaches of the credit agreement, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indentures governing the Notes, constitute a “change of control” that would require us to repurchase the Notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Notes. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control Following a Downgrade from Investment Grade Ratings.”

The exercise by the holders of Notes of their right to require us to repurchase the Notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing Notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing Notes. In that case, our failure to purchase tendered Notes would constitute an event of default under the indentures governing the Notes which could, in turn, constitute a default under our other indebtedness. Further, our ability to pay cash to the holders of Notes upon a repurchase may be limited by our then existing financial resources.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets, if that covenant is then in effect.

The definition of change of control in the indentures governing the Notes includes a phrase relating to the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of Notes to require us, if the covenant is then applicable, to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the Notes, the Guarantees and/or the grant of collateral, and if that occurs, you may not receive any payments on the Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the Guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the Guarantees (or the grant of collateral securing any such obligations) could be voided as a fraudulent transfer or conveyance if we or any of the subsidiary guarantors, as applicable, (a) issued the Notes or incurred the Guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the Guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the Guarantees;

•

the issuance of the Notes or the incurrence of the Guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the subsidiary guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the subsidiary guarantor’s ability to pay as they mature; or

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we or any of the subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the subsidiary guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the Guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes or the incurrence of a Guarantee or the grant of security interest was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or that Guarantee, void the grant of collateral, subordinate the Notes or that Guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the Notes to repay any amounts received with respect to that Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes. Further, the avoidance of the Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Any rating assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes. We are making this exchange offer solely to satisfy our obligations under the registration rights agreements entered into in connection with the offering of the Original Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Original Notes in like principal amount, which will be cancelled, and, as such, issuing the Exchange Notes will not result in any increase in our indebtedness or be financed with new borrowings.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We entered into registration rights agreements (the “registration rights agreements”) with the initial purchasers of the Original Notes, one agreement relating to the 2030 Original Notes and another agreement relating to the 2026 Original Notes and the 2032 Original Notes. In the registration rights agreements, we and the subsidiary guarantors agreed to, at our cost:

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use our commercially reasonable best efforts to file a registration statement (which we refer to as an exchange offer registration statement) with the SEC with respect to a registered exchange offer (which we refer to as the “Exchange Offer”) to exchange each series of Original Notes for new Exchange Notes, guaranteed by the subsidiary guarantors and having terms identical in all material respects to the Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or additional interest (as defined below)); and

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use our commercially best reasonable efforts to cause the registration statement relating to the Exchange Offer to be declared effective under the Securities Act and to consummate the Exchange Offer not later than 60 days after such effective date.

In addition, we agreed to provide that upon the effectiveness of the registration statement relating to the Exchange Offer, we would promptly commence the Exchange Offer, whereby the Exchange Notes will be offered in exchange for surrender of the Original Notes, and that we will keep the registered Exchange Offer open for not less than 20 business days (or longer if required by applicable law including in accordance with the requirements of Regulation 14E under the Exchange Act) after the date notice of the Exchange Offer is first mailed, sent or given to the noteholders. For each Original Note surrendered to us for exchange pursuant to the Exchange Offer, the holder of such Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note.

Resale of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, including Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling LLP (dated July 2, 1993), we believe the Exchange Notes will be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided, however, that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. We also believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the sale of the Original Notes) with this prospectus.

We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offer to distribute those securities following completion of the Exchange Offer. We are not aware of any person that will participate in the Exchange Offer with a view to distribute the Exchange Notes. If you tender your Original Notes in the Exchange Offer with the intention of participating in any manner in a distribution of the Exchange Notes, you:

•	cannot rely on such interpretations of the SEC staff set forth in the no-action letters described above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell Exchange Notes, and be identified as an underwriter in the prospectus.

Unless an exemption from registration is otherwise available, the resale by any security holder intending to distribute Exchange Notes should be covered by an effective registration statement under the Securities Act containing the selling security holder’s information required under the Securities Act. This prospectus may be used for an offer to resell, a resale or other retransfer of Exchange Notes only as specifically described in this prospectus. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Shelf Registration

In the event that we and the subsidiary guarantors determine that a registered exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if for any reason the Exchange Offer is not for any other reason completed on or prior to March 21, 2023 (in the case of the 2030 Original Notes) or February 24, 2024 (in the case of the 2026 Original Notes and the 2032 Original Notes), or, in certain circumstances, any initial purchaser so requests in connection with any offer or sale of Original Notes, we and the subsidiary guarantors will use our reasonable best efforts to file and to have become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the date that the Original Notes cease to be “registrable securities” (as defined in the registration rights agreements), or such shorter period that will terminate when all Original Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We and the subsidiary guarantors will, in the event of such a shelf registration, provide to each participating holder of Original Notes copies of a prospectus, notify each participating holder of Original Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Original Notes. A holder of Original Notes that sells Original Notes under the shelf registration statement generally will be required to make certain representations to us (as described in the registration rights agreements), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of Original Notes (including certain indemnification obligations). Holders of Original Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from UHS. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their Original Notes for Exchange Notes in the Exchange Offer.

Additional Interest

If: (1)(a) we have not exchanged Exchange Notes for all Original Notes validly tendered in accordance with the terms of the Exchange Offer or, if a shelf registration statement is required and is not declared effective on or prior to March 21, 2023 (in the case of the 2030 Original Notes) or February 24, 2024 (in the case of the 2026 Original Notes and the 2032 Original Notes) or (b) we receive a request by an initial purchaser to file a shelf registration statement and it does not become effective by the later of March 21, 2023 (in the case of the 2030 Original Notes) or February 24, 2024 (in the case of the 2026 Original Notes and the 2032 Original Notes) or the 90th day following such request, or (2) if applicable, a shelf registration statement covering resales of the Original Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive) or such shelf registration statement ceases to be effective on more than two occasions, in each case, in any 12-month period (the 31st such day or such third occasion, as applicable, the “Trigger Date”), then additional interest will accrue on the principal amount of the notes that are “registrable securities” at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed

0.50% per annum) commencing on (a) March 21, 2023 (in the case of the 2030 Original Notes) or February 24, 2024 (in the case of the 2026 Original Notes and the 2032 Original Notes), in the case of (1) above, or (b) the Trigger Date, in the case of (2) above, until the Exchange Offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such notes cease to be “registrable securities.”

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the notes is payable. The exchange notes will be accepted for clearance through DTC.

This summary of the provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, copies of which are available from us upon request.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Original Notes properly tendered and not withdrawn prior to the expiration time of the Exchange Offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes surrendered under the Exchange Offer and accepted by us. Original Notes may be tendered only in integral multiples of $1,000, subject to a $2,000 minimum, and untendered Original Notes may only be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except the Exchange Notes will not be subject to transfer restrictions and holders of the Exchange Notes, with limited exceptions, will have no registration rights. Also, the Exchange Notes will not include provisions contained in the Original Notes that required payment of additional interest in the event we failed to satisfy our registration obligations with respect to the Original Notes. Each series of Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the related Original Notes.

The Exchange Offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered for exchange.

As of the date of this prospectus, $700,000,000 in aggregate principal amount of 2026 Original Notes, $800,000,000 in aggregate principal amount of 2030 Original Notes and $500,000,000 in aggregate principal amount of 2030 Original Notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the Original Notes. There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the Exchange Offer.

We intend to conduct the Exchange Offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act, and the SEC rules and regulations. Original Notes that are not tendered for exchange in the Exchange Offer:

•	will remain outstanding;

•	will continue to accrue interest; and

•	will be entitled to the rights and benefits that holders have under the indenture relating to such notes and, under limited circumstances, the registration rights agreements.

We will be deemed to have accepted for exchange properly tendered Original Notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us. We will issue the Exchange Notes promptly after the expiration of the Exchange Offer.

If you tender Original Notes in the Exchange Offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. It is important that you read “—Fees and Expenses” below for more details about fees and expenses incurred in the Exchange Offer.

We will return any Original Notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.

The Exchange Offer is not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.

Expiration Time

The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , unless at our sole discretion we extend the Exchange Offer.

Extensions, Delay in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or at various times, to extend the period of time during which the Exchange Offer is open. We may delay acceptance for exchange of any Original Notes by giving oral or written notice of the extension to their holders. During any such extensions, all Original Notes you have previously tendered will remain subject to the Exchange Offer for that series, and we may accept them for exchange.

To extend the Exchange Offer, we will notify the exchange agent orally or in writing (if oral to be promptly confirmed in writing) of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied with respect to the Exchange Offer, we reserve the right, at our sole discretion:

•	to extend the Exchange Offer;

•	to delay accepting for exchange any Original Notes; or

•	to terminate the Exchange Offer.

We will give oral or written notice (if oral to be promptly confirmed in writing) of such extension, delay or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the Exchange Offer in any manner.

Any such extension, delay in acceptance, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the Original Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement and we will extend the offer period if necessary so that at least five business days remain in the offer period following notice of the material change. We will distribute the supplement to the registered holders of the Original Notes. Depending on the significance of the amendment and the manner of disclosure to the registered holders, we may extend, pursuant to the terms of the registration rights agreement and the requirements of federal securities law, the Exchange Offer if the Exchange Offer would otherwise expire during such period.

Without limiting the manner in which we may choose to make public announcements of any extension, delay in acceptance, termination or amendment of the Exchange Offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer and subject to the terms of the registration rights agreements, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes and may terminate or amend the Exchange Offer, if at any time before the expiration time of the Exchange Offer any of the following events occur:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the Exchange Offer; or

•	the Exchange Offer violates any applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not be obligated to accept for exchange the Original Notes of any holder that has not made to us:

•	the representations described under “—Procedures for Tendering” and “Plan of Distribution;” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the Exchange Notes under the Securities Act.

We expressly reserve the right to amend or terminate the Exchange Offer notwithstanding the satisfaction of the foregoing, and to reject for exchange any Original Notes upon the occurrence of any of the conditions to the Exchange Offer specified above. We will give oral or written notice of any extension, non-acceptance, termination or amendment to the holders of the Original Notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times at our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. If we waive a condition, we may be required to extend the expiration time of the Exchange Offer in order to comply with applicable securities laws.

In addition, we will not accept for exchange any Original Notes tendered, and will not issue Exchange Notes in exchange for any such Original Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures relating to the Exchange Notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

Only a holder of the Original Notes as determined by our records or those of U.S. Bank Trust Company, National Association, as trustee or DTC may tender Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of DTC, described below.

To complete a physical tender, a holder must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;

•	mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration time; and

•	deliver the Original Notes to the exchange agent prior to the expiration time.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under “Prospectus Summary—The Exchange Agent” prior to the expiration time.

To complete a tender through DTC’s automated tender offer program, the exchange agent must receive, prior to the expiration time, a timely confirmation of book-entry transfer of such Original Notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message.

The tender by a holder that is not withdrawn prior to the expiration time and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION TIME. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ORIGINAL NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender if You Are a Beneficial Owner

If you beneficially own Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those Original Notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either:

•	make appropriate arrangements to register ownership of the Original Notes in your name, or

•	obtain a properly completed bond power from the registered holder of your Original Notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration time.

Signatures and Signature Guarantees

You must have signatures on a letter of transmittal or a notice of withdrawal described below under “—Withdrawal of Tenders” guaranteed by an eligible institution unless the Original Notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When Endorsements or Bond Powers Are Needed

If a person other than the registered holder of any Original Notes signs the letter of transmittal, the Original Notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder’s name appears on the Original Notes. An eligible institution must guarantee that signature.

If the letter of transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the Exchange Offer electronically. They may do so by causing DTC to transfer the Original Notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

An agent’s message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

•	DTC has received an express acknowledgment from a participant in DTC’s automated tender offer program that is tendering Original Notes that are the subject of such book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce the agreement against such participant.

Determinations under the Exchange Offer

We will determine at our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Original Notes and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of our counsel, might be unlawful. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration time.

When We Will Issue Exchange Notes

In all cases, we will issue Exchange Notes for Original Notes that we have accepted for exchange in the Exchange Offer only after the exchange agent timely receives:

•	Original Notes or a timely book-entry confirmation of transfer of such Original Notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Original Notes Not Accepted or Exchanged

If we do not accept any tendered Original Notes for exchange for any reason described in the terms and conditions of the Exchange Offer or if Original Notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged Original Notes without expense to their tendering holder. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described below, such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.

Your Representations to Us

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you hold all right, title and interest in and to the Original Notes;

•	you transfer all right, title and interest in the Original Notes to us in exchange for the Exchange Notes free and clear of all liens, encumbrances, or rights or interests of third parties;

•	any Exchange Notes to be received by you will be acquired in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of UHS or any subsidiary guarantor, or if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

•

if you are a Participating Broker-Dealer that will receive Exchange Notes for your own account in exchange for Original Notes acquired as a result of market-making or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Resales

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration time. For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal prior to the expiration time at one of the addresses listed above under “Prospectus Summary—The Exchange Agent;” and

•	the withdrawing holder must comply with the appropriate procedures of DTC’s automated tender offer program.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the registration number or numbers and the principal amount of such Original Notes;

•

be signed by the person who tendered the Original Notes in the same manner as the original signature on the letter of transmittal used to deposit those Original Notes or be accompanied by documents of transfer sufficient to permit the Trustee to register the transfer in the name of the person withdrawing the tender; and

•	specify the name in which such Original Notes are to be registered, if different from that of the person who tendered the Original Notes.

If Original Notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any Original Notes so withdrawn not to have been validly tendered for exchange for purposes of the Exchange Offer.

Any Original Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Original Notes will be credited to an account maintained with DTC for the Original Notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. You may retender properly withdrawn Original Notes by following one of the procedures described above under “—Procedures for Tendering” at any time on or prior to the expiration time.

Guaranteed Delivery Procedures

If you wish to tender your Original Notes but your Original Notes are not immediately available or you cannot deliver your Original Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of Original Notes, prior to the expiration tine, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration time, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission (if the notice of guaranteed delivery does not require a signature guarantee), mail, or hand delivery or a properly transmitted agent’s message, that (1) sets forth your name and address, the certificate number(s) of such Original Notes and the principal amount of Original Notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three business days after the expiration time, the letter of transmittal, or copy thereof, together with the Original Notes, and any other documents required by the letter of transmittal or a book-entry confirmation and agent’s message, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered Original Notes in proper form for transfer or a book-entry confirmation of transfer of the Original Notes into the exchange agent’s account at DTC and an agent’s message within three business days after the expiration time.

Upon request, the exchange agent will send to you a form of notice of guaranteed delivery if you wish to tender your Original Notes according to the guaranteed delivery procedures.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

We will pay cash expenses to be incurred in connection with the Exchange Offer. They include:

•	SEC registration fees for the Exchange Notes;

•	fees and expenses of the exchange agent and the trustee and exchange agent;

•	accounting and legal fees;

•	printing costs; and

•	related fees and expenses.

Transfer Taxes

If you tender your Original Notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of Original Notes in the Exchange Offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes for Exchange Notes in the Exchange Offer.

If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of Exchange Notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the Exchange Offer.

Consequences of Failure to Exchange

If you do not exchange your Original Notes for Exchange Notes in the Exchange Offer, you will remain subject to the existing restrictions on transfer of the Original Notes. In general, you may not offer or sell the Original Notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the Original Notes under the Securities Act. We generally have no obligation to re-offer to exchange the Exchange Notes for Original Notes following the expiration of the Exchange Offer. The tender of Original Notes in the Exchange Offer will reduce the outstanding principal amount of the Original Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any Original Notes that you continue to hold. See “Risk Factors—Risks Related to the Exchange Offer—If you do not exchange your Original Notes, your Original Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding Original Notes.”

Other

Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

In the future, we may at our discretion seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Original Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Original Notes, except as required by the registration rights agreements.

DESCRIPTION OF THE NOTES

This is a description of the particular terms of the 1.650% Senior Secured Notes due 2026 (the “2026 Original Notes”), the 2.650% Senior Secured Notes due 2030 (the “2030 Original Notes”), the 2.650% Senior Secured Notes due 2032 (the “2032 Original Notes” and, together with the 2026 Original Notes and the 2030 Original Notes, the “Original Notes”), the 1.650% Senior Secured Notes due 2026 (the “2026 Exchange Notes”), 2.650% Senior Secured Notes due 2030 (the “2030 Exchange Notes”) and 2.650% Senior Secured Notes due 2032 (the “2032 Exchange Notes” and together with the 2026 Exchange Notes and the 2030 Exchange Notes, the “Exchange Notes”). In this description of the Notes, all references to “we,” “us” or “our” and the “Company” are to Universal Health Services, Inc. only (the “Issuer”) and not to any of its subsidiaries. Although for convenience the Original Notes and Exchange Notes are referred to as the “Notes,” each series of Original Notes have been and each series of Exchange Notes will be issued as a separate series and will not together have any class voting rights. Accordingly, for purposes of this description of the notes, unless the context otherwise requires, references to the “Notes” shall be deemed to refer to each series of Notes separately, and not to the Original Notes and the Exchange Notes on a combined basis. In this description of the Notes, the 2026 Original Notes and the 2026 Exchange Notes are referred to collectively as the “2026 Notes,” the 2030 Original Notes and the 2030 Exchange Notes are referred to collectively as the “2030 Notes,” and the 2032 Original Notes and the 2032 Exchange Notes are referred to collectively as the “2032 Notes.”

We issued the 2030 Original Notes and we will issue the 2030 Exchange Notes under an indenture, dated as of September 21, 2020, among UHS, the subsidiary guarantors, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and JPMorgan Chase Bank, N.A. as Collateral Agent (the “2020 Indenture”). We issued the 2026 Original Notes and the 2032 Original Notes and we will issue the 2026 Exchange Notes and 2032 Exchange Notes under an indenture, dated as of August 24, 2021, among UHS, the subsidiary guarantors, the Trustee, and JPMorgan Chase Bank, N.A. as Collateral Agent (the “2021 Indenture”). The 2020 Indenture and the 2021 Indenture are referred to in this description as the “Indentures” and each is referred to individually as an “Indenture.” The Indentures set forth the specific terms applicable to the Notes. This description is intended to be an overview of the material provisions of the Notes and the Indentures. This summary is not complete and is qualified in its entirety by reference to the Indentures. You should carefully read the summary below. The terms of the Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended.

Brief description of the Notes

The Notes:

•	will be general senior secured obligations of the Issuer;

•

will be secured on a first-priority basis, subject to Permitted Liens, by the Collateral subject to a shared Lien of equal priority with the existing and future First Lien Obligations, including the Senior Credit Facility Obligations;

•	will be structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries;

•

will rank equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, will be effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness and any future Junior Lien Obligations;

•	will be senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•

will initially be unconditionally guaranteed on a joint and several basis by each Restricted Subsidiary that guarantees the Senior Credit Facility, all of which Guarantors on the Issue Date will be Secured Guarantors.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, will jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indentures and the Notes, whether for payment of principal of, premium, if any, or interest (including Additional Interest, if any) in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indentures by executing the Indentures.

The Restricted Subsidiaries that guarantee our Senior Credit Facility will initially guarantee the Notes. As of the date of this prospectus, each of the Guarantors is a Secured Guarantor, and each of the Guarantees of such Secured Guarantors will be general senior secured obligations of such Secured Guarantors and will be secured by a first-priority lien, subject to Permitted Liens, on the Collateral. The Guarantees of the Secured Guarantors will rank equally in right of payment with all existing and future senior Indebtedness of the Secured Guarantor but, to the extent of the value of the Collateral, will be effectively senior to all of the Secured Guarantors’ unsecured senior Indebtedness and Junior Lien Obligations. In the future, if any Unsecured Guarantor guarantees the Notes as provided in “—Certain Covenants—Additional Subsidiary Guarantees,” the Guarantee of such Unsecured Guarantor will rank equally in right of payment with all existing and future senior Indebtedness of the Unsecured Guarantor, will rank pari passu with all of the Unsecured Guarantor’s unsecured senior Indebtedness and will be effectively subordinated to any secured Indebtedness of such Unsecured Guarantor to the extent of the value of the assets securing such secured Indebtedness. The Guarantees of all the Guarantors will be senior in right of payment to all existing and future subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Notes.

Not all of our Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Subsidiaries that are Foreign Subsidiaries, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries will guarantee the Notes. For the year ended December 31, 2021, our subsidiaries in the United Kingdom, which are non-guarantor subsidiaries, represented approximately 5% of our net revenues, and together with our remaining non-guarantor Subsidiaries represented less than 19% of our net revenues. As of September 30, 2022, Subsidiaries in the United Kingdom, which are non-guarantor Subsidiaries, represented approximately 3% of our total assets excluding intercompany assets, and together with our remaining non guarantor Subsidiaries represented less than 20% of our total assets excluding intercompany assets. As of September 30, 2022, our non-guarantor Subsidiaries had less than $23 million of long-term debt.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indentures to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk factors—Risks related to the notes-Federal and state fraudulent transfer laws may permit a court to void the notes, guarantees and/ or the grant of collateral, and if that occurs, you may not receive any payments on the notes.”

Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1)

(a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with any applicable provisions of the Indentures;

(b)

the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility, any other First Lien Obligations and any Junior Lien Obligations (and if the Guarantor has become a guarantor under any Additional Indebtedness, the release or discharge of the guarantee by such Guarantor of such Additional Indebtedness), including any other guarantee that resulted in the creation of such Guarantee, except (i) a discharge or release by or as a result of payment under such guarantee or (ii) by reason of the termination of the Senior Credit Facility;

(c)	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indentures;

(d)

the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or the discharge of the Issuer’s and the Guarantors’ obligations under the Indentures in accordance with the terms of the Indentures; or

(e)

upon an Investment Grade Rating Event, but only (i) to the extent described under “—Release of collateral and guarantees upon investment grade rating event” (which includes the release by the Guarantor of its guarantees of all other First Lien Obligations and Junior Lien Obligations) and (ii) in the case of a Secured Guarantor, if the Liens on the Collateral of such Secured Guarantor securing its Guarantee of the Notes and the Notes Obligations are also released at such time as described under “—Release of collateral and guarantees upon investment grade rating event”; and

(2)

such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indentures and the Security Documents relating to such transaction have been complied with.

Holding Company Structure

UHS is a holding company for its Subsidiaries, with no material operations of its own and only limited assets other than the Capital Stock of its Subsidiaries. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security General

The obligations of the Issuer with respect to the Notes, the obligations of the Secured Guarantors under their Guarantees, and the performance of all other obligations of the Issuer and the Secured Guarantors under the Indentures will be secured by a perfected first-priority security interest, subject to Permitted Liens, in the Collateral owned by the Issuer and the Secured Guarantors, in each case whether now owned or hereafter acquired subject to a shared Lien of equal priority with the obligations of the Issuer and the Secured Guarantors under the Senior Credit Facility and any other First Lien Obligations. First Lien Secured Parties other than the Holders of the Notes have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the Holders of the Notes, particularly the rights described below under “—Intercreditor provisions in the security agreement.” For a brief description of the Collateral, see “Description of other indebtedness-Credit agreement-Guarantees and security.”

The Issuer and the Secured Guarantors are and will be able to incur additional Indebtedness in the future that could share in the Collateral, including Additional First Lien Obligations, Junior Lien Obligations,

Obligations secured by Permitted Liens or Mortgages (as applicable). The amount of such additional Obligations will be limited by the covenant described under “—Certain Covenants—Limitations on Mortgages,” but the covenant is limited in scope and contains a number of exceptions. Under certain circumstances, the amount of any such additional Obligations could be significant.

The Trustee shall have no responsibility whatsoever to comply with any provision of, nor shall be charged with knowledge of, any document governing Additional First Lien Obligations to which it is not a party.

After-Acquired Collateral

From and after the Issue Date and prior to the Collateral Release Date, subject to certain limitations and exceptions, if the Issuer or any Secured Guarantor (i) acquires any property or asset that would constitute Collateral or (ii) creates any additional security interest upon any property or asset to secure any First Lien Obligations, it must grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with Respect to the Collateral

The Issuer, the Secured Guarantors, the Trustee, the designated agents of each Series of other First Lien Obligations and the First Lien Collateral Agent have entered into Security Documents with respect to the Collateral defining the terms of the security interests that secure the Notes and the Guarantees with respect to such Collateral. These security interests will secure the payment and performance when due of all of the Obligations of the Issuers and the Secured Guarantors under the Notes, the Indentures, the applicable Guarantees and the Security Documents, as provided in the Security Documents.

Intercreditor Provisions in the Security Agreement

Under the Security Agreement, the Holders of the Notes will be represented by the Trustee, and the holders of each Series of First Lien Obligations will be represented by their designated agent (each, an “Authorized Representative”). The First Lien Collateral Agent is initially JPMorgan Chase Bank, N.A., in its capacity of collateral agent.

Under the Security Agreement, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral. No Authorized Representative of any First Lien Obligations secured by the Common Collateral (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to take any action with respect to the Common Collateral. The Applicable Authorized Representative will initially be the administrative agent under the Senior Credit Facility, and the Trustee will have no rights to take any action under the Security Agreement other than as the Applicable Authorized Representative.

The administrative agent under the Senior Credit Facility will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Senior Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the Senior Credit Facility Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indentures or other applicable agreement for the Series of First Lien Obligations for which such Non-Controlling Authorized

Representative is an Authorized Representative, and (b) the First Lien Collateral Agents and each other Authorized Representative’s receipt of written notice from that Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indentures or other applicable agreement for that Series of First Lien Obligations, has occurred and is continuing and (ii) the First Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indentures or other applicable agreement for that Series of First Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Issuer or the Secured Guarantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

Except as provided above, the Applicable Authorized Representative shall have the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any Person (other than the Applicable Authorized Representative), and no Authorized Representative (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Common Collateral. No Authorized Representative of any Series of First Lien Obligations (other than the Applicable Authorized Representative) may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent (acting on the instruction of the Applicable Authorized Representative) or the Applicable Authorized Representative with respect to the Common Collateral.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer or any Secured Guarantor, the proceeds of any sale, collection or other liquidation of any such Common Collateral by the First Lien Collateral Agent or any other First Lien Secured Party as applicable, shall be applied among the First Lien Obligations to the payment in full of the First Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent and the Authorized Representatives, in their capacities as such.

Release of Collateral

Under the Security Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Common Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and each other Series of First Lien Secured Parties upon such Common Collateral will automatically be released and discharged. However, any proceeds of any Common Collateral realized therefrom will be applied as described under “—Intercreditor provisions in the security agreement.”

The Issuer and the Secured Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors under any one or more of the following circumstances:

(1)	to enable us to consummate the sale, transfer or other disposition of such property or assets (other than to the Issuer or a Guarantor);

(2)

in the case of one or more Secured Guarantors that are released from their Guarantees with respect to the Notes pursuant to the terms of the Indentures, the release of the property and assets and Equity Interests of such Secured Guarantors;

(3)

to the extent that such Collateral is released or no longer required to be pledged pursuant to the terms of the Senior Credit Facility, any other First Lien Obligations and any Junior Lien Obligations;

(4)	with the consent of the Holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby;

(5)	as described under “—Release of Collateral and Guarantees upon Investment Grade Rating Event”;

(6)

a release of assets permitted not to be included in the Collateral pursuant to clause (7) under “—Certain limitations on the collateral” in connection with a Qualified Receivables Transaction (including any Receivables Financing) permitted under the Indenture; or

(7)	as described under “—Modification and Waiver” below.

The Liens on the Collateral securing the Notes and the applicable Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indentures, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a defeasance under the Indentures as described below under “—Defeasance” or discharge of the Issuer’s and the Guarantor’ Obligations under the Indentures in accordance with the Indentures.

If the Liens securing the Senior Credit Facility Obligations are released in connection with the repayment (including cash collateralization of letters of credit) of the Senior Credit Facility Obligations in full and termination of the commitments thereunder, the Liens on the Collateral securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the Senior Credit Facility Obligations secured by the Collateral. From and after any such time when all the Liens securing the First Lien Obligations other than the Notes and the Notes Obligations are released and the Liens on the Collateral securing the Notes remain in existence, if the Issuer or any Secured Guarantor acquires any property or asset constituting Collateral, it shall grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes to the extent then required under “—After-Acquired Collateral.”

To the extent the Trustee is required to execute any release or to direct the First Lien Collateral Agent to execute any release, prior thereto, the Trustee shall have received an Officers’ Certificate and Opinion of Counsel that all conditions precedent to such release in the Indentures and the Security Documents have been complied with.

After such time as the Indentures are qualified under the Trust Indenture Act, any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, after such time as the Indentures are qualified under the Trust Indenture Act, the Issuer and its Subsidiaries will not be required to comply with all or any portion of

Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted the release of Liens on collateral securing indebtedness issued under an indenture qualified under the Trust Indenture Act without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act where such release occurs as a result of the release of such collateral from Liens securing a credit facility or other indebtedness. In addition, certain no action letters issued by the SEC have permitted the release of collateral from Liens securing indebtedness issued under an indenture qualified under the Trust Indenture Act resulting from transactions in the ordinary course of the Issuer’s business without requiring the issuer to provide such certificates and other documents.

Certain Limitations on the Collateral

The Collateral securing the Notes will not include any of the following assets:

(1)	any interest in fee-owned or leased real property of the Issuer and the Secured Guarantors (except as provided for under the “—Certain Covenants—Limitations on Mortgages” section herein);

(2)

any property to the extent that such grant of a security interest is prohibited by any requirements of law of a governmental authority, requires a consent not obtained of any governmental authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property (other than Investment Property or Pledged Stock issued by a Subsidiary of the Issuer or a Receivables Subsidiary) or, in the case of any Investment Property or Pledged Stock issued by a Person that is not a Subsidiary of the Issuer or a Receivables Subsidiary, any applicable shareholder or similar agreement, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law;

(3)

any interest in any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Secured Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary;

(4)	Letter-of-Credit Rights that do not constitute Supporting Obligations (each as defined in the New York UCC);

(5)	any Deposit Accounts (as defined in the New York UCC);

(6)	Intellectual property to the extent perfection of a security interest therein requires any filing to be made outside of the United States;

(7)

Receivables sold, or with respect to which Participation Interests are sold, and all Related Security and Collections with respect to such Receivables pursuant to any Receivables Financing to the extent that the aggregate outstanding amount of the purchase price or loan from the applicable lenders or investors under all Receivables Financing at any time does not exceed the greater of (i) $600.0 million and (ii) 50% of accounts receivable, net, as shown on the Issuer’s most recent consolidated balance sheet for which internal financial statements for the Issuer are available plus the allowance for doubtful accounts with respect to such accounts receivable, as set forth in the footnotes to such financial statements;

(8)	Gift Shop Assets of the Issuer and any Secured Guarantor which is a party to a Receivables Financing that includes the Gift Shop Assets; and

(9)	the assets of any Unsecured Guarantor.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the health care industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the First Lien Collateral Agent acting at the direction of the Applicable Authorized Representative to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Issuer or any Secured Guarantor prior to the First Lien Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the First Lien Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the First Lien Collateral Agent acting at the direction of the Applicable Authorized Representative could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Principal, Maturity and Interest

The Issuer has issued $700,000,000 in aggregate principal amount of 2026 Original Notes, $800,000,000 in aggregate principal amount of 2030 Original Notes and $500,000,000 in aggregate principal amount of 2032 Original Notes. The issuer will issue up to $700,000,000 in aggregate principal amount of 2026 Exchange Notes, $800,000,000 in aggregate principal amount of 2030 Exchange Notes and $500,000,000 in aggregate principal amount of 2032 Exchange Notes in exchange for validly tendered Original Notes in the Exchange Offer. The 2026 Notes will mature on September 1, 2026, the 2030 Notes will mature on October 15, 2030 and the 2032 Notes will mature on January 15, 2032.

The 2026 Notes will bear interest at the rate of 1.650% per annum, the 2030 Notes will bear interest at the rate of 2.650% per annum, and the 2032 Notes will bear interest at the rate of 2.650% per annum, each computed on the basis of a 360-day year of twelve 30-day months. Interest on the Original Notes began accruing on the Issue Date. Interest on the Exchange Notes will accrue from the date it was most recently paid on the applicable Original Notes. Interest on the 2026 Notes will be payable on March 1 and September 1 of each year. Interest on the 2030 Notes will be payable on April 15 and October 15 of each year. Interest on the 2032 Notes will be payable on January 15 and July 15 of each year. Interest payable on any Note that is punctually paid or duly provided for on any interest payment date shall be paid to the person in whose name such Note is registered at the close of business on February 15 and August 15, in the case of the 2026 Notes, April 15 and October 1, in the case of the 2030 Notes, or January 1 and July 1, in the case of the 2032 Notes, as the case may be, preceding such interest payment date.

The Issuer may issue additional Notes of any series from time to time after this offering under the Indentures (any such Notes of such series, “Additional Notes”). Each series of Notes and any Additional Notes of such series subsequently issued under the Indentures will be treated as a single class for all purposes under the Indentures, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indentures and this “Description of the Notes” include any Additional Notes of such series that are actually issued.

We will also pay Additional Interest to Holders if we fail to complete the Exchange Offer described in the Registration Rights Agreement on or prior to March 21, 2023, in the case of the 2030 Original Notes, and February 24, 2024, in the case of the 2026 Original Notes and the 2032 Original Notes, or if certain other conditions contained in the Registration Rights Agreements are not satisfied. See “Exchange Offer; Additional Interest.” All references in the Indentures and this “Description of the Notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement.

The Notes will be issued in book-entry form only.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

The Notes of each series may be redeemed, in whole or in part, at any time prior to the applicable Par Call Date, at the option of the Issuer, at a redemption, or “make whole,” price as calculated by the Issuer equal to the greater of:

•	100% of the aggregate principal amount of the Notes of such series to be redeemed, and

•

an amount equal to the sum of the present value of the remaining scheduled payments of principal of and interest on the Notes of such series to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from the redemption date to the applicable Par Call Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points, in the case of the 2026 Notes, plus 30 basis points, in the case of the 2030 Notes, and 20 basis points, in the case of the 2032 Notes,

•	plus accrued and unpaid interest, if any, to the redemption date.

If the Notes of any series are redeemed on or after the applicable Par Call Date, the redemption price for the Notes of such series to be redeemed will equal 100% of the principal amount of such Notes of such series plus accrued and unpaid interest, if any, to such redemption date.

Redemption Procedure

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a financing transaction or other corporate transaction. Notes called for redemption will become due on the date fixed for redemption. Notices of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, if less than all of the outstanding Notes are to be redeemed, the redemption date, the redemption price (or the method of calculating it) and each place that payment will be made upon presentation and surrender of Notes to be redeemed. If the Trustee is to mail the notice to the Holders then (i) the notice should be given to the Trustee at least five business days prior to the date the notice is to be mailed (or such shorter period as the Trustee shall agree) and (ii)Trustee shall receive an Officers’ Certificate and an Opinion of Counsel.

Unless we default in payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption on the redemption date. If the Issuer redeems less than all of the outstanding Notes of any series, the registrar and paying agent shall select the Notes of such series to be redeemed in the manner described under “—Repurchase at the Option of Holders-Selection and Notice.”

For purposes of determining the optional redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date for any Note: (1) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Independent Investment Banker is given fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by the Issuer.

“Par Call Date” means August 1, 2026 (the date that is one month prior to the maturity date of the 2026 Notes) with respect to the 2026 Notes, July 15, 2030 (the date that is three months prior to the maturity date of the 2030 Notes) with respect to the 2030 Notes, and October 15, 2031 (the date that is three months prior to the maturity date of the 2032 Notes) with respect to the 2032 Notes.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and a Primary Treasury Dealer (as defined herein) selected by Trust Securities, Inc., and each of their respective successors and any other nationally recognized investment banking firm that is a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) appointed from time to time by us; provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute for such entity another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for any Note, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, at the time of computation, (1) the semi-annual equivalent yield to maturity of the United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

Except as set forth above, the Notes will not be redeemable by us prior to maturity.

Denominations, Registration and Transfer

The Issuer will issue the Notes in registered form and in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. We have appointed the Trustee as security registrar.

Repurchase at the Option of Holders

Change of Control Following a Downgrade from Investment Grade Ratings

If on any date following the Issue Date, one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or both of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Subsidiaries will thereafter (the “Reversion Date”) be subject to the covenant described in this subsection “—Change of Control Following a Downgrade from Investment Grade Ratings” (the “Suspended Covenant”) under the Indentures with respect to future events, including, without limitation, a proposed transaction described in clause (b) above. As of the date of this prospectus, the Notes do not have Investment Grade Ratings from both Rating Agencies. Accordingly, the Suspended Covenant is in effect.

The Suspended Covenant provides that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuer will make an offer to purchase all of the Notes of each series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the registrar, or otherwise deliver such notice in accordance with the procedures of DTC, with the following information:

(1)

that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)

that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)

that Holders tendering less than all of their Notes of any series will be issued new Notes of such series and such new Notes will be equal in principal amount to the unpurchased portion of the Notes of such series surrendered. The unpurchased portion of the Notes of such series must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8)	the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indentures, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indentures by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)

deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating the aggregate principal amount of such Notes or portions thereof that have been tendered to and purchased by the Issuer and an Opinion of Counsel, in each case, stating that all conditions precedent to the consummation of the Change of Control Offer have been complied with.

The Senior Credit Facility provides, and future credit agreements or other agreements relating to senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable.

The Issuer’s ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control may be limited by its then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Certain provisions under the Indentures relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. The Indentures will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indentures relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Selection and Notice

If the Issuer is redeeming less than all of the Notes of any series issued by it at any time, the Notes of such series will be selected for redemption (a) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 15 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indentures. If any Note of a series is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note of such series shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note of any series in a principal amount equal to the unredeemed portion of the original Note of such series in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes of such series or portions thereof called for redemption.

Release of Collateral and Guarantees upon Investment Grade Rating Event

If on any date following the Issue Date, (a)(i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indentures (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as an “Investment Grade Rating Event”), and (b) the terms of all other First Lien Obligations and Junior Lien Obligations provide that the Liens on the Collateral securing such First Lien Obligations and Junior Lien Obligations shall be, and substantially concurrently are, released, then, beginning on that day (such date, the “Collateral Release Date’”), the Guarantees shall be released (to the extent the guarantees by the Guarantors of all other First Lien Obligations and Junior Lien Obligations are also released, whether or not such other guarantees can be reinstated), the Liens on the Collateral securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors shall be released, and the Issuer and its Restricted Subsidiaries will not be subject to the covenant under “—Additional subsidiary guarantees” (the “Guarantees Covenant”) or the covenant under “—After-acquired collateral” (the “Collateral Covenant”). In the event the collateral and Guarantees are released and the Guarantees Covenant is no longer in effect upon an Investment Grade Rating Event, the collateral and the Guarantees will not be reinstated upon any subsequent downgrade or withdrawal of the Investment Grade Ratings, even if the collateral and the Guarantees are reinstated with respect to other First Lien Obligations and Junior Lien Obligations.

As of the date of this prospectus, the Notes do not have Investment Grade Ratings from both Rating Agencies. In addition, as of the date of this prospectus, the condition in clause (b) of the preceding paragraph has not been met because the conditions to the release of the Collateral under the Senior Credit Facilities have not been met. In order for the Collateral to be released under the terms of the Senior Credit Facilities, we must receive an investment grade corporate rating from both Moody’s and S&P, no default or event of default shall have occurred and be continuing under the Senior Credit Facilities and the liens on the Collateral securing the Notes must be released contemporaneously. Accordingly, if we were to receive investment grade corporate ratings from both Rating Agencies and the other conditions to release of the Collateral under the Senior Credit Facilities are met, or if we were to amend the Senior Credit Facilities in the future to otherwise permit the release of the Collateral, the Collateral securing the Notes and the Guarantees will be released.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indentures.

Limitations on Mortgages

Nothing in the Indentures or in the Notes shall in any way restrict or prevent the Issuer or any Subsidiary from incurring any Indebtedness; provided, however, that the Indentures provide that neither the Issuer nor any of its Subsidiaries will issue, assume or guarantee any indebtedness or obligation secured by Mortgages (other than Permitted Liens) upon any Principal Property, unless the Notes shall be secured equally and ratably with (or prior to) such Indebtedness. This restriction will not apply to:

(a)

Mortgages securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements or property, if the Indebtedness and the related Mortgages are incurred within 12 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

(b)

Mortgages existing on property at the time of its acquisition by the Issuer or a Subsidiary or on the property of a Person at the time of the acquisition of such Person by the Issuer or a Subsidiary (including acquisitions through merger or consolidation);

(c)	Mortgages to secure Indebtedness on which the interest payments to holders of the related Indebtedness are excludable from gross income for federal income tax purposes under Section 103 of the Code;

(d)	Mortgages in favor of the Issuer or any Subsidiary;

(e)	Mortgages existing on the date of the 2020 Indenture or the 2021 Indenture, as applicable;

(f)

Mortgages in favor of a government or governmental entity that (i) secure Indebtedness which is guaranteed by the government or governmental entity, (ii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or (iii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of the property subject to the Mortgage;

(g)

Mortgages incurred in connection with the borrowing of funds where such funds are used to repay, within 120 days after entering into such Mortgage, Indebtedness in the same principal amount secured by other Mortgages on Principal Property with at least the same appraised fair market value; and

(h)

any extension, renewal or replacement of any Mortgage referred to in clauses (a) through (g) above; provided the amount secured is not increased and such extension, renewal or replacement Mortgage relates to the same property.

Limitations on Sale and Lease-Back Transactions

The Indentures provide that neither the Issuer nor any Subsidiary will, after the Issue Date, enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another person (other than with the Issuer or a Subsidiary) unless either:

(a)	the Issuer or such Subsidiary could incur Indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Notes; or

(b)

within 150 days, the Issuer applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under the Indentures, to the voluntary retirement of the Funded Debt of the Issuer and its Restricted Subsidiaries and/or the acquisition or construction of a Principal Property.

The foregoing limitation shall not apply to any Sale and Lease-Back Transaction that is in effect on the Issue Date and any renewals or extensions thereof; provided that if any Principal Property is substituted for a Principal Property that is a subject of a Sale and Lease-Back Transaction that is in effect on the Issue Date, for purposes of “—Certain Covenants—Exempted transactions,” any increase in Attributable Indebtedness shall be counted as Indebtedness for purposes of the calculation set forth thereunder.

Exempted Transactions

Notwithstanding the foregoing provisions described above under “—Limitations on Mortgages” and “—Limitations on Sale and Lease-Back Transactions,” if the aggregate outstanding principal amount of all Indebtedness of the issuer and its Subsidiaries that is subject to and not otherwise permitted under these restrictions does not exceed 15.0% of the Consolidated Net Tangible Assets of the issuer and its Subsidiaries, then:

(a)	the issuer or any of its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages without any requirement to equally and ratably secure the notes; and

(b)	the issuer or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction.

Additional Subsidiary Guarantees

At any time prior to the Collateral Release Date, if any Restricted Subsidiary of the issuer other than a Guarantor (i) guarantees any Indebtedness under the Senior Credit Facility, any other First Lien Obligations or any Junior Lien Obligations or (ii) if the issuer or the Guarantors have no Indebtedness outstanding, and all commitments thereunder have been terminated under the Senior Credit Facility, any other First Lien Obligations or any Junior Lien Obligations, guarantees any Additional Indebtedness, then within 30 days thereof, the issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those applicable to the Guarantors under the Indentures and will deliver to the Trustee an Officers’ Certificate and Opinion of Counsel that such supplemental indenture is authorized or permitted by the indenture, and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions). In addition, at any time prior to the Collateral Release Date, if such Restricted Subsidiary grants any Lien to secure any Indebtedness described in clause (i) or (ii) above, such Restricted Subsidiary shall grant a first-priority perfected security interest in the Collateral as security for the Notes, shall execute and deliver to the Trustee joinders to any applicable Security Document for the benefit of the holders of the Notes and shall be a “Secured Guarantor” for all purposes under the Indentures.

Thereafter, such Restricted Subsidiary will be a Guarantor with respect to the Notes until such Restricted Subsidiary’s Guarantee with respect to the Notes is released in accordance with the Indentures.

In addition, the issuer may elect, in its sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor by complying with the applicable provisions of the second preceding paragraph until such Restricted Subsidiary’s Guarantee with respect to the Notes is released in accordance with the Indentures.

For the avoidance of doubt, any Restricted Subsidiary that becomes a Guarantor pursuant to the third preceding paragraph will be an Unsecured Guarantor unless such Restricted Subsidiary grants any Lien to secure any Indebtedness described in clause (i) or (ii) of the third preceding paragraph above, in which case, and only such case, such Restricted Subsidiary shall grant a first-priority perfected security interest in the Collateral as security for the Notes and shall execute and deliver to the Trustee joinders to any applicable Security Document for the benefit of the holders of the Notes, upon which such Restricted Subsidiary shall be a “Secured Guarantor” for all purposes under the Indentures.

SEC reports

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, if not filed electronically with the SEC through EDGAR (or any successor system), the Issuer will file with the SEC (to the extent permitted by the Exchange Act), and make available to the Trustee and the Holders, without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms.

In the event that the Issuer is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuer will nevertheless make available such Exchange Act reports, documents and information to the Trustee and the Holders as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms, which requirement may be satisfied by posting such reports, documents and information on its website within the time periods specified by this covenant.

In addition, no later than five Business Days after the date the quarterly and annual financial information for the prior fiscal period have been furnished pursuant to clause (1) above, the Issuer shall also hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than three Business Days prior to the date such conference call is to be held, the Issuer shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions (collectively, “Eligible Institutions”), which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Issuer (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, the Issuer and the Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Original Notes are not freely transferable under the Securities Act. For purposes of this covenant, the Issuer and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this covenant if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of Default

Under the Indentures, an “Event of Default” applicable to the Notes of any series means:

•	failure to pay the principal or any premium on the Notes of such series when due;

•	failure to pay any interest or Additional Interest (as required by the Registration Rights Agreement) on the Notes of such series when due, and such default continues for a period of 30 days;

•

failure to perform, or the breach of, any of our other applicable covenants or warranties in the Indentures with respect to such series, and such default continues for a period of 60 days after written notice by Holders of at least 10% in principal amount of the outstanding Notes of such series;

•

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

•	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

•	results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”),

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that in connection with any series of Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by the Issuer of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this clause.

•

failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the “judgment default provision”);

•

events in bankruptcy, insolvency or reorganization of the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

•

the Guarantee of any Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indentures or the release of any such Guarantee in accordance with the Indenture; or

•

to the extent applicable, with respect to any Collateral having a fair market value in excess of $100.0 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indentures and the Security Documents, (b) any security interest created thereunder or under the Indentures is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Secured Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than events in bankruptcy, insolvency or reorganization) with respect to the Notes of a series occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal amount of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable immediately. If an Event of Default constituting an event in bankruptcy, insolvency or reorganization above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes of a series may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes of such series and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.

In the event of a declaration of acceleration of the Notes of a series because an Event of Default described in the fourth bullet point of the second preceding paragraph has occurred and is continuing, the declaration of acceleration of the Notes of such series shall be automatically annulled if the default triggering such Event of Default shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes of such series that became due solely because of the acceleration of the Notes of such series, have been cured or waived.

Other than the duties of the Trustee during a default to act with the required standard of care, the Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders unless the Holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to these indemnification provisions, the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series.

We will furnish the Trustee annually with a statement as to our performance of certain obligations under the Indentures. Upon becoming aware of any Default or Event of Default, we will deliver to the Trustee a notice specifying such Default or Event of Default.

Modification and Waiver

Without Holder Consent

Without the consent of any Holders of Notes of the applicable series, the Issuer, any Guarantor (with respect to a Guarantee or the Indentures to which it is a party) and the Trustee may amend or supplement the Indentures, any Security Document and any Guarantee or Notes of such series for any of the following purposes:

(1)	to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in the Indenture; or

(2)	to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; or

(3)	to add any additional Events of Default; or

(4)

to change or eliminate any of the provisions of the Indentures; provided that any such change or elimination shall become effective only when there are no outstanding Notes of such series created prior to the execution of such supplemental indenture that are entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

(5)	to add a Guarantor to the Notes of such series; or

(6)

to supplement any of the provisions of the Indentures to such extent necessary to permit or facilitate the defeasance and discharge of the Notes of such series; provided that any such action does not adversely affect the interests of the Holders of the Notes of such series in any material respect; or

(7)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of the Indentures necessary to provide for or facilitate the administration of the trusts by more than one Trustee; or

(8)	to cure any ambiguity, to correct or supplement any provision of the Indentures which may be defective or inconsistent with any other provision; or

(9)

to conform the text of the Indentures, the Notes of such series, the Guarantees or the Security Documents to any provision of this “Description of the Notes” section to the extent that such provision was intended to be a verbatim recitation of a provision of the Indentures, the Notes of such series, the Guarantees or the Security Documents; provided that, in each instance, the Issuer delivers to the Trustee an Officers’ Certificate to such effect; or

(10)

to change any place or places where the principal of and premium, if any, and interest, if any, on the Notes of such series shall be payable, the Notes of such series may be surrendered for registration or transfer, the Notes of such series may be surrendered for exchange, and notices and demands to or upon the Issuer may be served; or

(11)

to mortgage, pledge, hypothecate or grant any other Lien in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes of such series, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes of such series pursuant to the Indentures, any of the Security Documents or otherwise; or

(12)	to release Collateral from the Lien of the Indentures and the Security Documents when permitted or required by the Security Documents or the Indentures; or

(13)	to add Additional First Lien Secured Parties to any Security Documents in accordance with such Security Documents; or

(14)

provide for the issuance of Exchange Notes of such series or private exchange notes (which shall be identical to Exchange Notes of such series except that they will not be freely transferable) and which shall be treated, together with any outstanding Notes of such series, as a single class of securities; or

(15)	comply with any requirement of the SEC in connection with any required qualification of the Indentures under the Trust Indenture Act.

In connection with the incurrence of any Junior Lien Obligations permitted under the terms of the Indentures, without the consent of any Holder of Notes of such series, the First Lien Collateral Agent shall, on behalf of the holders of the First Lien Obligations, enter into a customary intercreditor agreement with the representative of such Junior Lien Obligations. The Trustee and First Lien Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Junior Lien Obligations, as the case may be, were incurred and secured in compliance with the Indentures and the Security Documents, and no Opinion of Counsel shall be required in connection therewith (unless the Trustee is an Applicable Authorized Representative).

With Holder Consent

The Issuer and the Trustee may modify and amend the Indentures, any Guarantee or any Security Document with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series; however, we must have the consent of the Holder of each outstanding Note of such series affected to:

(1)

change the stated maturity of the principal of, or installment of interest, if any, on, such Notes of such series, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

(2)	change the currency in which the principal of (and premium, if any) or interest on such Notes of such series are denominated or payable;

(3)

waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes of such series (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(4)

reduce the premium payable upon the redemption or repurchase of any Note of such series or change the time at which any Note of such series may be redeemed or repurchased as described above under “—Optional redemption” or “—Repurchase at the option of holders—Change of control,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” and “Permitted Holders”);

(5)

impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes of such series on or after the due dates therefor or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(6)	modify the provisions that require Holder consent to modify or amend the Indentures or that permit Holders to waive compliance with certain provisions of the Indentures or certain defaults;

(7)	make any change to or modify the ranking of such Notes of such series or the ranking of the Liens with respect to such Notes of such series that would adversely affect the Holders; or

(8)	except as expressly permitted by the Indentures, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes of such series.

In addition, without the consent of at least 75% in aggregate principal amount of Notes of such series then outstanding, an amendment, supplement or waiver may not modify any Security Document or the provisions of the Indentures dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders of the Notes of such series other than in accordance with the Indentures and the Security Documents.

The Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series may, on behalf of all Holders of Notes of such series, waive any past default under the Indentures with respect to Notes of such series. However, such Holders may not waive a past default in the payment of principal, premium or interest, or any sinking fund installment with respect to the Notes of such series, or waive a covenant or provision that cannot be modified or amended, without the consent of the Holders of each outstanding Note of such series affected.

Consolidation, Merger, Sale or Lease of Assets

The Issuer may consolidate with or merge into, or transfer or lease all or substantially all of its assets to another Person (whether or not the Issuer is the surviving corporation) without the consent of the Holders of the Notes under the Indentures if:

•

the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger, or to whom any such transfer or lease will have been made, is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Person”);

•

the Successor Person assumes the Issuer’s obligations on the Notes and under the Indentures, as if such Successor Person were an original party to the Indentures and assumes by written agreement all of the obligations of the Issuer under the Registration Rights Agreement;

•	after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

•

if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by the Indentures, the Issuer or such Successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure all the Notes equally and ratably with (or prior to) all Indebtedness secured thereby;

•

each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indentures and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect;

•

prior to the Collateral Release Date, the Collateral owned by the Successor Person will (a) continue to constitute Collateral under the Indentures and the Security Documents, (b) be subject to a Lien in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens;

•

prior to the Collateral Release Date, to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indentures or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

•

the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this covenant and that all conditions precedent (including, without limitation, under the Indentures and the Security Documents) provided for relating to such transaction have been complied with.

Subject to certain limitations described in the Indentures, the Successor Person will succeed to, and be substituted for, the Issuer under the Notes, the Guarantees and the Registration Rights Agreements.

Defeasance

We may be discharged from our obligations under the applicable series of Notes, and we will not be subject to the limitations in the Indentures discussed in the above sections, if we deposit with the Trustee trust money or U.S. government obligations that are sufficient (as certified by an independent public accountant designated by the Issuer) to pay all principal, premium and interest on the Notes of such series and the Holders of the Notes of such series have a valid perfected exclusive security interest on such deposit. We would deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that the deposit and related defeasance would not (1) cause the beneficial owners of the Notes of such series to recognize income, gain or loss for United States federal income tax purposes, (2) result in the delisting of the Notes of such series from any national securities exchange (if so listed) and (3) all conditions precedent under the Indentures and the Security Documents relating to the defeasance of the Notes of such series have been complied with.

Notices

Notices to Holders will be mailed to the addresses of the holders listed in the security register.

Governing law

We will construe the Indentures and the Notes in accordance with the laws of the State of New York.

Concerning the trustee

The Trustee has normal banking relationships with us.

Certain definitions

“Additional First Lien Obligations” means Obligations in respect of any Indebtedness incurred after the applicable Issue Date that is secured by a Lien on the Common Collateral pursuant to the applicable First Lien Security Documents, which Lien is permitted to be incurred under the Indentures, the Security Documents and all other then-existing First Lien Security Documents.

“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto.

“Additional Indebtedness” means Indebtedness of the Issuer for borrowed money (excluding Indebtedness under the Senior Credit Facility, any First Lien Obligations or any Junior Lien Obligations) under any debt securities or term loans broadly syndicated to institutional investors in a principal amount in excess of $50.0 million.

“Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the Exchange Offer and/or shelf registration procedures set forth in the Registration Rights Agreements.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled By” and “Under Common Control With”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, (1) with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the Senior Credit Facility and (ii) from and after the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative and (2) with respect to any Collateral that is not Common Collateral, the Authorized Representative of the Series of First Lien Obligations that is secured by such Collateral.

For the avoidance of doubt, with respect to actions with respect to Collateral that is not Common Collateral, (a) the Authorized Representative of the Series of First Lien Obligations secured by such Collateral shall have the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Collateral that is not Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Collateral that is not Common Collateral from any Person (other than such Authorized Representative), and (c) no Authorized Representative (other than the Authorized Representative of the Series of First Lien Obligations secured by such Collateral) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral that is not Common Collateral.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Authorized Representative” means:

(1)	in the case of any Senior Credit Facility Obligations or the Credit Agreement Secured Parties (as defined in the Security Agreement), the administrative agent under the Senior Credit Facility,

(2)	in the case of the Notes Obligations or the Holders, the Trustee, and

(3)

in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the Security Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Base Security Agreement” means the Amended and Restated Collateral Agreement, dated as of August 7, 2014, by and among the Issuer, the subsidiary grantors named therein, the First Lien Collateral Agent and the Authorized Representatives, as supplemented by the Additional Authorized Representative Joinders, dated as of June 3, 2016 and September 21, 2020, respectively, and as the same may be further amended, restated or modified from time to time.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and

(5)	losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	United States dollars;

(2)

euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3)

securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4)

certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)	repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)

marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)	investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)

readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10)	Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11)

Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” means the occurrence of any of the following:

(1)

any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets); or

(2)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

(3)

the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than transactions with a Permitted Holder; or

(4)	the adoption by the stockholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all property and assets of the Issuer or any Secured Guarantor, whether owned on the Issue Date or thereafter acquired, in which Liens are, from time to time, granted or purported to be granted to secure the Notes and the Guarantees pursuant to the Indentures and the Security Documents.

“Collateral Release Date” has the meaning assigned to such term under “—Release of Collateral and Guarantees upon Investment Grade Rating Event.”

“Collections” means (a) with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the applicable Issuer or the Secured Guarantor or any other Person with respect thereto, and (b) with respect to any Participation Interest, all cash collections and other cash proceeds of the Receivable underlying such Participation Interest, including, without limitation, all cash proceeds of Related Security with respect to such Participation Interest, and all funds deemed to have been received by the Issuer or the Secured Guarantor or any other Person with respect thereto.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the First Lien Collateral Agent on behalf of such Authorized Representative) hold a valid security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid security interest in such Collateral at such time.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Issuer or any Restricted Subsidiary:

(a)

has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)

has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)

if since the beginning of such period, the Issuer or any Restricted Subsidiary will have disposed of any assets or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a)

the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)

Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)

if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)

if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)	Consolidated Interest Expense; plus

(b)	Consolidated Income Taxes; plus

(c)	consolidated depreciation expense; plus

(d)

consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, or Topic 360, Property, Plant and Equipment; plus

(e)

other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment; provided that the Issuer is permitted to add back non-cash charges representing an accrual or reserve relating to any legal, administrative or governmental claim, litigation, investigation or proceedings, even if cash charges may be anticipated in any future period, so long as (i) adding back such non-cash charges is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports and (ii) the aggregate amount of such non-cash charges added pursuant to this proviso shall not exceed $35.0 million for any period of four consecutive fiscal quarters) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(f)

any extraordinary, non-recurring or unusual cash expenses or losses, including, without limitation, severance costs, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans, in each case so long as adding back such expenses or losses is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports; plus

(g)	any non-recurring fees, charges or expenses paid in connection with the Transactions within 180 days of the Issue Date that were deducted in computing Consolidated Net Income.

(2)	decreased (without duplication) by the following items to the extent included in calculating such Consolidated Net Income:

(a)

non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), plus

(b)

any extraordinary, non-recurring or unusual cash gains or income so long as deducting such gains or income is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports, and

(3)	increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a)	any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

(b)	any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c)

effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of accounting in relation to any completed acquisition.

Notwithstanding the foregoing, clauses (1)(b) through (g) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (g) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)

interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)

amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)

non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

(5)

the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)	costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7)	interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)

the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its

Restricted Subsidiaries that are not Guarantors payable to a party other than the Issuer or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)	Receivables Fees; and

(10)

the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Issuer or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Issuer and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Issuer. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Issuer or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)

subject to the limitations contained in clauses (3) through (7) below, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)

the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary;

(2)

any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary that is a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a)

subject to the limitations contained in clauses (3) through (7) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)

any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Issuer or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer;

(4)	any income or loss from discontinued operations and any gain or loss on disposal of discontinued operations;

(5)	any income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(6)	any extraordinary gain or loss;

(7)	any net income (loss) included in the consolidated statement of operations as noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and

(8)	the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of such Person (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who: (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Convertible Notes” means Indebtedness of the Issuer that is optionally convertible into Common Stock of the Issuer (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of the Issuer that is optionally exchangeable for Common Stock of the Issuer (and/or cash based on the value of such Common Stock).

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility and any Qualified Receivables Transaction, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing, letters of credit or other long-term Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders and whether or not the original administrative agent, lenders, trustees or other agents are parties thereto and whether provided under the original Senior Credit Facility, the Existing Receivables Facility or any other credit agreement or indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Discharge of Senior Credit Facility Obligations” means, with respect to any Common Collateral, the date on which the Senior Credit Facility Obligations are no longer secured by such Common Collateral; provided that the Discharge of Senior Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such Senior Credit Facility Obligations with additional First Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under such refinancing Senior Credit Facility to the First Lien Collateral Agent and each other Authorized Representative as the Senior Credit Facility for purposes of the Security Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Subsidiary of the Issuer organized under the laws of the United States, any state, territory or commonwealth thereof or the District of Columbia (other than any such Subsidiary that is treated as a disregarded entity for United States federal income tax purposes, is a CFC or substantially all of whose assets consist (directly or indirectly through disregarded entities) of the Equity Interests and/or Indebtedness of one or more CFCs).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing 2022 Notes” means the $700.0 million aggregate principal amount of 4.75% senior secured notes due 2022 issued by the Issuer and outstanding on the Issue Date in respect of the 2030 Original Notes.

“Existing 2022 Notes Indenture” means the indenture, dated as of August 7, 2014, among the Issuer, the Guarantors, U.S. Bank National Association (as successor to MUFG Union Bank, N.A.), as trustee, and JPMorgan Chase Bank, N.A. as collateral agent, as it relates to the Existing 2022 Notes.

“Existing 2026 Notes” means the $400.0 million aggregate principal amount of 5.00% senior secured notes due 2026 issued by the Issuer and outstanding on the Issue Date in respect of the 2026 Original Notes and the 2032 Original Notes, and any Additional Notes (as defined in the Existing 2026 Notes Indenture) issued with respect to the initial 5.00% senior secured notes due 2026.

“Existing 2026 Notes Indenture” means the indenture, dated as of June 3, 2016, among the Issuer, the Guarantors, U.S. Bank National Association (as successor to MUFG Union Bank, N.A.), as trustee, and JPMorgan Chase Bank, N.A. as collateral agent, as it relates to the Existing 2026 Notes.

“Existing Receivables Facility” means the receivables facility governed by (a) the Amended and Restated Credit and Security Agreement, dated as of October 27, 2010 (as amended, amended and restated, modified, renewed or replaced from time to time), among the borrowers identified therein, UHS Receivables Corp., as Collection Agent, UHS of Delaware, Inc., as Servicer, Universal Health Services, Inc., as Performance Guarantor, PNC Bank, National Association, as LC Bank and Administrative Agent, and the certain other parties thereto and (b) each of the Receivables Sale Agreements referred to in such Amended and Restated Credit and Security Agreement, between the respective Grantors and “Buyers” specified therein, in each case, as the same may be amended or otherwise modified from time to time.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Issuer in good faith; provided that if the fair market value exceeds $10.0 million, such determination shall be made by the Board of Directors of the Issuer or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

“First Lien Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the lenders and other secured parties under the Senior Credit Facility, the Indentures and the other First Lien Documents, together with its successors and permitted assigns exercising substantially the same rights and powers and, in each case, provided that if such First Lien Collateral Agent is not JPMorgan Chase Bank, N.A., such First Lien Collateral Agent shall have become a party to the Security Agreement, any intercreditor agreement with respect to Junior Lien Obligations and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the Indentures and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the Senior Credit Facility, the Indentures or any other First Lien Documents governing First Lien Obligations.

“First Lien Obligations” means, collectively, (a) all Senior Credit Facility Obligations, (b) the Notes Obligations, and (c) any Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties (as defined in the Security Agreement), (b) the Notes Secured Parties, and (c) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not a Domestic Subsidiary.

“Foreign Subsidiary Voting Stock” means the voting Capital Stock of any Foreign Subsidiary.

“Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would, in accordance with generally accepted accounting principles, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date.

“Gift Shop Assets” means all cash and other amount paid or owed to the Issuer or any Secured Guarantor for purchases from its gift shops or cafeterias and all goods held for sale in any such gift shop or cafeteria.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indentures.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indentures.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)

the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)

the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)

the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)

the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9)

to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(10)

to the extent not otherwise included in this definition, the amount of Obligations outstanding under the legal documents entered into as part of a Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest. In addition, for the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge or a Permitted Warrant shall not be deemed to be “Indebtedness.”

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

and then such Indebtedness shall be included in an amount not to exceed:

(a)

the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)

if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Initial Purchasers” means J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Trust Securities, Inc. and the other initial purchasers party to the purchase agreements related to the Notes.

“Insolvency or Liquidation Proceeding” means:

(1)

any case commenced by or against the Issuer or any Secured Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Secured Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Secured Guarantor or any similar case or proceeding relative to the Issuer or any Secured Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)

any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Secured Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)

any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Secured Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“interest” with respect to the Notes means interest with respect thereto and Additional Interest, if any.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Grade Ratings” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Property” means (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issue Date” means September 21, 2020, in the case of the 2030 Notes, and August 24, 2021, in the case of the 2026 Notes and the 2032 Notes.

“Joinder to the Security Agreement” means the Additional Authorized Representative Joinder Agreement entered into by the Issuer, the subsidiary grantors named therein, the First Lien Collateral Agent, the Authorized Representatives and the Trustee as an Additional Authorized Representative.

“Junior Lien Obligations” means the Obligations with respect to Indebtedness permitted to be incurred under the Indentures which by its terms is or will be secured on a basis junior to the Liens securing the Notes pursuant to an intercreditor agreement; provided such Liens are permitted to be incurred under the Indentures.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” has the meaning set forth under “—Intercreditor Provisions in the Security Agreement.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means mortgages, liens, pledges or other encumbrances.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Common Collateral.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)

as to which neither the Issuer nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)

no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)

the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Notes Obligations” means Obligations in respect of the Notes, the Indentures or the Security Documents.

“Notes Secured Parties” means, at any relevant time, the holders of Notes Obligations at such time, including without limitation the Trustee, the registrar, paying agent and transfer agent, and the Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indentures).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties arising under any Indebtedness, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of a Guarantor by two Officers of such Guarantor, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in the Indentures.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Participation Interest” means with respect to any Receivable, a beneficial interest in the Issuer’s or the applicable Secured Guarantor’s right, title and interest, whether now owned or hereafter arising and wherever located, in, to and under (i) such Receivable, (ii) all Related Security and Collections with respect to such Receivable and (iii) all proceeds of such Receivable, Related Security and Collections.

“Permitted Bond Hedge” means any call options or capped call options referencing the Issuer’s Common Stock purchased by the Issuer concurrently with the issuance of Convertible Notes to hedge the Issuer’s or any Subsidiary issuer’s obligations under such Indebtedness.

“Permitted Holders” means Alan B. Miller, Marc D. Miller, A. Miller Family, LLC, MMA Family LLC and any trust or other entity owned by or formed for the benefit of the spouses, children, descendants and other family members of Alan B. Miller and Marc D. Miller. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indentures (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Liens” means, with respect to any Person:

(1)

Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Subsidiaries, as the case may be, in conformity with GAAP;

(2)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(3)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(4)

deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5)

easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(6)	Liens in existence on the Issue Date (other than Liens described in clauses (7), (8) and (10) of this definition);

(7)

prior to the Collateral Release Date, Liens in existence on the Issue Date securing Indebtedness permitted by the Senior Credit Facility; provided that no such Lien is spread to cover any additional property after the Issue Date and that the amount of Indebtedness secured thereby is not increased;

(8)	prior to the Collateral Release Date, Liens created pursuant to the Security Documents (including, for the avoidance of doubt, Liens securing the Senior Credit Facility and the Notes);

(9)	any interest or title of a lessor under any lease entered into by the Issuer or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(10)

prior to the Collateral Release Date, Liens arising out of the Existing Receivables Facility and any future Qualified Receivables Transaction (including any Receivables Financing); provided that the aggregate outstanding amount of the purchase price or loan from the lenders or investors under the Existing Receivables Facility and all other Qualified Receivables Transactions (including any Receivables Financing) shall not at any time exceed the greater of (i) $600.0 million and (ii) 50% of accounts receivable, net, as shown on the Issuer’s most recent consolidated balance sheet for which internal financial statements for the Issuer are available plus the allowance for doubtful accounts with respect to such accounts receivable, as set forth in the footnotes to such financial statements;

(11)	any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

(12)	any Lien existing on any asset prior to the acquisition thereof by the Issuer or a Subsidiary and not created in contemplation of such acquisition;

(13)

any Lien securing Indebtedness incurred to refinance, replace, renew or refund amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (6), (7), (8), (11), (12) and (13) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; and

(14)

prior to the Collateral Release Date, Liens not otherwise permitted by this section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Issuer and all Subsidiaries) $350.0 million at any one time.

For purposes of this definition, the term “Indebtedness’” shall be deemed to include interest on such Indebtedness.

“Permitted Warrant” means any call option in respect of the Issuer’s Common Stock sold by the Issuer concurrently with the issuance of Convertible Notes.

“Person” means any individual, corporation, limited liability Issuer, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Notes” means all promissory notes listed in the Collateral Agreement, all intercompany notes at any time issued to the Issuer or the Secured Guarantors and all other promissory notes issued to or held by the Issuer or the Secured Guarantors (other than promissory notes issued in connection with extensions of trade credit by the Issuer or the Secured Guarantors in the ordinary course of business).

“Pledged Stock” means the shares of Capital Stock, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any grantor; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means any property, plant, equipment or facility of the Issuer or any of its Restricted Subsidiaries, except that any property, plant, equipment or facility of the Issuer or any of its Restricted Subsidiaries which does not equal or exceed 3% of the Issuer’s Consolidated Net Tangible Assets shall not constitute a Principal Property of the Issuer unless its Board of Directors or its management deems it to be material to the Issuer and its Restricted Subsidiaries, taken as a whole. Accounts receivable, inventory and Equity Interests of the Issuer or any of its Restricted Subsidiaries are not “Principal Property”; provided, however, that individual items of property, plant, equipment or individual facilities of the Issuer or any of its Restricted Subsidiaries shall not be combined in determining whether that property, plant, equipment or facility constitutes a Principal Property of the Issuer, whether or not they are the subject of the same transaction or series of transactions.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred (including, without limitation, assets of the type transferred pursuant to the Existing Receivables Facility) or in respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivable’’ means all indebtedness and other obligations owed to the Issuer or a Secured Guarantor (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or rendering of services by the Issuer or such Secured Guarantor (including any Account (as defined in the New York UCC)) including, without limitation, the obligation to pay any finance charges or similar amounts with respect thereto.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Financing” means the Existing Receivables Facility and any future financing arrangement among the Issuer, certain Subsidiaries of the Issuer, including Receivables Subsidiaries, and certain other parties pursuant to which Subsidiaries of the Borrower will sell substantially all of their accounts receivable from time to time to Receivables Subsidiaries, which will, in turn, sell or pledge such receivables to certain third-party lenders or investors for a purchase price or loan from such lenders or investors, as applicable.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Qualified Receivables Transaction, and in each case engages only in activities reasonably related or incidental thereto.

“Registration Rights Agreements” means that certain Registration Rights Agreements, dated as of the Issue Date, by and among the Issuer, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Issuer and the other parties thereto, as such agreements may be amended from time to time.

“Related Security” means with respect to any Receivable:

(i)

all of the Issuer’s and Secured Guarantor’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the Issuer and Secured Guarantor gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)

all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to a contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)

all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to a contact related to such Receivable or otherwise,

(iv)	all service contracts and other contracts and agreements associated with such Receivable,

(v)	all records related to such Receivable,

(vi)	all of the Issuer’s and Secured Guarantor’s right, title and interest (if any) in any deposit or other account into which such Receivables are paid or deposited, and

(vii)	all proceeds of any of the foregoing.

“Restricted Subsidiary”, means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries for a period of more than three years of any Principal Property, which property is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Guarantor” means each Guarantor which has granted a security interest pursuant to the Security Documents to secure such Guarantor’s Guarantee of the Notes and the Notes Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Joinder to the Security Agreement, together with the Base Security Agreement.

“Security Documents” means, collectively, the Security Agreement, any intercreditor agreement related to the Junior Lien Obligations, other security agreements relating to the Collateral and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date (as applicable) and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facility” means the senior credit agreement dated as of November 15, 2010 and as amended on March 15, 2011, September 21, 2012, May 16, 2013, August 7, 2014, June 7, 2016, October 23, 2018, August 24, 2021, September 10, 2021 and June 23, 2022, among the Issuer, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements (which may occur after the termination of such senior credit agreement), refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace (which replacement may occur after the termination of such senior credit agreement or other facility), refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Senior Credit Facility Obligations” means “Obligations” as defined in the Senior Credit Facility.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Issuer.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Senior Credit Facility Secured Parties (in their capacities as such), (ii) the Holders and the Trustee (in its capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the Security Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Senior Credit Facility Obligations, (ii) the Notes Obligations with respect to the 2026 Notes, (iii) the Notes Obligations with respect to the 2030 Notes, (iv) the Notes Obligations with respect to the 2032 Notes and (v) Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Security Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that are reasonably customary in securitization of Qualified Receivables Transaction.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2)

any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time.

“Transactions” means (a) in the case of the 2030 Notes, the issuance of the 2030 Original Notes on the appliable Issue Date, the redemption of the Existing 2022 Notes and the payment of related fees and expenses, and (b) in the case of the 2026 Notes and the 2032 Notes, the issuance of the 2026 Original Notes and the 2032 Original Notes on the applicable Issue Date, the redemption of the Existing 2026 Notes and the payment of related fees and expenses.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or investment therein) to be an Unrestricted Subsidiary only if:

(1)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)

such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(4)	such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5)

on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer, certified by the Secretary or an Assistant Secretary of the Issuer, giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

(1)	the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Coverage Ratio of at least 2.00 to 1.00; or

(2)

the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

“Unsecured Guarantors” means each of the Guarantors other than the Secured Guarantors.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

Overview

We have a credit agreement dated as of November 15, 2010 (as amended from time to time, the “credit agreement”), among UHS, as borrower, the several banks and other financial institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The credit agreement, as amended, is a senior secured facility which, as of September 30, 2022, consists of: (i) a $1.2 billion revolving credit facility; and (ii) a $2.4 billion tranche A term loan facility. The maturity date of the revolving credit and tranche A term loan facilities is August 24, 2026.

The credit agreement is secured by certain assets of UHS and our material domestic subsidiaries (excluding asset classes such as substantially all of the patient-related accounts receivable of our acute care hospitals, and certain real estate assets and assets held in joint ventures with third parties) and is guaranteed by those subsidiaries.

Interest Rates and Availability

Revolving credit and tranche A term loan borrowings under the credit agreement bear interest at our election at either (1) the ABR rate which is defined as the rate per annum equal to the greatest of (a) the lender’s prime rate, (b) the weighted average of the federal funds rate, plus 0.5% and (c) one month Secured Overnight Financing Rate (“SOFR”) plus 1%, in each case, plus an applicable margin based upon our consolidated leverage ratio at the end of each quarter ranging from 0.25% to 0.625%, or (2) the one, three or six month SOFR plus 0.1% (at our election), plus an applicable margin based upon our consolidated leverage ratio at the end of each quarter ranging from 1.25% to 1.625%. As of September 30, 2022, the applicable margins were 0.50% for ABR-based loans and 1.50% for SOFR-based loans under the revolving credit and term loan A facilities.

As of September 30, 2022, we had $189 million of borrowings outstanding pursuant to our revolving credit facility and we had $1.007 billion of available borrowing capacity net of $4 million of outstanding letters of credit.

The revolving credit facility is a five-year revolving facility in the initial amount of $1.2 billion, available on a revolving basis. A portion of the revolving facility not in excess of $125 million will be available beginning on the effective date for the issuance of letters of credit by the administrative agent or other lenders reasonably satisfactory to us on terms and conditions consistent with the existing credit agreement. A portion of the revolving facility not in excess of $75 million will be available for swingline loans from the swingline lender on same-day notice on terms and conditions consistent with the existing credit agreement; provided that the aggregate exposure of the swingline lender in respect of the revolving facility (including any swingline loans made by it as a swingline lender) may not exceed its revolving commitment.

Amortization

Our tranche A term loan facility, which had approximately $2.353 billion of borrowings outstanding as of September 30, 2022, provides for installment payments of $15 million per quarter until maturity in September 2023, and $30 million per quarter during the period of December, 2023 through June, 2026. The unpaid principal balance at June 31, 2026 is payable on the August 23, 2026 maturity date.

No amortization is required with respect to the revolving credit facility.

Prepayments

The senior credit facility requires us to make certain mandatory prepayments in case of asset sales, receipt of insurance proceeds or incurrence of certain indebtedness or excess cash flow, each as defined in the credit agreement.

The senior credit facility enables us to voluntarily repay all or a portion of the senior credit facility without premium or penalty (other than certain break fees with respect to SOFR based loans), subject to the conditions set forth in the credit agreement.

Guarantees and Security

The senior credit facility is guaranteed by substantially all of our material wholly-owned domestic subsidiaries and is secured by certain of the assets of our company and of the subsidiary guarantors, including, without limitation, the following:

•

the capital stock of the material wholly owned domestic subsidiaries of our company and the subsidiary guarantors and up to 65% of the voting stock of the first-tier foreign subsidiaries of our company and the subsidiary guarantors, except as provided below;

•	accounts receivable, except as provided below;

•	equipment;

•	general intangibles;

•	intellectual property; and

•	other investment property.

However, the collateral securing the senior credit facility does not include, among other things:

•	our real property; or

•

accounts receivable sold pursuant to our accounts receivable securitization program, real estate property and certain other receivables financing facilities up to a maximum purchase price or loan of $600.0 million.

These assets are also excluded from the collateral securing the Exchange Notes offered hereby, as described in “Description of the Notes—Security General—Certain Limitations on the Collateral.”

Certain Covenants and Events of Default

The senior credit facility contains various covenants, and the replacement senior credit facility will contain various revised covenants, that may limit our ability to take certain actions, including our ability to:

•	incur, assume or guarantee additional indebtedness;

•	create liens;

•	make restricted payments, including paying dividends and making investments;

•	make capital expenditures;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into agreements that restrict liens securing the senior credit facility or dividends from subsidiaries;

•	merge, consolidate, sell or otherwise dispose of substantially all our assets;

•	enter into transactions with affiliates; and

•	guarantee certain obligations.

In addition, the senior credit facility contains a maximum ratio of consolidated total debt to consolidated EBITDA (as defined in the credit agreement) calculated net of unrestricted cash and cash equivalents, initially of no greater than 3.75 to 1.0 (or, at our election on or prior to consummation of a material permitted acquisition, 4.25 to 1.00 for four quarters following such material permitted acquisition; provided that such election may be exercised only up to three times during the term of the credit agreement).

The senior credit facility also contains customary events of default, including customary cross-default provisions to other material indebtedness.

Accounts Receivable Securitization Program

We have an accounts receivable securitization program (“Securitization”) with a group of conduit lenders, liquidity banks, and PNC Bank, National Association, as administrative agent (collectively, the “Bank Group”), which provides for borrowings outstanding from time to time by certain of our subsidiaries in exchange for undivided security interests in their respective accounts receivable. Substantially all of the patient-related accounts receivable of our acute care hospitals (“Receivables”) serve as collateral for the outstanding borrowings.

In April, 2021 our Securitization was amended (the eighth amendment) to: (i) reduce the aggregate borrowing commitments to $20 million (from $450 million previously); (ii) slightly reduce the borrowing rates and commitment fee, and; (iii) extend the maturity date to April 25, 2022. In April, 2022, the Securitization was amended (the ninth amendment) to extend the maturity date to July 22, 2022. In July, 2022, the Securitization was amended (the tenth amendment) to extend the maturity date to September 20, 2022 and in September, 2022, the Securitization was amended (the eleventh amendment) to extend the maturity date to December 20, 2022. There were no borrowings outstanding pursuant to the Securitization as of September 30, 2022.

We have accounted for this Securitization as borrowings. We maintain effective control over the Receivables since, pursuant to the terms of the Securitization, the Receivables are sold from certain of our subsidiaries to special purpose entities that are wholly-owned by us. The Receivables, however, are owned by the special purpose entities, can be used only to satisfy the debts of the wholly-owned special purpose entities, and thus are not available to us except through our ownership interest in the special purpose entities. The wholly-owned special purpose entities use the Receivables to collateralize the loans obtained from the group of third-party conduit lenders and liquidity banks. The group of third-party conduit lenders and liquidity banks do not have recourse to us beyond the assets of the wholly-owned special purpose entities that securitize the loans. At September 30, 2022, we had no Securitization borrowings outstanding and, pursuant to the terms and conditions of the program, we had approximately $20 million of available borrowing capacity. Our Securitization program contains covenants limiting, among other things, the ability of the special purpose entities that are parties to the agreement to incur indebtedness and the ability of the special purpose entities and our subsidiaries that sell them the Receivables to create liens on the Receivables. The facility also includes customary events of default, including a cross-default provision to material debt of UHS and certain of its subsidiaries and a provision that would be triggered if any such material debt is required to be prepaid before its stated maturity.

Federal law generally prohibits Medicare or Medicaid payments to be made to any person or entity other than the performing provider under a reassignment, a power of attorney or otherwise. However, federal law does not expressly prohibit a provider from reassigning or otherwise transferring the right to receive Medicare or Medicaid payments, so long as the government is not required to make payment to a party other than the provider.

Other UHS Debt

In addition to the indebtedness described above, we had approximately $188 million of other indebtedness as of September 30, 2022 that we expect to remain outstanding following the Exchange Offer.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences of exchanging Original Notes for Exchange Notes in the Exchange Offer. It does not purport to be a complete analysis of all potential tax considerations relating to the Exchange Offer. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS and there can be no assurance the IRS or a court will not take a contrary position regarding the matters discussed below. This summary is limited to beneficial owners who hold the Original Notes and the Exchange Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws, are not discussed.

This discussion does not address all U.S. federal income tax consequences relevant to a beneficial owner’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to beneficial owners subject to special rules, including, without limitation, U.S. expatriates and former citizens or long-term residents of the United States, persons subject to the alternative minimum tax, U.S. persons whose functional currency is not the U.S. dollar, persons holding Original Notes or Exchange Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion, constructive sale, wash sale or other integrated transaction, banks, insurance companies, and other financial institutions, real estate investment trusts or regulated investment companies, brokers, dealers or traders in securities or currencies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. persons that hold Original Notes or the Exchange Notes through non-U.S. brokers or other non-U.S. intermediaries, S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein), tax-exempt entities, retirement plans, individual retirement accounts, tax-deferred accounts, and governmental organizations and holders who are subject to special accounting rules (including rules requiring them to recognize income with respect to Original Notes or Exchange Notes no later than when such income is taken into account in an applicable financial statement).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Original Notes or Exchange Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements classified as partnerships for U.S. federal income tax holding Original Notes or Exchange Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Exchange Offer.

An exchange of Exchange Notes for Original Notes in the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. Accordingly, a beneficial owner of an Original Note will not recognize any gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offer, will be required to include interest on the Exchange Note in income in the same manner and to the same extent as on the Original Note and will have the same adjusted tax basis, adjusted issue price and holding period in the Exchange Note immediately after the exchange as its adjusted tax basis, adjusted issue price and holding period in the Original Note exchanged therefor.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER IN ITS PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCE ARISING UNDER OTHER U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS.

PLAN OF DISTRIBUTION

Based on interpretations of the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that the Exchange Notes will be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided, however, that broker-dealers receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes as further discussed below. We also believe that such broker-dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the sale of the Original Notes) with this prospectus. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offer to distribute those securities following completion of the Exchange Offer. We are not aware of any person that will participate in the Exchange Offer with a view to distribute the Exchange Notes.

We believe that you may not transfer Exchange Notes issued in the Exchange Offer without further compliance with such requirements or an exemption from such requirements if you are:

•	our affiliate within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer that acquired Original Notes as a result of market-making or other trading activities.

The information described above concerning interpretations of and positions taken by the SEC staff is not intended to constitute legal advice. Broker-dealers should consult their own legal advisors with respect to these matters.

If you wish to exchange Exchange Notes for your Original Notes in the Exchange Offer, you will be required to make representations to us as described in “The Exchange Offer—Procedures for Tendering” and “The Exchange Offer—Procedures for Tendering—Your Representations to Us” of this prospectus and in the letter of transmittal.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 90 days following the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Further, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Until (and including)                 , 2023, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.uhs.com. The information on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus (except for our SEC reports expressly incorporated by reference herein).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022;

•

Our Proxy Statement on Schedule 14A filed with the SEC on April  7, 2022, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021;

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September  30, 2022 filed with the SEC on May, 6, 2022, August 8, 2022 and November 8, 2022, respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on March 28, 2022, May 20, 2022, June 27, 2022, June 30, 2022, September 22, 2022 and October 25, 2022.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) at no cost, by writing to or telephoning us at the following address:

Secretary

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

LEGAL MATTERS

The validity of the securities to be issued hereunder will be passed upon for us by Norton Rose Fulbright US LLP, New York, New York and Matthew D. Klein, Senior Vice President and General Counsel of UHS, or other counsel who is satisfactory to UHS.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Universal Health Services, Inc.

OFFER TO EXCHANGE ITS

1.650% Senior Secured Notes due 2026, 2.650% Senior Secured Notes due 2030

and 2.650% Senior Secured Notes due 2032 and related guarantees that have been registered under the Securities Act of 1933, as amended,

FOR AN EQUAL AMOUNT OF ITS OUTSTANDING

1.650% Senior Secured Notes due 2026, 2.650% Senior Secured Notes due 2030

and 2.650% Senior Secured Notes due 2032, and related guarantees,

as applicable, that were issued and sold in transactions exempt from registration under the

Securities Act, as amended.

PRELIMINARY PROSPECTUS

Until         , 2023, all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Alabama Registrants

H.C. Corporation and HSA Hill Crest Corporation are incorporated under the laws of Alabama

Division E of Article 8 of the Alabama Business Corporation Act authorizes a court to award, or a corporation to grant, indemnity to an officer or director of the corporation under certain circumstances and subject to certain limitations.

Section 10A-2A-8.42(d) of the Alabama Business Corporation Act provides that an officer of a corporation shall not be liable for any action taken as an officer or any failure to take any action if such officer performed the duties of his or her office (i) in good faith, (ii) with the care that a person in a like position would reasonably exercise under similar circumstances and (iii) in a manner he officer reasonably believes to be in the best interests of the corporation.

The articles of incorporation of H.C. Corporation and HSA Hill Crest Corporation do not provide for indemnification of directors and officers. The bylaws of H.C. Corporation and HSA Hill Crest Corporation each permit the corporation to indemnify its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Alabama.

H.C. Partnership is registered under the laws of Alabama

Section 10A-8A-1.05 of the Alabama Partnership Law provides that a partnership may indemnify and hold harmless a partner or other person, pay in advance or reimburse expenses incurred by a partner or other person, and purchase and maintain insurance on behalf of a partner or other person.

Section 10A-8A-4.01(c) further provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business or not for profit activity of the partnership or for the preservation of its business or not for profit activity or property.

The partnership agreement of H.C. Partnership does not provide for the indemnification of partners.

Arizona Registrant

AZ Holding 4, LLC is registered under the laws of Arkansas

Section 29-3408 of the Arizona Limited Liability Company Act empowers an Arizona limited liability company to indemnify and hold harmless any person from and against any and all claims against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of the operating agreement or Section 29-3405 (relating to limitations on distributions), 29-3407 (relating to management of a limited liability company) or 29-3409 (relating to standards of conduct for members and managers) of the Arizona Limited Liability Company Act, in each case as modified by the operating agreement.

The operating agreement of AZ Holding 4, LLC provides that to the extent permitted by law, the company will indemnify its member, manager, employee and other agent against any claims or threatened claims made or brought against them as a result of such person’s role with the company.

Arkansas Registrant

The Bridgeway, LLC is registered under the laws of Arizona

Section 4-38-408 of the Arkansas Uniform Limited Liability Company Act empowers an Arkansas limited liability company to indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of 4-38-405 (relating to limitations on distributions), 4-38-407 (relating to management of a limited liability company), or 4-38-409 (relating to standards of conduct for members and managers) of the Arkansas Uniform Limited Liability Company Act.

The operating agreement of The Bridgeway, LLC provides that to the extent permitted by law, the company will indemnify its member and each agent, partner, officer, employee, counsel and affiliate of the member or of any of its affiliates for any claim or loss incurred by them as a result of such person’s role with the company.

California Registrants

(a) Canyon Ridge Hospital, Inc., Del Amo Hospital, Inc., Lancaster Hospital Corporation, Temecula Valley Hospital, Inc. and Universal Health Services Of Rancho Springs, Inc. are incorporated under the laws of California.

Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by a determination that indemnification is proper because the agent has met the applicable standard of conduct, by any of the following:

•	a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

•	if such quorum is not obtainable, by independent legal counsel in a written opinion;

•	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•	such court in which the proceeding is or was pending upon application by designated parties.

The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation’s articles of incorporation.

The articles of incorporation of Universal Health Services of Rancho Springs, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The articles of incorporation of Canyon Ridge Hospital, Inc., Del Amo Hospital, Inc., Temecula Valley Hospital, Inc. and Lancaster Hospital Corporation do not provide for indemnification of directors and officers.

The bylaws of Universal Health Services of Rancho Springs, Inc. do provide for indemnification of directors and officers. The bylaws of Canyon Ridge Hospital, Inc. and Del Amo Hospital, Inc. provide that to the full extent permitted by the laws of the State of California, the corporation shall indemnify a director, officer, employee or agent of the corporation against any claims or threatened claims. The bylaws of Temecula Valley Hospital, Inc. provide that to the full extent permitted by the law, the corporation shall indemnify a director, officer, employee or agent of the corporation. The bylaws of Lancaster Hospital Corporation provide that the corporation shall indemnify a director or officer against all judgments, penalties, fines, amounts paid in settlement and expenses actually incurred, provided that such person conducted himself in good faith, his conduct was in the corporation’s best interests and in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

(b) Keystone NPS LLC and Riverside Medical Clinic Patient Services, L.L.C. are registered under the laws of California.

Under Section 17704.08 of the California Revised Uniform Limited Liability Company Act, except for a breach of duty, a limited liability company may provide for indemnification of any manager, member, officer, employee or agent of the limited liability company, against liabilities incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any person against any liability asserted against or incurred by the person even if the operating agreement has prohibited by law from eliminating or limiting the liabilities.

The articles of organization and operating agreement of Riverside Medical Clinic Patient Services, L.L.C. do not provide for indemnification of members and managers. The operating agreement of Keystone NPS LLC provides that the companies shall indemnify its members and managers to the fullest extent permitted by law.

Delaware Registrants

(a) Ascend Health Corporation, BHC Holdings, Inc., Brentwood Acquisition-Shreveport, Inc., Calvary Center, Inc., Cedar Springs Hospital, Inc., FRN, INC., Frontline Behavioral Health, Inc., HHC Delaware, Inc., Horizon Health Corporation, Laurel Oaks Behavioral Health Center, Inc., McAllen Medical Center, Inc., Merion Building Management, Inc., Premier Behavioral Solutions Of Florida, Inc., Premier Behavioral Solutions, Inc., Psychiatric Solutions, Inc., Ramsay Youth Services of Georgia, Inc., Riveredge Hospital Holdings, Inc., Springfield Hospital Inc., Stonington Behavioral Health, Inc., Texas Hospital Holdings, Inc., Two Rivers Psychiatric Hospital, Inc., UHS Children’s Services, Inc., UHS of Cornerstone Holdings, Inc., UHS of Cornerstone, Inc., UHS of D.C., Inc., UHS of Delaware, Inc., UHS of Denver, Inc., UHS of Fairmount, Inc., UHS of Georgia Holdings, Inc., UHS of Georgia, Inc., UHS of Madera, Inc., UHS of Parkwood, Inc., UHS of Provo Canyon, Inc., UHS of Puerto Rico, Inc., UHS of Spring Mountain, Inc., UHS of Texoma, Inc., UHS of Timpanogos, Inc., UHS of Wyoming, Inc., UHS Sahara, Inc., UHS-Corona, Inc., Universal Health Services Of Palmdale, Inc., Universal Health Services, Inc., Windmoor Healthcare Of Pinellas Park, Inc. and Wisconsin Avenue Psychiatric Center, Inc. are incorporated under the laws of Delaware.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court may deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability in the event of unlawful payment of dividends or unlawful stock purchases or redemptions); (iv) for any transaction from which a director derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

The certificate of incorporation of each of the above-referenced Delaware corporation registrants provides for indemnification of officers and directors to the fullest extent permitted by Delaware law, except that the certificates of incorporation of Merion Building Management, Inc., Two Rivers Psychiatric Hospital, Inc., UHS of D.C., Inc., UHS of Madera, Inc., UHS of Puerto Rico and UHS-Corona, Inc. do not provide for indemnification of directors and officers.

The bylaws of each of the above-referenced Delaware corporation registrants provide that, to the full extent permitted by the laws of the State of Delaware, the corporation shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation.

(b) Atlantic Shores Hospital, LLC, Behavioral Health Management, LLC, Behavioral Health Realty, LLC, Behavioral Healthcare LLC, BHC Mesilla Valley Hospital, LLC, BHC Northwest Psychiatric Hospital, LLC, CAT Realty, LLC, CAT Seattle, LLC, Coral Shores Behavioral Health, LLC, Cumberland Hospital Partners, LLC, DHP 2131 K St, LLC, Diamond Grove Center, LLC, DVH Hospital Alliance LLC, Emerald Coast Behavioral Hospital, LLC, Frontline Hospital, LLC, Frontline Residential Treatment Center, LLC, HHC Pennsylvania, LLC, Horizon Health Hospital Services, LLC, Independence Physician Management, LLC, Keystone/CCS Partners LLC, KMI Acquisition, LLC, Lebanon Hospital Partners, LLC, Liberty Point Behavioral Healthcare, LLC, Ocala Behavioral Health, LLC, Palmetto Behavioral Health Holdings, LLC, Pasteur Healthcare Properties, LLC, Pendleton Methodist Hospital, L.L.C., Psychiatric Realty, LLC, Psychiatric Solutions Hospitals, LLC, Ramsay Managed Care, LLC, RR Recovery LLC, Shadow Mountain Behavioral Health System, LLC, TBD Acquisition II, LLC, TBD Acquisition, LLC, TBJ Behavioral Center, LLC, Toledo Holding Co., LLC, UBH of Oregon, LLC, UBH of Phoenix Realty, LLC, UBH of Phoenix, LLC, UHS Funding, LLC, UHS Kentucky Holdings, L.L.C., UHS Midwest Behavioral Health, LLC, UHS of Benton, LLC, UHS of Bowling Green, LLC, UHS of Centennial Peaks, L.L.C., UHS of Dover, L.L.C., UHS of Doylestown, L.L.C., UHS of Greenville, LLC, UHS of Lakeside, LLC, UHS of Phoenix, LLC, UHS of Ridge, LLC, UHS of Rockford, LLC, UHS of Salt Lake City, L.L.C., UHS of Savannah, L.L.C., UHS of Springwoods, L.L.C., UHS of Summitridge, L.L.C., UHS of Tucson, LLC, UHS Sub III, LLC, University Behavioral Health Of El Paso, LLC, Valle Vista, LLC, UHS Capitol Acquisition, LLC and Valley Health System LLC, Wekiva Springs Center, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any restrictions set forth its limited liability company agreement.

The operating agreements of each of the Delaware limited liability company registrants provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of the member or of any of its affiliates, unless as a result of such person’s self-dealing, willful misconduct or reckless misconduct or arising out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

(c) Beach 77 LP, Fort Duncan Medical Center, L.P., Hickory Trail Hospital, L.P., Manatee Memorial Hospital, L.P., McAllen Hospitals, L.P., UHP LP, UHS of Anchor, L.P., UHS of Laurel Heights, L.P. and UHS of Peachford, L.P. are registered under the laws of Delaware.

Section 15-110 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to any restrictions in the limited partnership agreement.

The limited partnership agreement of each of the above-referenced Delaware limited partnership registrants provides that such partnership shall indemnify its general partner for any act performed within the general partners’ authority, only if the general partner acted in good faith and in the best interest of the limited partnership and the partners, and provided that the claims giving rise to indemnification were not the result of willful misconduct or gross negligence on the part of such general partner.

District of Columbia

District Hospital Partners, L.P. is organized under the laws of the District of Columbia.

Section 29–704.06 of the Uniform Limited Partnership Act of 2010 provides that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

Section 29–704.09(b) further provides that a limited partnership shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a general partner, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Section 29-704.06 (relating to the management rights of a general partner), Section 29-704.08 (relating to the general standards of a general partner’s conduct), or Section 29-705.09 (relating to liability for improper distributions).

Section 29–704.09(c) provides that, in the ordinary course of its activities and affairs, a limited partnership may advance reasonable expenses, including attorney’s fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a general partner, if the person promises to repay the partnership if the person ultimately is determined not to be entitled to be indemnified under subsection Section 29–704.09(b).

Under Section 29–704.09(d), a limited partnership may purchase and maintain insurance on behalf of a general partner against liability asserted against or incurred by the general partner in that capacity or arising from that status even if, under the provisions of the Uniform Limited Partnership Act, the partnership agreement could not eliminate or limit the person’s liability to the partnership for the conduct giving rise to the liability.

The limited partnership agreement of the District of Columbia Registrant provides that the partnership shall indemnify its general partner, direct and indirect owners, managers, members, shareholders, partners, directors, officers, employees, advisors, assigns, agents and Affiliates against any claims that such individuals are directly or indirectly subject to in connection with their role with the limited partnership, except to the extent that (a) such person was grossly negligent, engaged in willful malfeasance, committed fraud or violated material a material provision of applicable securities laws; or (b) the claims arise solely between such persons.

Florida Registrants

(a) Fort Lauderdale Hospital, Inc., Gulf Coast Treatment Center, Inc. and Windmoor Healthcare Inc. are incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0851 of the Florida Business Corporation Act authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0851 of the Florida Business Corporation Act requires that a director or officer be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Section 607.0853 of the Florida Business Corporation Act also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer or director undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0851 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions.

The articles of incorporation of Windmoor Healthcare Inc. and Gulf Coast Treatment Center, Inc. do provide for indemnification of directors and officers. The articles of incorporation of Fort Lauderdale Hospital, Inc. permit the corporation to indemnify its directors and officers. The bylaws of each of the Florida corporation registrants provide that, to the full extent permitted by the laws of the State of Florida, the corporation shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation.

(b) La Amistad Residential Treatment Center, LLC, Palm Point Behavioral Health, LLC, Samson Properties, LLC, Schick Shadel Of Florida, LLC, SP Behavioral, LLC, The National Deaf Academy, LLC, University Behavioral, LLC, Wellington Regional Medical Center, LLC and Zeus Endeavors, LLC (together, “the Florida LLCs”) are organized under the laws of Florida.

Section 605.04093 of the Florida Revised Limited Liability Company Act provides, among other things, that a manager in a manager-managed limited liability company or a member in a member-managed limited liability company is not personally liable for monetary damages to a company, its members or any other person for any statement, vote, decision, or failure to act, by the manager or member, regarding company management or policy decisions, unless the manager or member breached or failed to perform his, her or its duties as a manager in a manager-managed limited liability company or a member in a member-managed limited liability company and such breach or failure constitutes (a) a violation of criminal law, unless the manager or member had reasonable cause to believe his, her or its conduct was lawful or had no reasonable cause to believe his, her or its conduct was unlawful; (b) a transaction from which the manager or member derived an improper personal benefit; (c) a distribution in violation of the provisions of Section 605.0406 of the Florida Revised Limited Liability Company Act (relating to the liability of the manager or member for improper distributions); (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a member; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a member.

Section 605.0408 of the Florida Revised Limited Liability Company Act authorizes, among other things, a company to indemnify managers and members with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person in his, her or its capacity as a member or manager of the company if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of the following Sections of the Florida Revised Limited Liability Company Act: Section 605.0405 (relating to liability for improper distributions), Section 605.0407 (relating to management of the company), Section 605.04071 (relating to delegation of rights and power to manage the company), Section 605.04072 (relating to selection and terms of managers in manager-managed companies), Section 605.04073 (relating to voting rights of members and managers), Section 605.04074 (relating to agency rights of members and managers), or Section 605.04091 (relating to standards of conduct for members and managers).

Section 605.0408 of the Florida Revised Limited Liability Company Act further provides that, in the ordinary course of its activities and affairs, a limited liability company may advance reasonable expenses, including attorney fees and costs, incurred by a manager or member in connection with a claim or demand against the person by reason of such person’s former or present capacity as a member or manager of the company if the person promises to repay the company in the event that the person ultimately is determined not to be entitled to be indemnified under the Florida Revised Limited Liability Company Act. A limited liability company may further purchase and maintain insurance on behalf of a member or manager of the company against liability asserted or incurred by the member or manger in that capacity arising from that status even if: (a) under Section 605.0105(3)(g) of the Florida Revised Limited Liability Company Act, the operating agreement could not eliminate or limit the person’s liability to the company for the conduct giving rise to the liability; and (b) under Section 605.0105(3)(p) of the Florida Revised Limited Liability Company Act, the operating agreement could not provide for indemnification for the conduct giving rise to the liability.

Except for the operating agreements of Zeus Endeavors, LLC and The National Deaf Academy, LLC, the operating agreements of the Florida registrants referenced above provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates. The operating agreements of registrants Zeus Endeavors, LLC and The National Deaf Academy, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Georgia Registrants

(a) HHC St. Simons, Inc. and HHC Augusta, Inc. are incorporated under the laws of Georgia.

Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the liability of directors for monetary damages to a corporation or its shareholders for any action taken, or failure to take any action, as a director. The section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for any transaction from which the director received an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code if it is established that the director did not perform his or her duties in compliance with Section 14-2-830 of the Georgia Business Corporation Code, which sets forth general standards for directors. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief for any action taken or not taken by a director. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

Sections 14-2-852 and 14-2-857 of the Georgia Business Corporation Code provide that any director or officer who is wholly successful in the defense of any proceeding to which he or she was a party because he or she was an officer or a director of the corporation is entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code Section 14-2-855, by either the board of directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

The articles of incorporation of each of the Georgia corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Georgia corporation registrants provide that to the full extent permitted by the laws of the State of Georgia, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) Turning Point Care Center, LLC is registered under the laws of Georgia.

Section 14-11-306 of the Georgia Code provides that a limited liability company may indemnify a member, manager or other person against liability incurred in connection with the limited liability company subject to any standards or restrictions set forth in the articles of organization or operating agreement. Under Section 14-11-305 of the Code, unless the member or manager is aware of information which would cause any reliance to be unwarranted, he or she is entitled to rely upon information prepared or presented by other members, managers, committees and employees of the limited liability company and legal counsel, public accountants or other professionals or experts.

However, Georgia law does not permit indemnification if the member or manager has engaged in any intentional misconduct or a knowing violation of law or was involved in any transaction in which the member or manager received a personal benefit as a result of his or her breach of any provision in the operating agreement.

The operating agreement of Turning Point Care Center, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and each agent, partner, officer, employee, counsel and affiliate of the member or of any of its affiliates for any claim or loss made or brought against them as a result of such person’s role with the company.

Illinois Registrants

(a) UHS of Hartgrove, Inc. is incorporated under the laws of Illinois.

Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the “Illinois Statute”) provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 8.75 further provides that a corporation similarly may indemnify any such person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where a present or former director, officer or employee of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, the Corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person.

Section 8.75 of the Illinois Statute further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Illinois Statute.

The articles of incorporation and bylaws of UHS of Hartgrove, Inc. do not provide for indemnification of directors and officers.

(b) Garfield Park Hospital, LLC is registered under the laws of Illinois.

Section 15-7(a) of the Illinois Limited Liability Company Act provides that an Illinois limited liability company shall reimburse its members and managers for payments made, and shall indemnify its members and managers for liabilities incurred, by such member or manager in the ordinary course of the business of the limited liability company or for the preservation of its business or property.

The operating agreement of Garfield Park Hospital, LLC provides, to the full extent permitted by the laws of the State of Illinois, that the company shall indemnify its member, employees, legal representatives of its member from any and all claims and expenses incurred as a result of such person’s role with the company.

Indiana Registrants

(a) HHC Indiana, Inc. is incorporated under the laws of Indiana

Section 23-1-37-8 of the Indiana Business Corporation Law (“IBCL”) provides that a corporation may indemnify an individual made party to a proceeding because the individual is or was a director against liability incurred if (i) the individual’s conduct was in good faith; (ii) the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests or otherwise was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual either had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful.

Section 23-1-37-9 of the IBCL further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Under Section 23-1-37-12 of the IBCL, indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by a determination that indemnification is proper because the agent has met the applicable standard of conduct, by any of the following:

•	a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

•	if such quorum is not obtainable, by majority vote of a duly designated committee consisting of two or more directors who are not party to the proceedings;

•	by independent legal counsel; or

•	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon.

The articles of incorporation of HHC Indiana, Inc. do not provide for indemnification of directors and officers. The bylaws of HHC Indiana, Inc. provide, that to the full extent permitted by the laws of the State of Indiana, the corporation shall indemnify a director, officer, employee or agent of the corporation against any claims or threatened claims.

(b) Wellstone Regional Hospital Acquisition, LLC is registered under the laws of Indiana

Chapter 4, Section 4(2) of the Indiana Business Flexibility Act provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The operating agreement of Wellstone Regional Hospital Acquisition, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Kentucky Registrant

Ridge Outpatient Counseling, L.L.C. is registered under the laws of Kentucky.

Section 275.180 of the Kentucky Limited Liability Company Act provides that a limited liability company’s operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager. However, the Kentucky Limited Liability Company Act does not provide a statutory right for limited liability companies to indemnify members or managers.

The articles of organization of Ridge Outpatient Counseling, L.L.C. do not provide for indemnification of directors and officers. The operating agreement of Ridge Outpatient Counseling, L.L.C. provides that to the fullest extent permitted by the laws of the State of Kentucky, the company shall indemnify its member and any person who is or was an employee or agent of the company from and against any and all claims, demands and expenses incurred as a result of such person’s role with the company.

Louisiana Registrants

(a) River Oaks, Inc. and UHS of River Parishes, Inc. are incorporated under the laws of Louisiana.

Sections 1-850 through 1-859 of the Louisiana Business Corporation Act, or LCBA, provide, in part, that a corporation may indemnify each of its current or former directors and officers (each, an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (1) in the case of conduct in an official capacity, that the indemnitee’s conduct was in the best interests of the corporation or (2) in all other cases, that the indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Under the LBCA, a corporation may also advance expenses to the indemnitee provided that the indemnitee delivers (1) a written affirmation of his or her good faith belief that the relevant standard of conduct has been met or that the proceeding involves conduct for which liability has been eliminated and (2) a written undertaking to repay any funds advanced if (i) the indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that the indemnitee has not met the relevant standard of conduct. In addition, a corporation has the power to obtain and maintain insurance with respect to any person who is or was acting on its behalf, regardless of whether a corporation has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability.

Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit our right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.

The articles of incorporation of each of the Louisiana corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Louisiana corporation registrants provide that to the fullest extent permitted by the laws of the State of Louisiana, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) UHS of New Orleans, LLC is registered under the laws of Louisiana.

Section 12:1315 of the Louisiana Limited Liability Company Act permits a limited liability company, in its articles of organization or in a written operating agreement, to (a) eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers, for monetary damages for breach of any duty of diligence, care, judgment or skill; or (b) provide for indemnification of members or managers for judgements, settlements, penalties, fines or expenses incurred because he or she was a member or manager. Notwithstanding the foregoing, the liability of a member or manager shall not be limited or eliminated for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The operating agreement of UHS of New Orleans, LLC provides for indemnification of its members and managers, and employees or other agents of the company against all reasonable expenses incurred as a result of such person’s role with the company.

Massachusetts Registrants

The Arbour, Inc., UHS of Fuller, Inc. and UHS of Westwood Pembroke, Inc. are incorporated under the laws of Massachusetts

Sections 8.50 et seq. of the Massachusetts Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations.

Section 8.30 of the Massachusetts Business Corporation Act provides that a director shall not be liable for any action taken as a director, or any failure to take any action, if such director performed the duties of the office (i) in good faith, (ii) with the care that a person in a like position would reasonably believe appropriate under similar circumstances and (iii) in a manner such director reasonably believes to be in the best interests of the corporation. Section 8.42 of the Massachusetts Business Corporation Act provides that an officer shall not be liable to the corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action as an officer if the duties of the officer are performed (i) in good faith, (ii) with the care that a person in a like position would reasonable exercise under similar circumstances and (iii) in a manner the officer reasonably believes to be in the best interests of the corporation.

The articles of incorporation of each of the Massachusetts corporation registrants do not provide for indemnification of directors and officers. Except for the bylaws of UHS of Westwood Pembroke, Inc., the bylaws of each of the Massachusetts corporation registrants provide that to the full extent permitted by the laws of the Commonwealth of Massachusetts, the corporation shall indemnify directors, officers, employees or agents of the corporation. The bylaws of UHS of Westwood Pembroke, Inc. do not provide for indemnification of directors and officers.

Michigan Registrants

CCS/Lansing, Inc., Havenwyck Hospital, Inc., Michigan Psychiatric Services, Inc. and Forest View Psychiatric Hospital, Inc. are incorporated under the laws of Michigan

Section 561 of the Business Corporation Act of the State of Michigan (the “Michigan Statute”) provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Section 562 further provides that a corporation similarly may indemnify such person serving in any such capacity who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The corporation is not permitted to indemnify a person for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in the Michigan Statute. Where a director or officer of a corporation is successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above, the corporation must indemnify him or her against actual and reasonable expenses incurred, including attorneys’ fees.

Section 567 of the Michigan Statute further authorizes a Michigan corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the Michigan Statute.

The articles of incorporation of CCS/Lansing, Inc., Michigan Psychiatric Services, Inc. and Forest View Psychiatric Hospital, Inc. do not provide for indemnification of directors and officers. The articles of incorporation of Havenwyck Hospital Inc. provide that directors, officers or employees of the corporation and the legal representatives thereof, shall be indemnified and held harmless by the corporation from and against any and all losses, costs, liabilities and expenses which may be imposed upon or which may be paid or incurred by them. The bylaws of each of the Michigan corporation registrants provide that to the full extent permitted by the laws of the State of Michigan, each corporation shall indemnify its directors, officers, employees or agents of the corporation.

Mississippi Registrant

Alliance Health Center, Inc. is incorporated under the laws of Mississippi.

Article 8, Subarticle E of the Mississippi Business Corporation Act (“MBCA”) permits Mississippi corporations to indemnify officers and directors. MBCA Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than: (i) distributions made in excess of standards established by Mississippi law or in the corporation’s articles of incorporation, for which Section 79-4-8.33 imposes personal liability on directors to the corporation; and (ii) circumstances where, in his performance as a director, a director has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. The law further permits us to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

The articles of incorporation of Alliance Health Center, Inc. do not provide for indemnification of directors and officers. The bylaws of Alliance Health Center, Inc. provide that to the full extent permitted by the laws of the State of Mississippi, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Missouri Registrant

Great Plains Hospital, Inc. is incorporated under the laws of Missouri.

Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director or officer of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.

Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2).

Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The articles of incorporation of Great Plains Hospital, Inc. do not provide for indemnification of directors and officers. The bylaws of Great Plains Hospital, Inc. provide that to the full extent permitted by the laws of the State of Missouri, the corporation shall indemnify directors, officers, employees or agents of the corporation.

New Jersey Registrants

Summit Oaks Hospital, Inc. and UHS of Hampton, Inc are incorporated under the laws of New Jersey

Section 14A: 3-5(2)-(3) of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The certificate of incorporation of Summit Oaks Hospital, Inc. does not provide for indemnification of directors and officers. The bylaws of Summit Oaks Hospital, Inc. provide that to the full extent permitted by the laws of the State of New Jersey, the corporation shall indemnify its directors, officers, employees or agents of the corporation. The certificate of incorporation and bylaws of UHS of Hampton, Inc. do not provide for indemnification of directors and officers.

Nevada Registrants

(a) BHC Health Services of Nevada, Inc., BHC Montevista Hospital, Inc., Sparks Family Hospital, Inc., UHS Holding Company, Inc. and Valley Hospital Medical Center, Inc. are incorporated under the laws of Nevada.

Chapter 78.7502 of the Nevada Revised Statutes (“NRS”) allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the corporation may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Any discretionary indemnification may only be made upon a determination by (a) the stockholders; (b) the board of directors, other than any directors party to the proceedings; or (c) if a quorum of directors cannot be obtained, independent legal counsel in a written opinion.

In addition, Chapter 78.751 mandates that the corporation indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense. The corporation will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the corporation.

The articles of incorporation of Sparks Family Hospital, Inc., UHS Holding Company, Inc. and Valley Hospital Medical Center, Inc. do not provide for indemnification of directors and officers. The charters of BHC Health Services of Nevada, Inc. and BHC Montevista Hospital, Inc. provide that the corporation shall indemnify its director or officer to the fullest extent permitted by law, however the corporation shall not indemnify or advance expenses to any director (1) in any proceeding by the corporation against the person; (2) the officer or director has not met the standard of conduct required under Section 78.751 of the General Corporation Law of Nevada; or (3) any unlawful distributions under Section 78.300 of the General Corporation Law of Nevada; or (4) if the officer or director failed to act in good faith.

The bylaws of each of the Nevada corporation registrants provide that to the full extent permitted by the laws of the State of Nevada the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) UHSL, L.L.C. and UHSD, L.L.C. are registered under the laws of Nevada.

Chapter 86.411 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except an action by or in the right of the limited liability company), by reason of being or having been a manager or member of the limited liability company. As with corporations, indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified.

Chapter 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager or member of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In either case, however, to be entitled to indemnification, the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager or member of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s managers or members for any liability and expenses incurred by them in their capacities as managers or members or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The operating agreements of UHSL, L.L.C. and UHSD, LLC provide that the company will indemnify its members and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as members or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of the members or managers’ duties.

North Carolina

(a) Brynn Marr Hospital, Inc. is incorporated under the laws of North Carolina

Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Section 55-8-57 of the NCBCA also authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding.

The articles of incorporation of Brynn Marr Hospital, Inc. do not provide for indemnification of directors and officers. The bylaws of Brynn Marr Hospital, Inc. provide that to the full extent permitted by the laws of the State of North Carolina, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) Keystone WSNC, L.L.C. is registered under the laws of North Carolina

Section 57D-3-31(a) of the North Carolina Limited Liability Company Act provides a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding.

Section 57D-3-31(b) provides that a limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the LLC’s business or preservation of the LLC’s business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct for officers imposed by the North Carolina Limited Liability Company Act or otherwise imposed by other applicable law or the LLC’s operating agreement.

The operating agreement of Keystone WSNC, L.L.C. provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

North Dakota

PSJ Acquisition, LLC is registered under the laws of North Dakota

Section 10-32.1-40 of the North Dakota Limited Liability Company Act provides that a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding if the person reasonably believed that the conduct was in the best interests of the limited liability company or not opposed to the best interests of the company and: (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines; (b) acted in good faith; (c) received no improper personal benefit; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) reasonably believed that the conduct was in the best interests of the company.

The operating agreement of PSJ Acquisition, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Ohio Registrants

(a) HHC Ohio, Inc. is incorporated under the laws of Ohio

Section 1701.13(E)(1) and (2) of the Ohio General Corporation Code provides that a company may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful.

No indemnification may be made (a) for any claim for negligence or misconduct in the performance of the person’s duty to the company, unless authorized by the court; or (b) for any action or suit for unlawful loans, dividends, distribution of assets.

Section 1701.13(E)(3) further provides that to the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1701.13(E)(1) and (2), or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

The articles of incorporation of HHC Ohio, Inc. do not provide for indemnification of directors and officers. The regulations of HHC Ohio, Inc. provide that the corporation shall indemnify, to the full extent permitted by the laws of the state of Ohio, any director, officer against any penalties, fines, settlements and reasonable expenses incurred by such person. The regulations of HHC Ohio, Inc. provide that the corporation shall indemnify an employee or agent of the corporation as permitted or required by common law.

(b) Keystone Richland Center LLC is registered under the laws of Ohio

Section 1706.32 of the Ohio Revised Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person.

Section 1706.26 provides that a person who is a member of a limited liability company is not liable, solely by reason of being a member, for a debt, obligation, or liability of the limited liability company or a series thereof, whether arising in contract, tort, or otherwise; or for the acts or omissions of any other member, agent, or employee of the limited liability company or a series thereof.

The operating agreement of Keystone Richland Center, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager.

Oklahoma Registrants

UHS of Oklahoma, LLC and UHS Oklahoma City LLC are registered under the laws of Oklahoma

Under Section 2017 of the Oklahoma Limited Liability Company Act (the “OKLLCA”), a limited liability company may (a) limit or eliminate the personal liability of a manager for monetary damages for breach of any duty under the OKLLCA or (b) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because such manager is or was a manager of the limited liability company, except, in either case, for any breach of a manager’s duty of loyalty or any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

The operating agreement of UHS of Oklahoma, LLC provides that to the full extent permitted by the law, the company shall indemnify its directors, officers, employees or agents of the corporation. The operating agreement of UHS Oklahoma City LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Pennsylvania Registrants

(a) Pennsylvania Clinical Schools, Inc. and UHS of Pennsylvania, Inc. are incorporated under the laws of Pennsylvania

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, indemnification of officers, directors and employees of the Company.

The articles of incorporation and bylaws of UHS of Pennsylvania, Inc. do not provide for indemnification of directors and officers of the corporation. The articles of incorporation and the bylaws of Pennsylvania Clinical Schools, Inc. provide that to the full extent permitted by the laws of the State of Pennsylvania, the corporation shall indemnify its directors, officers, employees or agents of the corporation.

(b) Gulph Mills Associates, LLC and UHS of Lancaster, LLC are registered under the laws of Pennsylvania

Section 8815(c)(10) of the Pennsylvania Uniform Limited Liability Company Act of 2016 provides that a limited liability company’s operating agreement may not provide indemnification or exoneration in violation of the limitations in Sections 8848(g) (relating to reimbursement, indemnification, advancement and insurance), 8849.1(j) (relating to standards of conduct for members) or 8849.2(h) (relating to standards of conduct for managers).

Section 8848(a) provides that a limited liability company shall reimburse a member of a member-managed company or manager of a manager-managed company for any payment made by the member or in the course of the member’s or manager’s activities on behalf of the company, if the member or manager complied with the applicable provisions of sections 8847 (relating to the management of limited liability company), 8849.1 (relating to standards of conduct for members) and 8849.2 (relating to standards of conduct for managers) in making the payment.

Section 8848(b) provides that a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim does not arise from the person’s breach of section 8845 (relating to limitations on distributions), 8847, 8849.1 or 8849.2. Under Section 8848(c), a corporation may also advance expenses to a director or officer.

Section 8848(g) provides that no indemnification may be made where the act giving rise to the claim for indemnification is determined by a court to constitute recklessness, willful misconduct or a knowing violation of law.

The operating agreement of Gulph Mills Associates, LLC provides that to the extent permitted by law, the company will indemnify its member and manager against any expenses paid or reasonably incurred in connection with any claims or threatened claims incurred as a result of such person’s role with the company. The operating agreement of UHS of Lancaster, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, employee, or other agent for any and all claims incurred as a result of such person acting in their capacity with the company.

South Carolina Registrants

(a) ABS LINCS SC, Inc. and HHC South Carolina, Inc. are incorporated under the laws of South Carolina.

Under Section 33-8-510 of the South Carolina Business Corporation Act of 1988, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The articles of incorporation of each of the South Carolina corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the South Carolina corporation registrants provide that to the full extent permitted by the laws of the State of South Carolina, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) Aiken Regional Medical Centers, LLC, Palmetto Behavioral Health System, L.L.C., Palmetto Lowcountry Behavioral Health, L.L.C., Three Rivers Behavioral Health, LLC and Three Rivers Healthcare Group, LLC are registered under the laws of South Carolina.

Under Section 33-44-403 of the Uniform Limited Liability Company Act of 1996, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreements of each of the South Carolina limited liability company registrants provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Tennessee Registrants

(a) BHC Alhambra Hospital, Inc., BHC Belmont Pines Hospital, Inc., BHC Fairfax Hospital, Inc., BHC Fox Run Hospital, Inc., BHC Fremont Hospital, Inc., BHC Heritage Oaks Hospital, Inc., BHC Intermountain Hospital, Inc., BHC Sierra Vista Hospital, Inc., BHC Streamwood Hospital, Inc., Brentwood Acquisition, Inc., Children’s Comprehensive Services, Inc., North Spring Behavioral Healthcare, Inc., Oak Plains Academy Of Tennessee, Inc., Park Healthcare Company, Psychiatric Solutions Of Virginia, Inc., Southeastern Hospital Corporation and United Healthcare Of Hardin, Inc. are incorporated under the laws of Tennessee.

The Tennessee Business Corporation Act (“TBCA”) sets forth in Sections 48-18-502 through 48-18-509 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received.

In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that a corporation indemnify the director against reasonable expenses incurred in the proceeding unless limited by its charter. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505. Corporations are permitted to indemnify and advance expenses to an officer, employee or expert who is not a director to the extent, consistent with public policy, that may be provided in its charter, bylaws, action by its board, or contract.

Under certain circumstances, a corporation may also advance expenses to a director or officer. Section 48-18-508 of the TBCA also permits a corporation to purchase and maintain insurance on behalf of certain person against liability asserted against or incurred by the individual acting in their official capacity, whether or not the corporation would have the power to indemnify the person against the same liability under applicable law.

The articles of incorporation of Brentwood Acquisition, Inc., Children’s Comprehensive Services, Inc., Oak Plains Academy of Tennessee, Inc., Park Healthcare Company, Psychiatric Solutions of Virginia, Inc. and United Healthcare of Hardin, Inc. do not provide for indemnification of directors and officers. The charters of North Spring Behavioral Healthcare, Inc., BHC Alhambra Hospital, Inc., BHC Belmont Pines Hospital, Inc., BHC Fairfax Hospital, Inc., BHC Fox Run Hospital, Inc., BHC Fremont Hospital, Inc., BHC Heritage Oaks Hospital, Inc., BHC Intermountain Hospital, Inc., BHC Pinnacle Pointe Hospital, Inc., BHC Sierra Vista Hospital, Inc., BHC Streamwood Hospital, Inc. and Southeastern Hospital Corporation provide that each Tennessee Corporation shall indemnify against liability, and advance expenses to, any present or former director or officer of such corporation to the fullest extent allowed by law, except that such corporation shall not indemnify or advance expenses to any director or officer (1) in any proceeding by the corporation against the person; or (2) if the director or officer did not act in good faith.

The bylaws of each of the Tennessee corporation registrants provide that to the full extent permitted by the laws of the State of Tennessee, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) BHC Pinnacle Pointe Hospital, LLC, BHC Properties, LLC, Columbus Hospital Partners, LLC, Holly Hill Hospital, LLC, Keys Group Holdings LLC, Keystone Continuum LLC, Keystone Education And Youth Services, LLC, Keystone Memphis, LLC, Northern Indiana Partners, LLC, Rolling Hills Hospital, LLC, Salt Lake Behavioral Health, LLC, Salt Lake Psychiatric Realty, LLC, Sunstone Behavioral Health, LLC, Tennessee Clinical Schools, LLC, Valle Vista Hospital Partners, LLC and Willow Springs, LLC (together, “the Tennessee LLCs”) are registered under the laws of Tennessee.

The Tennessee Revised Limited Liability Company Act (“TLLCA”) sets forth in Sections 48-249-115(b) through 48-249-115(i) the circumstances governing the indemnification of directors, members, managers, officers, employees and agents of an LLC against liability incurred in the course of their official capacities. Section 48-249-115(b) of the TLLCA provides that an LLC may indemnify any director (for a director-managed LLC), manager (for a manager-managed LLC), or member (for a member-managed LLC) (including when such person is serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of another entity) (each, a “responsible person”) against liability incurred in connection with a proceeding if (i) the person acted in good faith, (ii) the person reasonably believed, in the case of conduct in his or her official capacity with the LLC, that such conduct was in the LLC’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the LLC and (iii) in connection with any criminal proceeding, the responsible person had no reasonable cause to believe that his or her conduct was unlawful.

In actions brought by or in the right of the LLC, however, the TLLCA provides that no indemnification may be made if the person is adjudged to be liable to the LLC. Similarly, the TLLCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a responsible person, if such responsible person is adjudged liable on the basis that a personal benefit was improperly received.

In cases where the responsible person is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a responsible person, Section 48-249-115(c) of the TLLCA mandates that the LLC indemnify the responsible person against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-249-115(e) of the TLLCA provides that a court of competent jurisdiction, upon application, may order that a responsible person be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not responsible persons are entitled, through the provisions of Section 48-249-115(g) of the TLLCA. to the same degree of indemnification afforded to responsible persons under Section 48-249-115. LLC’s are permitted to indemnify and advance expenses to officers, employees, independent contractors or agents who are not responsible persons to the same extent as responsible persons.

Under certain circumstances, an LLC may also advance expenses to a responsible person. Section 48-249-115(h) of the TLLCA also permits an LLC to purchase and maintain insurance on behalf of a responsible person and certain other persons against liability asserted against or incurred by such person acting in that capacity, or arising from such person’s status with the LLC, whether or not the LLC would have the power to indemnify the person against the liability under applicable law.

The articles of organization of Keystone Memphis, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and affiliate of its member and manager or of any of its affiliates for claims arising as a result of such person’s role with the company.

Except as noted below, the operating agreements of each of the Tennessee limited liability company registrants provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

The articles of organization of Keystone Continuum LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and affiliate of its member and manager or of any of its affiliates for claims arising as a result of such person’s role with the company. The operating agreement of Keystone Continuum LLC does not provide indemnification of its members or managers.

The operating agreements of Keystone Memphis, LLC and Salt Lake Behavioral Health, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager and advance expenses for judgments, settlements, penalties, fines or expenses incurred in any proceeding by reason of the fact that such person is or was the member or manager.

(c) BHC of Indiana, General Partnership and Bloomington Meadows, General Partnership are registered under the laws of Tennessee.

BHC of Indiana, General Partnership and Bloomington Meadows, General Partnership are governed under the laws of Tennessee.

Section 61-1-401 of the Tennessee Revised Uniform Partnership Act provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

The partnership agreements of BHC of Indiana, General Partnership and Bloomington Meadows, General Partnership do not provide for the indemnification of partners.

Texas Registrants

(a) Horizon Health Austin, Inc., Meridell Achievement Center, Inc., Northwest Texas Healthcare System, Inc., Temple Behavioral Healthcare Hospital, Inc. and UHS of Timberlawn, Inc. are incorporated under the laws of Texas.

Sections 8.101 and 8.105 of the Texas Business Organizations Code (“TBOC”) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation’s request against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person’s corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

The articles of incorporation of each of the Texas corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Texas corporation registrants provide that to the full extent permitted by the laws of the State of Texas, the corporation shall indemnify directors, officers, employees or agents.

(b) Millwood Hospital, L.P., Neuro Institute Of Austin, L.P., SHC-KPH, LP, Texas Cypress Creek Hospital, L.P., Texas Laurel Ridge Hospital, L.P., Texas Oaks Psychiatric Hospital, L.P., Texas San Marcos Treatment Center, L.P. and Texas West Oaks Hospital, L.P. are registered under the laws of Texas.

The provisions of the TBOC that are applicable to Texas corporations, as discussed above, apply equally to Texas limited partnerships pursuant to Section 8.002(b) of the TBOC.

Except for the limited partnership agreement of Millwood Hospital, L.P., the limited partnership agreements of the Texas registrants referenced above provide that each partnership shall indemnify its general partner, only if the general partner acted in good faith and in the best interest of the limited partnership and the partners, and provided that the claims giving rise to indemnification were not the result of willful misconduct or gross negligence on the part of such general partner. The limited partnership agreement of Millwood Hospital, L.P. provides that each partner shall indemnify the other partners from any and all claims in excess of the other partners’ interests arising out of any transaction contemplated by the limited partnership agreement.

(c) Fannin Management Services, LLC, Horizon Mental Health Management, LLC, Kingwood Pines Hospital, LLC and Mayhill Behavioral Health, LLC are registered under the laws of Texas.

Article 2.20 of the Texas Limited Liability Company Act authorizes a limited liability company to indemnify members and managers, officers, and other persons and purchase and maintain liability insurance for such persons. To the extent that at law or in equity, a member, manager, officer, or other person has duties (including fiduciary duties) and liabilities relating thereto to a limited liability company or to another member or manager, such duties and liabilities may be expanded or restricted by provisions in the regulations.

The operating agreements of Mayhill Behavioral Health, LLC and Fannin Management Services, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, employee, and legal representative of its member and manager for claims and threatened claims arising as a result of such person’s role with the company. The operating agreements of Horizon Mental Health Management, LLC and Kingwood Pines Hospital, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Utah Registrants

Benchmark Behavioral Health System, Inc. and Kids Behavioral Health Of Utah, Inc. are incorporated under the laws of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that (i) pursuant to Subsection 902(5), indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) pursuant to 902(4), the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-907 of the Revised Act permits corporations to indemnify officers and advance expenses to the same extent as a director and in some cases to a greater extent than a director.

The articles of incorporation of each of the Utah corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Utah corporation registrants provide that to the full extent permitted by the laws of the State of Utah, each corporation shall indemnify its directors, officers, employees or agents.

Virginia Registrants

(a) ABS LINCS VA, Inc., Alternative Behavioral Services, Inc., First Hospital Corporation of Virginia Beach and Harbor Point Behavioral Health Center, Inc. are incorporated under the laws of Virginia.

Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Under Section 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation may make further indemnity, including indemnity with respect to a derivative proceeding, if so authorized by its articles of incorporation or a shareholder-approved bylaw or resolution, except for an indemnity against willful misconduct or knowing violation of criminal law. In addition, Section 13.1-692.1 of the Virginia Stock Corporation Act limits the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. Such liability may be further limited or eliminated if so specified in a Virginia corporation’s articles of incorporation or a shareholder-approved bylaw. This limitation or elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law.

The articles of incorporation of Alternative Behavioral Services, Inc. provide that the company may indemnify any officer or director pursuant to Virginia law. The articles of incorporation of First Hospital Corporation of Virginia Beach and Harbor Point Behavioral Health Center, Inc. do not provide for indemnification of directors and officers. The bylaws of each of the Virginia corporation registrants provide that to the full extent permitted by the laws of the State of Virginia, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) ABS LINCS KY, LLC, Cumberland Hospital, LLC, HHC Poplar Springs, LLC, Hughes Center, LLC, Keystone Marion, LLC and Keystone Newport News, LLC are registered under the laws of Virginia.

Subject to any restrictions set forth in its organizational documents, Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The operating agreement of ABS Lincs Kentucky, LLC, Cumberland Hospital, LLC, HHC Poplar Springs, LLC and Hughes Center, LLC each provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates. The operating agreements of Keystone Marion, LLC and Keystone Newport News, LLC each provide that to the fullest extent permitted by law, the company will indemnify its member and manager and advance expenses for judgments, settlements, penalties, fines or expenses incurred in any proceeding by reason of the fact that such person is or was the member or manager.

Wisconsin Registrant

Milwaukee Behavioral Health, LLC is registered under the laws of Wisconsin

Section 183.0408(1) of the Wisconsin Uniform Limited Liability Company Law provides that a limited liability company shall reimburse a member of a member-managed company or the manager of a manager-managed company for any payment made by the member or manager in the course of the member’s or manager’s activities on behalf of the company, if the member or manager complied with ss. 183.0405 (relating to limitations on distributions), 183.0407 (relating to the management of a limited liability company), and 183.0409 (relating to standards of conduct for members and managers) in making the payment.

Section 183.0408(2) provides that a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Sections 183.0405, 183.0407, or 183.0409.

Section 183.0408(3) further provides that a limited liability company may advance reasonable expenses, including attorney fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager, if the person ultimately is determined not to be entitled to indemnification under Section 183.0408(2).

Section 183.0408(4) provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager against liability asserted against or incurred by the member or manager in that capacity or arising from that status even if the company’s operating agreement could not eliminate or limit the person’s liability to the company for the conduct giving rise to the liability.

Section 183.0105 provides that a limited liability company’s operating agreement may not relieve or exonerate a person from liability for (a) willful failure to deal fairly with the company or its members in connection with a matter in which the person has a material conflict of interest; (b) a violation of the criminal law, unless the person had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that it was unlawful; (c) a transaction from which the person derived an improper personal profit; or (d) willful misconduct.

The operating agreement of Milwaukee Behavioral Health, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, employee or agent, and advance expenses for judgments, settlements, penalties, fines or expenses incurred as a result of such person’s role with the company.

West Virginia Registrant

HHC River Park, Inc. is incorporated under the laws of West Virginia

Part 5 of Article 8 of the West Virginia Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations.

Section 31D-8-831(a) of the West Virginia Business Corporation Act provides that a director of a corporation shall not be liable to the corporation or its shareholders for any decision to take or not to take action or any failure to take any action as a director unless the party asserting liability establishes that the articles of incorporation and other law do not preclude liability and the challenged conduct consisted of or was the result of (i) action not in good faith, (ii) a decision (1) which the director did not reasonably believe to be in the best interests of the corporation or (2) as to which the director was not informed to an extent the director reasonably believed appropriate in the circumstances, (iii) a lack of objectivity or independence, (iv) a sustained failure of the director to devote attention to ongoing oversight of the business and affairs of the corporation or (v) receipt of a financial benefit to which the director was not entitled.

The articles of incorporation of HHC River Park, Inc. do not provide for indemnification of directors and officers. The bylaws of HHC River Park, Inc. provide that to the full extent permitted by the laws of the State of West Virginia, the corporation shall indemnify its directors, officers, employees or agents of the corporation.

Item 21. Exhibits and Financial Statement Schedules

No.	Description

4.1	Indenture, dated as of September 21, 2020, by and among the Company, the Subsidiary Guarantors party thereto, MUFG Union Bank, N.A., as trustee, and JPMorgan Chase Bank, N.A., as collateral agent., previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 21, 2020, is incorporated herein by reference.

4.2	Additional Authorized Representative Joinder Agreement, dated as of September 21, 2020, among the Company, the Subsidiary Guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent, the Authorized Representatives specified therein and MUFG Union Bank, N.A., as trustee, as an Additional Authorized Representative, previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 21, 2020, is incorporated herein by reference.

4.3	Registration Rights Agreement, dated as of September 21, 2020, by and among the Company, the Subsidiary Guarantors party thereto, and J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several Initial Purchasers, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 21, 2020, is incorporated herein by reference.

4.4	Indenture, dated as of August 24, 2021, by and among the Company, the Subsidiary Guarantors party thereto, U.S. Bank National Association, as Trustee, and JPMorgan Chase Bank, N.A., as collateral agent, previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 24, 2021, is incorporated herein by reference.

4.5	Additional Authorized Representative Joinder Agreement, dated as of August 24, 2021, among U.S. Bank National Association, as Trustee and Additional Authorized Representative, the Company, the Subsidiary Guarantors party thereto, and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated August 24, 2021, is incorporated herein by reference.

4.6	Supplemental Indenture, dated as of August 24, 2021, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank National Association (as successor to MUFG Union Bank, N.A.), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of September 21, 2020, governing the 2030 Notes, previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated August 24, 2021, is incorporated herein by reference.

4.7	Registration Rights Agreement, dated as of August 24, 2021, by and among the Company, the Subsidiary Guarantors party thereto, and J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and Truist Securities, Inc., as representatives of the several Initial Purchasers, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 24, 2021, is incorporated herein by reference.

4.8	Second Supplemental Indenture, dated as of June 23, 2022, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of September 21, 2020, previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 27, 2022, is incorporated herein by reference.

4.9	First Supplemental Indenture, dated as of June 23, 2022, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of August 24, 2021, previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated June 27, 2022, is incorporated herein by reference.

4.10	Third Supplemental Indenture, dated as of November 4, 2022, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of September 21, 2020, previously filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q dated November 8, 2022, is incorporated herein by reference.

4.11	Second Supplemental Indenture, dated as of November 4, 2022, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of August 24, 2021, previously filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q dated November 8, 2022, is incorporated herein by reference.

5.1	Opinion of Norton Rose Fulbright US LLP.

5.2	Opinion of Matthew D. Klein.

22.1	List of Guarantor Subsidiaries and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of the Registrant, previously filed as Exhibit 22.1 to the Company’s Quarterly Report on Form 10-Q dated November 8, 2022, is incorporated herein by reference.

23.1	Consent of Independent Registered Public Accounting Firm-PricewaterhouseCoopers LLP.

23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

23.3	Consent of Matthew Klein (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages hereof).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indentures dated as of September 21, 2020 and dated as of August 24, 2021.

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3	Form of Letter to Clients.

99.4	Form of Notice of Guaranteed Delivery.

107.1	Fee Calculation Table

Item 22. Undertakings

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6)

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UNIVERSAL HEALTH SERVICES, INC., as Issuer

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Executive Vice President, Chief Financial Officer and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ ALAN B. MILLER Alan B. Miller	Executive Chairman of the Board	November 9, 2022

/s/ MARC D. MILLER Marc D. Miller	Director, President and Chief Executive Officer (Principal Executive Officer)	November 9, 2022

/s/ LAWRENCE S. GIBBS Lawrence S. Gibbs	Director	November 9, 2022

/s/ NINA CHEN-LANGENMAYR Nina Chen-Langenmayr	Director	November 9 , 2022

/s/ EILEEN C. MCDONNELL Eileen C. McDonnell	Director	November 9, 2022

/s/ WARREN J. NIMETZ Warren J. Nimetz	Director	November 9, 2022

/s/ MARIA SINGER Maria Singer	Director	November 9, 2022

Signatures	Title	Date

/s/ ELLIOTT J. SUSSMAN M.D. Elliot J. Sussman M.D.	Director	November 9, 2022

/s/ STEVE FILTON Steve Filton	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS OF DELAWARE, INC.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Executive Vice President, Chief Financial Officer and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MARVIN PEMBER Marvin Pember	President and Director (Principal Executive Officer)	November 9, 2022

/s/ MATTHEW KLEIN Matthew Klein	Director	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

LANCASTER HOSPITAL CORPORATION

MERION BUILDING MANAGEMENT, INC.

NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.

UHS HOLDING COMPANY, INC.

UHS OF CORNERSTONE, INC.

UHS OF CORNERSTONE HOLDINGS, INC.

UHS OF D.C., INC.

UHS-CORONA, INC.

UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.

VALLEY HOSPITAL MEDICAL CENTER, INC.

MCALLEN MEDICAL CENTER, INC.

SPARKS FAMILY HOSPITAL, INC.

UHS OF RIVER PARISHES, INC.

UHS OF TEXOMA, INC.

UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.

TEMECULA VALLEY HOSPITAL, INC.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MARVIN PEMBER Marvin Pember	President and Director (Principal Executive Officer)	November 9, 2022

/s/ MATTHEW KLEIN Matthew Klein	Director	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

ABS LINCS SC, INC.

ABS LINCS VA, INC.

ALLIANCE HEALTH CENTER, INC.

ALTERNATIVE BEHAVIORAL SERVICES, INC.

ASCEND HEALTH CORPORATION

BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.

BHC ALHAMBRA HOSPITAL, INC.

BHC BELMONT PINES HOSPITAL, INC.

BHC FAIRFAX HOSPITAL, INC.

BHC FOX RUN HOSPITAL, INC.

BHC FREMONT HOSPITAL, INC.

BHC HEALTH SERVICES OF NEVADA, INC.

BHC HERITAGE OAKS HOSPITAL, INC.

BHC HOLDINGS, INC.

BHC INTERMOUNTAIN HOSPITAL, INC.

BHC MONTEVISTA HOSPITAL, INC.

BHC SIERRA VISTA HOSPITAL, INC.

BHC STREAMWOOD HOSPITAL, INC.

BRENTWOOD ACQUISITION, INC.

BRENTWOOD ACQUISITION-SHREVEPORT, INC.

BRYNN MARR HOSPITAL, INC.

CALVARY CENTER, INC.

CANYON RIDGE HOSPITAL, INC.

CCS/LANSING, INC.

CEDAR SPRINGS HOSPITAL, INC.

CHILDREN’S COMPREHENSIVE SERVICES, INC.

DEL AMO HOSPITAL, INC.

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH

FORT LAUDERDALE HOSPITAL, INC.

FRN, INC.

FRONTLINE BEHAVIORAL HEALTH, INC.

GREAT PLAINS HOSPITAL, INC.

GULF COAST TREATMENT CENTER, INC.

HARBOR POINT BEHAVIORAL HEALTH CENTER, INC.

HAVENWYCK HOSPITAL INC.

HHC AUGUSTA, INC.

HHC DELAWARE, INC.

HHC INDIANA, INC.

HHC OHIO, INC.

HHC RIVER PARK, INC.

HHC SOUTH CAROLINA, INC.

HHC ST. SIMONS, INC.

HORIZON HEALTH AUSTIN, INC.

HORIZON HEALTH CORPORATION

HSA HILL CREST CORPORATION

KIDS BEHAVIORAL HEALTH OF UTAH, INC.

LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.

MERIDELL ACHIEVEMENT CENTER, INC.

MICHIGAN PSYCHIATRIC SERVICES, INC.

NORTH SPRING BEHAVIORAL HEALTHCARE, INC.

OAK PLAINS ACADEMY OF TENNESSEE, INC.

PENNSYLVANIA CLINICAL SCHOOLS, INC.

PREMIER BEHAVIORAL SOLUTIONS, INC.

PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.

PSYCHIATRIC SOLUTIONS, INC.

PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.

RAMSAY YOUTH SERVICES OF GEORGIA, INC.

RIVER OAKS, INC.

RIVEREDGE HOSPITAL HOLDINGS, INC.

SOUTHEASTERN HOSPITAL CORPORATION

SPRINGFIELD HOSPITAL, INC.

STONINGTON BEHAVIORAL HEALTH, INC.

SUMMIT OAKS HOSPITAL, INC.

TEMPLE BEHAVIORAL HEALTHCARE HOSPITAL, INC.

THE ARBOUR, INC.

TWO RIVERS PSYCHIATRIC HOSPITAL, INC.

UHS CHILDREN SERVICES, INC.

UHS OF DENVER, INC.

UHS OF FAIRMOUNT, INC.

UHS OF FULLER, INC.

UHS OF GEORGIA, INC.

UHS OF GEORGIA HOLDINGS, INC.

UHS OF HAMPTON, INC.

UHS OF HARTGROVE, INC

UHS OF PARKWOOD, INC.

UHS OF PENNSYLVANIA, INC.

UHS OF PROVO CANYON, INC.

UHS OF PUERTO RICO, INC.

UHS OF SPRING MOUNTAIN, INC.

UHS OF TIMBERLAWN, INC.

UHS OF TIMPANOGOS, INC.

UHS OF WESTWOOD PEMBROKE, INC.

UHS OF WYOMING, INC.

UHS SAHARA, INC.

UNITED HEALTHCARE OF HARDIN, INC.

WINDMOOR HEALTHCARE INC.

WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.

WISCONSIN AVENUE PSYCHIATRIC CENTER, INC. UHS OF MADERA, INC.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	November 9, 2022

/s/ THOMAS DAY Thomas Day	Director	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC

PALM POINT BEHAVIORAL HEALTH, LLC

TENNESSEE CLINICAL SCHOOLS, LLC

THE BRIDGEWAY, LLC

TURNING POINT CARE CENTER, LLC

UHS OF BENTON, LLC

UHS OF BOWLING GREEN, LLC

UHS OF DOVER, L.L.C.

UHS OF GREENVILLE, LLC

UHS OF LAKESIDE, LLC

UHS OF PHOENIX, LLC

UHS OF RIDGE, LLC

UHS OF ROCKFORD, LLC

UHS OF TUCSON, LLC

UHS SUB III, LLC

PASTEUR HEALTHCARE PROPERTIES, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

Signatures	Title	Date

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer); and Chief Financial Officer President of Universal Health Services, Inc. as sole member of the general partner of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

FORT DUNCAN MEDICAL CENTER, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MARVIN PEMBER Marvin Pember	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of general partner of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

FRONTLINE HOSPITAL, LLC FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

KEYS GROUP HOLDINGS LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

KEYSTONE/CCS PARTNERS LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

KEYSTONE CONTINUUM, LLC KEYSTONE NPS LLC KEYSTONE RICHLAND CENTER LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

KEYSTONE EDUCATION AND YOUTH SERVICES, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

KEYSTONE MARION, LLC KEYSTONE MEMPHIS, LLC KEYSTONE NEWPORT NEWS, LLC KEYSTONE WSNC, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

MANATEE MEMORIAL HOSPITAL, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MARVIN PEMBER Marvin Pember	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer); and Vice President of general partner of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

MCALLEN HOSPITALS, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MARVIN PEMBER Marvin Pember	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of partners of registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

GULPH MILLS ASSOCIATES, LLC

TBD ACQUISITION II, LLC

UHS KENTUCKY HOLDINGS, L.L.C.

UHS OF LANCASTER, LLC

UHS OF NEW ORLEANS, LLC

UHS OF OKLAHOMA, LLC

AZ HOLDING 4, LLC

UHS MIDWEST BEHAVIORAL HEALTH, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS OF ANCHOR, L.P. UHS OF LAUREL HEIGHTS, L.P. UHS OF PEACHFORD, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS OF CENTENNIAL PEAKS, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS OF DOYLESTOWN, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS OF SALT LAKE CITY, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS OF SAVANNAH, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS OKLAHOMA CITY LLC UHS OF SPRINGWOODS, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS OF SUMMITRIDGE, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

PSYCHIATRIC SOLUTIONS HOSPITALS, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

DIAMOND GROVE CENTER, LLC
KMI ACQUISITION, LLC
LIBERTY POINT BEHAVIORAL HEALTHCARE, LLC
PSJ ACQUISITION, LLC
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC
SUNSTONE BEHAVIORAL HEALTH, LLC
TBD ACQUISITION, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

ATLANTIC SHORES HOSPITAL, LLC

EMERALD COAST BEHAVIORAL HOSPITAL, LLC

OCALA BEHAVIORAL HEALTH, LLC

PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC

RAMSAY MANAGED CARE, LLC

SAMSON PROPERTIES, LLC

TBJ BEHAVIORAL CENTER, LLC

THREE RIVERS HEALTHCARE GROUP, LLC WEKIVA SPRINGS CENTER, LLC

ZEUS ENDEAVORS, LLC

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

THREE RIVERS BEHAVIORAL HEALTH, LLC

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

THE NATIONAL DEAF ACADEMY, LLC

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

WILLOW SPRINGS, LLC

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

BEHAVIORAL HEALTHCARE LLC

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

BHC PINNACLE POINTE HOSPITAL, LLC

BHC PROPERTIES, LLC

COLUMBUS HOSPITAL PARTNERS, LLC HOLLY HILL HOSPITAL, LLC

LEBANON HOSPITAL PARTNERS, LLC NORTHERN INDIANA PARTNERS, LLC

ROLLING HILLS HOSPITAL, LLC

VALLE VISTA HOSPITAL PARTNERS, LLC

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

BHC MESILLA VALLEY HOSPITAL, LLC BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC CUMBERLAND HOSPITAL PARTNERS, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

CUMBERLAND HOSPITAL, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of members of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

VALLE VISTA, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of members of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

HORIZON HEALTH HOSPITAL SERVICES, LLC HORIZON MENTAL HEALTH MANAGEMENT, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

HHC PENNSYLVANIA, LLC HHC POPLAR SPRINGS, LLC KINGWOOD PINES HOSPITAL, LLC SCHICK SHADEL OF FLORIDA, LLC TOLEDO HOLDING CO., LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

HICKORY TRAIL HOSPITAL, L.P.

MILLWOOD HOSPITAL, L.P.

NEURO INSTITUTE OF AUSTIN, L.P.

TEXAS CYPRESS CREEK HOSPITAL, L.P. TEXAS LAUREL RIDGE HOSPITAL, L.P.

TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.

TEXAS SAN MARCOS TREATMENT CENTER, L.P.

TEXAS WEST OAKS HOSPITAL, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of partners of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

SHC-KPH, LP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of partners of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

H.C. PARTNERSHIP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of general partners of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

BHC OF INDIANA, GENERAL PARTNERSHIP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of general partners of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

INDEPENDENCE PHYSICIAN MANAGEMENT, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

BEHAVIORAL HEALTH MANAGEMENT, LLC

BEHAVIORAL HEALTH REALTY, LLC

CAT REALTY, LLC

CAT SEATTLE, LLC

MAYHILL BEHAVIORAL HEALTH, LLC

PSYCHIATRIC REALTY, LLC

RR RECOVERY, LLC

SALT LAKE BEHAVIORAL HEALTH, LLC

SALT LAKE PSYCHIATRIC REALTY, LLC

UBH OF OREGON, LLC

UBH OF PHOENIX, LLC

UBH OF PHOENIX REALTY, LLC

UNIVERSITY BEHAVIORAL HEALTH OF EL PASO, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

GARFIELD PARK HOSPITAL, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

ABS LINCS KY, LLC HUGHES CENTER, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

VALLEY HEALTH SYSTEM LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHP LP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of general partner of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

BEACH 77 LP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

CORAL SHORES BEHAVIORAL HEALTH, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

DVH HOSPITAL ALLIANCE LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MARVIN PEMBER Marvin Pember	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS FUNDING, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of members of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

MILWAUKEE BEHAVIORAL HEALTH, LLC

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer); and	November 9, 2022

Vice President of the members of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

FANNIN MANAGEMENT SERVICES, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MARVIN PEMBER Marvin Pember	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

RIDGE OUTPATIENT COUNSELING, L.L.C.

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

RIVERSIDE MEDICAL CLINIC PATIENT SERVICES, L.L.C.

By:	/S/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

BLOOMINGTON MEADOWS, GENERAL PARTNERSHIP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of general partners of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHSL, L.L.C. UHSD, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

DISTRICT HOSPITAL PARTNERS, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MARVIN PEMBER Marvin Pember	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

UHS CAPITOL ACQUISITION, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MARVIN PEMBER Marvin Pember	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer)	November 9, 2022

Vice President of sole member of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

H.C. CORPORATION

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

PARK HEALTHCARE COMPANY

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

TEXAS HOSPITAL HOLDINGS, INC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

FOREST VIEW PSYCHIATRIC HOSPITAL, INC.
UHS HOLDING COMPANY, INC.
UHS OF RIVER PARISHES, INC.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	November 9, 2022

/s/ THOMAS DAY Thomas Day	Director	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

PENDLETON METHODIST HOSPITAL, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

AIKEN REGIONAL MEDICAL CENTERS, LLC
WELLINGTON REGIONAL MEDICAL CENTER, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MARVIN PEMBER Marvin Pember	President and Director (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

SP BEHAVIORAL, LLC
UNIVERSITY BEHAVIORAL, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on November 9, 2022.

DHP 2131 K ST, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MARVIN PEMBER Marvin Pember	President and Director (Principal Executive Officer)	November 9, 2022

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	November 9, 2022